                                   EXHIBIT 4.1

================================================================================

                          LONG BEACH SECURITIES CORP.,
                                    Depositor

                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer

                     FEDERAL NATIONAL MORTGAGE ASSOCIATION,
              Guarantor (with respect to the Class I-A Certificates
                        and the Class I-S1 Certificates)

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     Trustee

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                               Trust Administrator

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2002

                                   ----------

                      Long Beach Mortgage Loan Trust 2002-2

                    Asset-Backed Certificates, Series 2002-2

================================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I DEFINITIONS..........................................................................................17
   Section 1.01    Defined Terms...............................................................................17
   Section 1.02    Accounting..................................................................................94
   Section 1.03    Allocation of Certain Interest Shortfalls...................................................94
   Section 1.04    Rights of the NIMS Insurer and the Guarantor................................................97

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES.....................................98
   Section 2.01    Conveyance of Mortgage Loans................................................................98
   Section 2.02    Acceptance of REMIC 1A and REMIC 1B by the Trustee.........................................101
   Section 2.03    Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for
                   Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to
                   Prepayment Charges.........................................................................102
   Section 2.04    Representations, Warranties and Covenants of the Master Servicer...........................105
   Section 2.05    Representations and Warranties of the Depositor............................................107
   Section 2.06    Issuance of Certificates...................................................................109
   Section 2.07    Reserved...................................................................................110
   Section 2.08    Conveyance of REMIC Regular Interests and Acceptance of REMIC 1A and REMIC 1B
                   by the Trustee; Issuance of Certificates...................................................110

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS................................................112
   Section 3.01    Master Servicer to Act as Master Servicer..................................................112
   Section 3.02    Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.....................114
   Section 3.03    Successor Sub-Servicers....................................................................115
   Section 3.04    Liability of the Master Servicer...........................................................115
   Section 3.05    No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the
                   Guarantor, the Trustee, the Trust Administrator or Certificateholders......................116
   Section 3.06    Assumption or Termination of Sub-Servicing Agreements by Trust Administrator...............116
   Section 3.07    Collection of Certain Mortgage Loan Payments...............................................116
   Section 3.08    Sub-Servicing Accounts.....................................................................118
   Section 3.09    Collection of Taxes, Assessments and Similar Items; Servicing Accounts.....................118
   Section 3.10    Collection Account and Distribution Account................................................119
   Section 3.11    Withdrawals from the Collection Account and Distribution Account...........................121
   Section 3.12    Investment of Funds in the Collection Account and the Distribution Account.................123
   Section 3.13    Agreement to Appoint a Special Servicer....................................................124

   Section 3.14    Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.............126
   Section 3.15    Enforcement of Due-On-Sale Clauses; Assumption Agreements..................................128
   Section 3.16    Realization Upon Defaulted Mortgage Loans..................................................129
   Section 3.17    Trustee and Trust Administrator to Cooperate; Release of Mortgage Files....................132
   Section 3.18    Servicing Compensation.....................................................................133
   Section 3.19    Reports to the Trustee and the Trust Administrator; Collection Account Statements..........133
   Section 3.20    Statement as to Compliance.................................................................134
   Section 3.21    Independent Public Accountants' Servicing Report...........................................134
   Section 3.22    Access to Certain Documentation............................................................135
   Section 3.23    Title, Management and Disposition of REO Property..........................................135
   Section 3.24    Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls............138
   Section 3.25    Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.......139
   Section 3.26    Net WAC Reserve Funds......................................................................139
   Section 3.27    Advance Facility...........................................................................141
   Section 3.28    Policy; Claims Under the PMI Policy........................................................142
   Section 3.29    Group I Mortgage Loans Subject to Relief Act...............................................142
   Section 3.30    Cap Reserve Funds..........................................................................142

ARTICLE IV FLOW OF FUNDS......................................................................................145
   Section 4.01    Distributions..............................................................................145
   Section 4.02    Preference Claims..........................................................................160
   Section 4.03    Statements.................................................................................161
   Section 4.04    Remittance Reports; Advances...............................................................165
   Section 4.05    Distributions on the REMIC Regular Interests...............................................166
   Section 4.06    Allocation of Realized Losses..............................................................173
   Section 4.07    Compliance with Withholding Requirements...................................................177
   Section 4.08    Commission Reporting.......................................................................177
   Section 4.09    The Guaranty...............................................................................177

ARTICLE V THE CERTIFICATES....................................................................................178
   Section 5.01    The Certificates...........................................................................178
   Section 5.02    Registration of Transfer and Exchange of Certificates......................................180
   Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates..........................................184
   Section 5.04    Persons Deemed Owners......................................................................185

ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR..............................................................185
   Section 6.01    Liability of the Master Servicer and the Depositor.........................................185
   Section 6.02    Merger or Consolidation of the Depositor or the Master Servicer............................185

   Section 6.03    Limitation on Liability of the Depositor, the Master Servicer and Others...................186
   Section 6.04    Limitation on Resignation of Master Servicer...............................................187
   Section 6.05    Rights of the Depositor, the NIMS Insurer, the Guarantor, the Trustee and the Trust
                   Administrator in Respect of the Master Servicer............................................187

ARTICLE VII DEFAULT...........................................................................................188
   Section 7.01    Master Servicer Events of Default..........................................................188
   Section 7.02    Trust Administrator to Act; Appointment of Successor.......................................191
   Section 7.03    Notification to Certificateholders.........................................................193
   Section 7.04    Waiver of Master Servicer Events of Default................................................193

ARTICLE VIII THE TRUSTEE AND THE TRUST ADMINISTRATOR..........................................................193
   Section 8.01    Duties of Trustee and Trust Administrator..................................................193
   Section 8.02    Certain Matters Affecting the Trustee and the Trust Administrator..........................194
   Section 8.03    Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans..........196
   Section 8.04    Trustee and Trust Administrator May Own Certificates.......................................197
   Section 8.05    Trustee's and Trust Administrator's Fees and Expenses......................................197
   Section 8.06    Eligibility Requirements for Trustee and Trust Administrator...............................198
   Section 8.07    Resignation or Removal of Trustee and Trust Administrator..................................198
   Section 8.08    Successor Trustee or Trust Administrator...................................................200
   Section 8.09    Merger or Consolidation of Trustee or Trust Administrator..................................200
   Section 8.10    Appointment of Co-Trustee or Separate Trustee..............................................201
   Section 8.11    Appointment of Custodians..................................................................202
   Section 8.12    Appointment of Office or Agency............................................................202
   Section 8.13    Representations and Warranties of the Trustee and the Trust Administrator..................202
   Section 8.14    Cap Agreement..............................................................................203

ARTICLE IX TERMINATION........................................................................................203
   Section 9.01    Termination Upon Purchase or Liquidation of All Mortgage Loans.............................203
   Section 9.02    Additional Termination Requirements........................................................206

ARTICLE X REMIC PROVISIONS....................................................................................206
   Section 10.01   REMIC Administration.......................................................................206
   Section 10.02   Prohibited Transactions and Activities.....................................................210
   Section 10.03   Trustee, Trust Administrator, Master Servicer and Depositor Indemnification................210

ARTICLE XI MISCELLANEOUS PROVISIONS...........................................................................211
   Section 11.01   Amendment..................................................................................211
   Section 11.02   Recordation of Agreement; Counterparts.....................................................213
   Section 11.03   Limitation on Rights of Certificateholders.................................................213

   Section 11.04   Governing Law; Jurisdiction................................................................214
   Section 11.05   Notices....................................................................................214
   Section 11.06   Severability of Provisions.................................................................214
   Section 11.07   Notice to the Rating Agencies, the NIMS Insurer and the Guarantor..........................215
   Section 11.08   Article and Section References.............................................................216
   Section 11.09   Third-Party Beneficiaries..................................................................216
   Section 11.10   Grant of Security Interest.................................................................216

                                    Exhibits
                                    --------

Exhibit A-1    Form of Class I-A Certificates
Exhibit A-2    Form of Class II-A Certificates
Exhibit A-3    Form of Class I-S1 Certificates
Exhibit A-4    Form of Class I-S2 Certificates
Exhibit A-5    Form of Class II-S1 Certificates
Exhibit A-6    Form of Class II-S2 Certificates
Exhibit A-7    Form of Class II-M1 Certificates
Exhibit A-8    Form of Class M2 Certificates
Exhibit A-9    Form of Class M3 Certificates
Exhibit A-10   Form of Class M4A Certificates
Exhibit A-11   Form of Class M4B Certificates
Exhibit A-12   Form of Class I-C Certificates
Exhibit A-13   Form of Class II-C Certificates
Exhibit A-14   Form of Class I-P Certificates
Exhibit A-15   Form of Class II-P Certificates
Exhibit A-16   Form of Class R Certificates
Exhibit A-17   Form of Class R-X Certificates
Exhibit B-1    Form of Group I Cap Agreement
Exhibit B-2    Form of Group II Cap Agreement
Exhibit C      Form of Mortgage Loan Purchase Agreement
Exhibit D      Mortgage Loan Schedule
Exhibit E-1    Request for Release (for Trust Administrator/Custodian)
Exhibit E-2    Request for Release (Certificate - Mortgage Loan Paid in Full)
Exhibit F-1    Form of Trust Administrator's Initial Certification
Exhibit F-2    Form of Trust Administrator's Final Certification
Exhibit G      Relief Act Forms
Exhibit H      Form of Lost Note Affidavit
Exhibit I      Form of ERISA Representation
Exhibit J      Form of Investment Letter
Exhibit K      Form of Class R Certificate and Class R-X Certificate Transfer Affidavit
Exhibit L      Form of Transferor Certificate

                                    Schedules
                                    ---------

Schedule I     Prepayment Charge Schedule
Schedule II    Cap Premium Schedules
Schedule III   [Reserved]
Schedule IV    PMI Mortgage Loan Schedule (Not applicable)

     This POOLING AND SERVICING AGREEMENT is dated as of June 1, 2002 (the "Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"), LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer"), FEDERAL NATIONAL MORTGAGE ASSOCIATION, as Guarantor of the Class I-A Certificates and the Class I-S1 Certificates (the "Guarantor"), WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trust administrator (the "Trust Administrator").

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of seventeen classes of certificates, designated as (i) the Class I-A Certificates, (ii) the Class II-A Certificates, (iii) the Class I-S1 Certificates, (iv) the Class II-S1 Certificates, (v) the Class II-M1 Certificates, (vi) the Class M2 Certificates,
(vii) the Class M3 Certificates, (viii) the Class M4A Certificates, (ix) the Class M4B Certificates; (x) the Class I-S2 Certificates, (xi) the Class II-S2 Certificates, (xii) the Class I-C Certificates, (xiii) the Class II-C Certificates, (xiv) the Class I-P Certificates, (xv) the Class II-P Certificates, (xvi) the Class R Certificates and (xvii) the Class R-X Certificates. For purposes of determining distributions of principal and interest and the allocation of losses realized on Mortgage Loans, the Class M2 Certificates will consist of two Components: I-M2 Component and II-M2 Component, the Class M3 Certificates will consist of two Components: I-M3 Component and II-M3 Component, the Class M4A Certificates will consist of two Components:
I-M4A Component and II-M4A Component and the Class M4B Certificates will consist of two Components: I-M4B Component and II-M4B Component. For federal and state income tax purposes, each Component will be treated as a separate regular interest in a real estate mortgage investment conduit (a "REMIC").

                                    REMIC 1A

     As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Group I Reserve Funds and the Master Servicer Prepayment Charge Payment Amounts with respect to the Group I Mortgage Loans) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1A." The Class R-1A Interest will represent the sole class of "residual interests" in REMIC 1A for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1A Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1A Regular Interests. None of the REMIC 1A Regular Interests will be certificated.

               Uncertificated
                  REMIC 1A        Initial Uncertificated    Assumed Final
Designation   Pass-Through Rate     Principal Balance      Maturity Date(1)
-----------   -----------------   ----------------------   ----------------
 LT1A-A           Variable(2)         $456,887,820.87         July 2032
 LT1A-B           Variable(2)            8,845,580.80         July 2032
 LT1ACF-1         Variable(2)           37,084,698.00         July 2032
 LT1ACF-2         Variable(2)            1,568,885.00         July 2032
 LT1ACF-3         Variable(2)            1,625,476.00         July 2032
 LT1ACF-4         Variable(2)            1,683,208.00         July 2032
 LT1ACF-5         Variable(2)            1,718,795.00         July 2032
 LT1ACF-6         Variable(2)            1,780,682.00         July 2032
 LT1ACF-7         Variable(2)            1,819,562.00         July 2032
 LT1ACF-8         Variable(2)            3,076,052.00         July 2032
 LT1ACF-9         Variable(2)            3,275,583.00         July 2032
 LT1ACF-10        Variable(2)            3,488,484.00         July 2032
 LT1ACF-11        Variable(2)            3,715,667.00         July 2032
 LT1ACF-12        Variable(2)            3,958,107.00         July 2032
 LT1ACF-13        Variable(2)            4,226,370.00         July 2032
 LT1ACF-14        Variable(2)            2,546,898.00         July 2032
 LT1ACF-15        Variable(2)            2,633,660.00         July 2032
 LT1ACF-16        Variable(2)            2,714,401.00         July 2032
 LT1ACF-17        Variable(2)            2,804,069.00         July 2032
 LT1ACF-18        Variable(2)            2,899,572.00         July 2032
 LT1ACF-19        Variable(2)            2,896,285.00         July 2032
 LT1ACF-20        Variable(2)            3,193,109.00         July 2032
 LT1ACF-21        Variable(2)            3,129,386.00         July 2032
 LT1ACF-22        Variable(2)            3,055,446.00         July 2032
 LT1ACF-23        Variable(2)            2,971,922.00         July 2032
 LT1ACF-24        Variable(2)            2,854,135.00         July 2032
 LT1ACF-25        Variable(2)            2,752,189.00         July 2032
 LT1ACF-26        Variable(2)            2,614,979.00         July 2032
 LT1ACF-27        Variable(2)            2,468,944.00         July 2032

               Uncertificated
                  REMIC 1A        Initial Uncertificated    Assumed Final
Designation   Pass-Through Rate     Principal Balance      Maturity Date(1)
-----------   -----------------   ----------------------   ----------------
 LT1ACF-28        Variable(2)            2,314,756.00         July 2032
 LT1ACF-29        Variable(2)            2,153,120.00         July 2032
 LT1ACF-30        Variable(2)            1,935,502.00         July 2032
 LT1ACF-31        Variable(2)            1,761,143.00         July 2032
 LT1ACF-32        Variable(2)            1,582,072.00         July 2032
 LT1ACF-33        Variable(2)            1,399,377.00         July 2032
 LT1ACF-34        Variable(2)            1,213,834.00         July 2032
 LT1ACF-35        Variable(2)            1,026,323.00         July 2032
   LT1A-P         Variable(2)                  100.00         July 2032

----------
    (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1A Regular Interest.

    (2) Calculated in accordance with the definition of "Uncertificated REMIC 1A Pass-Through Rate" herein.

                                    REMIC 1B

     As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Group II Reserve Funds and the Master Servicer Prepayment Charge Payment Amounts with respect to Group II Mortgage Loans) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1B." The Class R-1B Interest will represent the sole class of "residual interests" in REMIC 1B for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1B Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1B Regular Interests. None of the REMIC 1B Regular Interests will be certificated.

               Uncertificated
                  REMIC 1B        Initial Uncertificated    Assumed Final
Designation   Pass-Through Rate     Principal Balance      Maturity Date(1)
-----------   -----------------   ----------------------   ----------------
 LT1B-A           Variable(2)         $326,767,836.93         July 2032
 LT1BCF-1         Variable(2)           26,604,008.00         July 2032
 LT1BCF-2         Variable(2)            1,097,336.00         July 2032
 LT1BCF-3         Variable(2)            1,134,430.00         July 2032
 LT1BCF-4         Variable(2)            1,174,491.00         July 2032
 LT1BCF-5         Variable(2)            1,197,315.00         July 2032
 LT1BCF-6         Variable(2)            1,239,869.00         July 2032
 LT1BCF-7         Variable(2)            1,266,914.00         July 2032
 LT1BCF-8         Variable(2)            2,029,117.00         July 2032
 LT1BCF-9         Variable(2)            2,189,157.00         July 2032
 LT1BCF-10        Variable(2)            2,326,933.00         July 2032
 LT1BCF-11        Variable(2)            2,493,816.00         July 2032
 LT1BCF-12        Variable(2)            2,652,593.00         July 2032
 LT1BCF-13        Variable(2)            2,827,238.00         July 2032
 LT1BCF-14        Variable(2)            1,834,393.00         July 2032
 LT1BCF-15        Variable(2)            1,846,091.00         July 2032
 LT1BCF-16        Variable(2)            1,905,533.00         July 2032
 LT1BCF-17        Variable(2)            1,936,376.00         July 2032
 LT1BCF-18        Variable(2)            2,001,953.00         July 2032
 LT1BCF-19        Variable(2)            2,010,560.00         July 2032
 LT1BCF-20        Variable(2)            2,193,354.00         July 2032
 LT1BCF-21        Variable(2)            2,171,431.00         July 2032
 LT1BCF-22        Variable(2)            2,133,648.00         July 2032
 LT1BCF-23        Variable(2)            2,093,523.00         July 2032
 LT1BCF-24        Variable(2)            2,025,842.00         July 2032
 LT1BCF-25        Variable(2)            1,956,555.00         July 2032
 LT1BCF-26        Variable(2)            1,861,198.00         July 2032
 LT1BCF-27        Variable(2)            1,759,514.00         July 2032
 LT1BCF-28        Variable(2)            1,650,688.00         July 2032

               Uncertificated
                  REMIC 1B        Initial Uncertificated    Assumed Final
Designation   Pass-Through Rate     Principal Balance      Maturity Date1
-----------   -----------------   ----------------------   --------------
 LT1BCF-29      Variable(2)              1,536,478.00         July 2032
 LT1BCF-30      Variable(2)              1,386,059.00         July 2032
 LT1BCF-31      Variable(2)              1,262,643.00         July 2032
 LT1BCF-32      Variable(2)              1,135,795.00         July 2032
 LT1BCF-33      Variable(2)              1,006,270.00         July 2032
 LT1BCF-34      Variable(2)                874,644.00         July 2032
 LT1BCF-35      Variable(2)                741,544.00         July 2032
 LT1B-P         Variable(2)                    100.00         July 2032

----------
   (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1B Regular Interest.

   (2) Calculated in accordance with the definition of "Uncertificated REMIC 1B Pass-Through Rate" herein.

                                     REMIC 2

     As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 1A Regular Interests and the REMIC 1B Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

              Uncertificated
                 REMIC 2
               Pass-Through    Initial Uncertificated     Rate Change     Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
LT2A-A         Variable(2)         $464,110,511.87            N/A             July 2032
LT2A-B         Variable(2)            8,845,580.80            N/A             July 2032
LT2AS1-1       Variable(2)              48,750,000            N/A             July 2032
LT2AS1-2       Variable(2)              10,080,000            N/A             July 2032
LT2AS1-3       Variable(2)               8,200,000            N/A             July 2032
LT2AS1-4       Variable(2)               9,360,000            N/A             July 2032
LT2AS1-5       Variable(2)              10,770,000            N/A             July 2032
LT2AS1-6       Variable(2)              11,920,000            N/A             July 2032
LT2AS1-7       Variable(2)              15,640,000            N/A             July 2032
LT2ACF-1       Variable(3)                     N/A(4)        May 2005         July 2032
LT2ACF-2       Variable(3)                     N/A(4)       April 2005        July 2032
LT2ACF-3       Variable(3)                     N/A(4)       March 2005        July 2032
LT2ACF-4       Variable(3)                     N/A(4)      February 2005      July 2032
LT2ACF-5       Variable(3)                     N/A(4)      January 2005       July 2032
LT2ACF-6       Variable(3)                     N/A(4)      December 2004      July 2032
LT2ACF-7       Variable(3)                     N/A(4)      November 2004      July 2032
LT2ACF-8       Variable(3)                     N/A(4)      October 2004       July 2032
LT2ACF-9       Variable(3)                     N/A(4)     September 2004      July 2032
LT2ACF-10      Variable(3)                     N/A(4)       August 2004       July 2032
LT2ACF-11      Variable(3)                     N/A(4)        July 2004        July 2032
LT2ACF-12      Variable(3)                     N/A(4)        June 2004        July 2032
LT2ACF-13      Variable(3)                     N/A(4)        May 2004         July 2032
LT2ACF-14      Variable(3)                     N/A(4)       April 2004        July 2032
LT2ACF-15      Variable(3)                     N/A(4)       March 2004        July 2032
LT2ACF-16      Variable(3)                     N/A(4)      February 2004      July 2032
LT2ACF-17      Variable(3)                     N/A(4)      January 2004       July 2032
LT2ACF-18      Variable(3)                     N/A(4)      December 2003      July 2032
LT2ACF-19      Variable(3)                     N/A(4)      November 2003      July 2032
LT2ACF-20      Variable(3)                     N/A(4)      October 2003       July 2032
LT2ACF-21      Variable(3)                     N/A(4)     September 2003      July 2032
LT2ACF-22      Variable(3)                     N/A(4)       August 2003       July 2032
LT2ACF-23      Variable(3)                     N/A(4)        July 2003        July 2032

              Uncertificated
                 REMIC 2
               Pass-Through    Initial Uncertificated     Rate Change     Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
 LT2ACF-24     Variable(3)                     N/A(4)      June 2003        July 2032
 LT2ACF-25     Variable(3)                     N/A(4)      May 2003         July 2032
 LT2ACF-26     Variable(3)                     N/A(4)     April 2003        July 2032
 LT2ACF-27     Variable(3)                     N/A(4)     March 2003        July 2032
 LT2ACF-28     Variable(3)                     N/A(4)      February 2003    July 2032
 LT2ACF-29     Variable(3)                     N/A(4)      January 2003     July 2032
 LT2ACF-30     Variable(3)                     N/A(4)      December 2002    July 2032
 LT2ACF-31     Variable(3)                     N/A(4)      November 2002    July 2032
 LT2ACF-32     Variable(3)                     N/A(4)      October 2002     July 2032
 LT2ACF-33     Variable(3)                     N/A(4)     September 2002    July 2032
 LT2ACF-34     Variable(3)                     N/A(4)       August 2002     July 2032
 LT2ACF-35     Variable(3)                     N/A(4)        July 2002      July 2032
 LT2A-P        Variable(2)         $        100.00            N/A           July 2032
 LT2B-A        Variable(2)          333,485,145.93            N/A           July 2032
 LT2BS1-1      Variable(2)              34,500,000            N/A           July 2032
 LT2BS1-2      Variable(2)               7,280,000            N/A           July 2032
 LT2BS1-3      Variable(2)               5,790,000            N/A           July 2032
 LT2BS1-4      Variable(2)               6,640,000            N/A           July 2032
 LT2BS1-5      Variable(2)               7,490,000            N/A           July 2032
 LT2BS1-6      Variable(2)               8,330,000            N/A           July 2032
 LT2BS1-7      Variable(2)               8,810,000            N/A           July 2032
 LT2BCF-1      Variable(3)                     N/A(5)      May 2005         July 2032
 LT2BCF-2      Variable(3)                     N/A(5)     April 2005        July 2032
 LT2BCF-3      Variable(3)                     N/A(5)     March 2005        July 2032
 LT2BCF-4      Variable(3)                     N/A(5)    February 2005      July 2032
 LT2BCF-5      Variable(3)                     N/A(5)    January 2005       July 2032
 LT2BCF-6      Variable(3)                     N/A(5)    December 2004      July 2032
 LT2BCF-7      Variable(3)                     N/A(5)    November 2004      July 2032
 LT2BCF-8      Variable(3)                     N/A(5)    October 2004       July 2032
 LT2BCF-9      Variable(3)                     N/A(5)   September 2004      July 2032
 LT2BCF-10     Variable(3)                     N/A(5)     August 2004       July 2032
 LT2BCF-11     Variable(3)                     N/A(5)      July 2004        July 2032
 LT2BCF-12     Variable(3)                     N/A(5)      June 2004        July 2032
 LT2BCF-13     Variable(3)                     N/A(5)      May 2004         July 2032
 LT2BCF-14     Variable(3)                     N/A(5)     April 2004        July 2032
 LT2BCF-15     Variable(3)                     N/A(5)     March 2004        July 2032
 LT2BCF-16     Variable(3)                     N/A(5)    February 2004      July 2032
 LT2BCF-17     Variable(3)                     N/A(5)    January 2004       July 2032
 LT2BCF-18     Variable(3)                     N/A(5)    December 2003      July 2032
 LT2BCF-19     Variable(3)                     N/A(5)    November 2003      July 2032
 LT2BCF-20     Variable(3)                     N/A(5)    October 2003       July 2032
 LT2BCF-21     Variable(3)                     N/A(5)   September 2003      July 2032
 LT2BCF-22     Variable(3)                     N/A(5)     August 2003       July 2032
 LT2BCF-23     Variable(3)                     N/A(5)      July 2003        July 2032

              Uncertificated
                  REMIC 2
               Pass-Through    Initial Uncertificated     Rate Change     Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ----------------
LT2BCF-24      Variable(3)                   N/A(5)         June 2003       July 2032
LT2BCF-25      Variable(3)                   N/A(5)         May 2003        July 2032
LT2BCF-26      Variable(3)                   N/A(5)        April 2003       July 2032
LT2BCF-27      Variable(3)                   N/A(5)        March 2003       July 2032
LT2BCF-28      Variable(3)                   N/A(5)       February 2003     July 2032
LT2BCF-29      Variable(3)                   N/A(5)       January 2003      July 2032
LT2BCF-30      Variable(3)                   N/A(5)       December 2002     July 2032
LT2BCF-31      Variable(3)                   N/A(5)       November 2002     July 2032
LT2BCF-32      Variable(3)                   N/A(5)       October 2002      July 2032
LT2BCF-33      Variable(3)                   N/A(5)      September 2002     July 2032
LT2BCF-34      Variable(3)                   N/A(5)        August 2002      July 2032
LT2BCF-35      Variable(3)                   N/A(5)         July 2002       July 2032
LT2B-P         Variable(2)                100.00               N/A          July 2032

----------
    (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

    (2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

    (3) All REMIC 2 Regular Interests for which a Rate Change Date is designated will have a Pass-Through Rate equal to 0.82% per annum for all Distribution Dates starting with the first Distribution Date and ending with the designated Rate Change Date, and will have a Pass-Through Rate of 0.00% per annum thereafter.

    (4) The REMIC 2 ACF Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts in effect from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 1A CF Interest with the same numerical designation. For example, the Notional Amount of REMIC 2 Regular Interest LT2ACF-1 will always be the same as the Uncertificated Principal Balance of REMIC 1A Regular Interest LT1ACF-1.

    (5) The REMIC 2 BCF Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts in effect from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 1B CF Interest with the same numerical designation. For example, the Notional Amount of REMIC 2 Regular Interest LT2BCF-1 will always be the same as the Uncertificated Principal Balance of REMIC 1B Regular Interest LT1BCF-1.

                                     REMIC 3

     As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3". The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 3 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 3 Regular Interests. None of the REMIC 3 Regular Interests will be certificated.

              Uncertificated
                  REMIC 3                                    Rate
               Pass-Through    Initial Uncertificated       Change        Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
 LT3A           Variable(2)         $598,486,092.67            N/A            July 2032
 LT3AS2-1       Variable(2)              42,000,000            N/A            July 2032
 LT3AS2-2       Variable(2)               6,190,000            N/A            July 2032
 LT3AS1-1       Variable(3)                     N/A(7)       May 2005         July 2032
 LT3AS1-2       Variable(3)                     N/A(7)    December 2004       July 2032
 LT3AS1-3       Variable(3)                     N/A(7)      July 2004         July 2032
 LT3AS1-4       Variable(3)                     N/A(7)    February 2004       July 2032
 LT3AS1-5       Variable(3)                     N/A(7)    September 2003      July 2032
 LT3AS1-6       Variable(3)                     N/A(7)      April 2003        July 2032
 LT3AS1-7       Variable(3)                     N/A(7)    November 2002       July 2032
 LT3ACF-1       Variable(4)                     N/A(8)       May 2005         July 2032
 LT3ACF-2       Variable(4)                     N/A(8)      April 2005        July 2032
 LT3ACF-3       Variable(4)                     N/A(8)      March 2005        July 2032
 LT3ACF-4       Variable(4)                     N/A(8)    February 2005       July 2032
 LT3ACF-5       Variable(4)                     N/A(8)     January 2005       July 2032
 LT3ACF-6       Variable(4)                     N/A(8)    December 2004       July 2032
 LT3ACF-7       Variable(4)                     N/A(8)    November 2004       July 2032
 LT3ACF-8       Variable(4)                     N/A(8)     October 2004       July 2032
 LT3ACF-9       Variable(4)                     N/A(8)    September 2004      July 2032
 LT3ACF-10      Variable(4)                     N/A(8)     August 2004        July 2032
 LT3ACF-11      Variable(4)                     N/A(8)      July 2004         July 2032
 LT3ACF-12      Variable(4)                     N/A(8)      June 2004         July 2032
 LT3ACF-13      Variable(4)                     N/A(8)       May 2004         July 2032
 LT3ACF-14      Variable(4)                     N/A(8)      April 2004        July 2032
 LT3ACF-15      Variable(4)                     N/A(8)      March 2004        July 2032
 LT3ACF-16      Variable(4)                     N/A(8)    February 2004       July 2032
 LT3ACF-17      Variable(4)                     N/A(8)     January 2004       July 2032
 LT3ACF-18      Variable(4)                     N/A(8)    December 2003       July 2032
 LT3ACF-19      Variable(4)                     N/A(8)    November 2003       July 2032
 LT3ACF-20      Variable(4)                     N/A(8)     October 2003       July 2032
 LT3ACF-21      Variable(4)                     N/A(8)    September 2003      July 2032
 LT3ACF-22      Variable(4)                     N/A(8)     August 2003        July 2032

              Uncertificated
                  REMIC 3                                    Rate
               Pass-Through    Initial Uncertificated       Change        Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
 LT3ACF-23    Variable(4)                     N/A(8)      July 2003         July 2032
 LT3ACF-24    Variable(4)                     N/A(8)      June 2003         July 2032
 LT3ACF-25    Variable(4)                     N/A(8)       May 2003         July 2032
 LT3ACF-26    Variable(4)                     N/A(8)      April 2003        July 2032
 LT3ACF-27    Variable(4)                     N/A(8)      March 2003        July 2032
 LT3ACF-28    Variable(4)                     N/A(8)    February 2003       July 2032
 LT3ACF-29    Variable(4)                     N/A(8)     January 2003       July 2032
 LT3ACF-30    Variable(4)                     N/A(8)    December 2002       July 2032
 LT3ACF-31    Variable(4)                     N/A(8)    November 2002       July 2032
 LT3ACF-32    Variable(4)                     N/A(8)     October 2002       July 2032
 LT3ACF-33    Variable(4)                     N/A(8)    September 2002      July 2032
 LT3ACF-34    Variable(4)                     N/A(8)     August 2002        July 2032
 LT3ACF-35    Variable(4)                     N/A(8)      July 2002         July 2032
 LT3B         Variable(2)          378,515,145.93            N/A            July 2032
 LT3BS2-1     Variable(2)              28,000,000            N/A            July 2032
 LT3BS2-2     Variable(2)               5,810,000            N/A            July 2032
 LT3BS1-1     Variable(5)                     N/A(9)       May 2005         July 2032
 LT3BS1-2     Variable(5)                     N/A(9)    December 2004       July 2032
 LT3BS1-3     Variable(5)                     N/A(9)      July 2004         July 2032
 LT3BS1-4     Variable(5)                     N/A(9)    February 2004       July 2032
 LT3BS1-5     Variable(5)                     N/A(9)    September 2003      July 2032
 LT3BS1-6     Variable(5)                     N/A(9)      April 2003        July 2032
 LT3BS1-7     Variable(5)                     N/A(9)    November 2002       July 2032
 LT3BCF-1     Variable(6)                     N/A(10)      May 2005         July 2032
 LT3BCF-2     Variable(6)                     N/A(10)     April 2005        July 2032
 LT3BCF-3     Variable(6)                     N/A(10)     March 2005        July 2032
 LT3BCF-4     Variable(6)                     N/A(10)   February 2005       July 2032
 LT3BCF-5     Variable(6)                     N/A(10)    January 2005       July 2032
 LT3BCF-6     Variable(6)                     N/A(10)   December 2004       July 2032
 LT3BCF-7     Variable(6)                     N/A(10)   November 2004       July 2032
 LT3BCF-8     Variable(6)                     N/A(10)    October 2004       July 2032
 LT3BCF-9     Variable(6)                     N/A(10)   September 2004      July 2032
 LT3BCF-10    Variable(6)                     N/A(10)    August 2004        July 2032
 LT3BCF-11    Variable(6)                     N/A(10)     July 2004         July 2032
 LT3BCF-12    Variable(6)                     N/A(10)     June 2004         July 2032
 LT3BCF-13    Variable(6)                     N/A(10)      May 2004         July 2032
 LT3BCF-14    Variable(6)                     N/A(10)     April 2004        July 2032
 LT3BCF-15    Variable(6)                     N/A(10)     March 2004        July 2032
 LT3BCF-16    Variable(6)                     N/A(10)   February 2004       July 2032
 LT3BCF-17    Variable(6)                     N/A(10)    January 2004       July 2032
 LT3BCF-18    Variable(6)                     N/A(10)   December 2003       July 2032
 LT3BCF-19    Variable(6)                     N/A(10)   November 2003       July 2032
 LT3BCF-20    Variable(6)                     N/A(10)    October 2003       July 2032
 LT3BCF-21    Variable(6)                     N/A(10)   September 2003      July 2032

              Uncertificated
                  REMIC 3                                    Rate
               Pass-Through    Initial Uncertificated       Change        Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
 LT3BCF-22    Variable(6)                     N/A(10)     August 2003        July 2032
 LT3BCF-23    Variable(6)                     N/A(10)      July 2003         July 2032
 LT3BCF-24    Variable(6)                     N/A(10)      June 2003         July 2032
 LT3BCF-25    Variable(6)                     N/A(10)       May 2003         July 2032
 LT3BCF-26    Variable(6)                     N/A(10)      April 2003        July 2032
 LT3BCF-27    Variable(6)                     N/A(10)      March 2003        July 2032
 LT3BCF-28    Variable(6)                     N/A(10)    February 2003       July 2032
 LT3BCF-29    Variable(6)                     N/A(10)     January 2003       July 2032
 LT3BCF-30    Variable(6)                     N/A(10)    December 2002       July 2032
 LT3BCF-31    Variable(6)                     N/A(10)    November 2002       July 2032
 LT3BCF-32    Variable(6)                     N/A(10)     October 2002       July 2032
 LT3BCF-33    Variable(6)                     N/A(10)   September 2002       July 2032
 LT3BCF-34    Variable(6)                     N/A(10)     August 2002        July 2032
 LT3BCF-35    Variable(6)                     N/A(10)      July 2002         July 2032
 LT3A-P       Variable(2)                    $100             N/A            July 2032
 LT3B-P       Variable(2)                    $100             N/A            July 2032

----------
    (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 3 Regular Interest.

    (2) Calculated in accordance with the definition of "Uncertificated REMIC 3 Pass-Through Rate" herein.

    (3) Each REMIC 3 AS1 Interest will have a Pass-Through Rate of 5.25% per annum for the each Distribution Date starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and 0.00% per annum thereafter.

    (4) Each REMIC 3 ACF Interest will have a Pass-Through Rate of 0.82% per annum for each Distribution Date starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and 0.00% per annum thereafter.

    (5) Each REMIC 3 BS1 Interest will have a Pass-Through Rate of 5.25% per annum for the each Distribution Date starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and 0.00% per annum thereafter.

    (6) Each REMIC 3 BCF Interest will have a Pass-Through Rate of 0.82% per annum for each Distribution Date starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and 0.00% per annum thereafter.

    (7) The REMIC 3 AS1 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 2 AS1 Interest with the same numerical designation.

    (8) The REMIC 3 ACF Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 1A CF Interest with the same numerical designation.

    (9) The REMIC 3 BS1 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 2 BS1 Interest with the same numerical designation.

    (10) The REMIC 3 BCF Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 1B CF Interest with the same numerical designation.

                                     REMIC 4

     As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4". The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 4 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 4 Regular Interests. None of the REMIC 4 Regular Interests will be certificated.

              Uncertificated
                  REMIC 4                                    Rate
               Pass-Through    Initial Uncertificated       Change        Assumed Final
Designation        Rate          Principal Balance           Date        Maturity Date1
-----------   --------------   ----------------------   --------------   --------------
 LT4A-1       Variable(2)         575,922,570.82             N/A            July 2032
 LT4B-1       Variable(2)           5,215,400.00             N/A            July 2032
 LT4C-1       Variable(2)             338,000.00             N/A            July 2032
 LT4D-1       Variable(2)             205,800.00             N/A            July 2032
 LT4E-1       Variable(2)              58,775.00             N/A            July 2032
 LT4F-1       Variable(2)              58,775.00             N/A            July 2032
 LT4G-1       Variable(2)           5,876,771.85             N/A            July 2032
 LT4A-2       Variable(2)         404,078,643.01             N/A            July 2032
 LT4B-2       Variable(2)           3,422,000.00             N/A            July 2032
 LT4C-2       Variable(2)             247,000.00             N/A            July 2032
 LT4D-2       Variable(2)             206,000.00             N/A            July 2032
 LT4E-2       Variable(2)             165,700.00             N/A            July 2032
 LT4F-2       Variable(2)              41,275.00             N/A            July 2032
 LT4G-2       Variable(2)              41,275.00             N/A            July 2032
 LT4H-2       Variable(2)           4,123,252.92             N/A            July 2032
 LT4AS1-1     Variable(3)                    N/A(8)        May 2005         July 2032
 LT4AS1-2     Variable(3)                    N/A(8)     December 2004       July 2032
 LT4AS1-3     Variable(3)                    N/A(8)       July 2004         July 2032
 LT4AS1-4     Variable(3)                    N/A(8)     February 2004       July 2032
 LT4AS1-5     Variable(3)                    N/A(8)     September 2003      July 2032
 LT4AS1-6     Variable(3)                    N/A(8)       April 2003        July 2032
 LT4AS1-7     Variable(3)                    N/A(8)     November 2002       July 2032
 LT4AS2-1     Variable(6)                    N/A(9)     December 2004       July 2032
 LT4AS2-2     Variable(7)                    N/A(9)       June 2004         July 2032
 LT4BS1-1     Variable(5)                    N/A(10)       May 2005         July 2032
 LT4BS1-2     Variable(5)                    N/A(10)    December 2004       July 2032
 LT4BS1-3     Variable(5)                    N/A(10)      July 2004         July 2032
 LT4BS1-4     Variable(5)                    N/A(10)    February 2004       July 2032
 LT4BS1-5     Variable(5)                    N/A(10)    September 2003      July 2032
 LT4BS1-6     Variable(5)                    N/A(10)      April 2003        July 2032
 LT4BS1-7     Variable(5)                    N/A(10)    November 2002       July 2032

              Uncertificated
                  REMIC 4                                   Rate
               Pass-Through    Initial Uncertificated      Change         Assumed Final
Designation        Rate          Principal Balance          Date         Maturity Date(1)
-----------   --------------   ----------------------   --------------   ---------------
 LT4BS2-1       Variable(6)                    N/A(11)         May 2005       July 2032
 LT4BS2-2       Variable(6)                    N/A(11)      December 2004     July 2032
 LT4ACF         Variable(7)                    N/A             N/A            July 2032
 LT4BCF         Variable(7)                    N/A             N/A            July 2032
 LT4P-1         Variable(2)                   $100             N/A            July 2032
 LT4P-2         Variable(2)                   $100             N/A            July 2032

----------
   (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 4 Regular Interest.

   (2) Calculated in accordance with the definition of "Uncertificated REMIC 4 Pass-Through Rate" herein.

   (3) Each of the REMIC 4 AS-1 Interests will have a Pass-Through Rate equal to 5.25% per annum for each Distribution Date starting in July 2002 through the Rate Change Date for such Regular Interest and 0.00% per annum thereafter. For federal income tax purposes, the REMIC 4 AS-1 Interests will be entitled to 100% of the Interest on the corresponding REMIC 3 AS1 Interest.

   (4) Each of the REMIC 4 AS-2 Interests will have a Pass-Through Rate equal to the lesser of 4.25% per annum and the Class I-S2 Cap Rate for the Distribution Dates starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and a Pass-Through Rate of 0.00% per annum thereafter.

   (5) Each of the REMIC 4 BS-1 Interests will have a Pass-Through Rate equal to 5.25% per annum for each Distribution Date starting in July 2002 through the Rate Change Date for such Regular Interest and 0.00% per annum thereafter. For federal income tax purposes, the REMIC 4 BS-1 Interests will be entitled to 100% of the Interest on the corresponding REMIC 3 BS1 Interest.

   (6) Each of the REMIC 4 BS-2 Interests will have a Pass-Through Rate equal to the lesser of 4.25% per annum and the Class II-S2 Cap Rate for the Distribution Dates starting in July 2002 and ending with the Rate Change Date for such Regular Interest, and a Pass-Through Rate of 0.00% per annum thereafter.

   (7) REMIC 4 Regular Interest LT4ACF will not have a Pass-Through Rate. It will be entitled to receive 100% of the interest paid on the REMIC 3 ACF Interests. REMIC 4 Regular Interest LT4BCF will not have a Pass-Through Rate. It will be entitled to receive 100% of the interest paid on the REMIC 3 BCF Interests.

   (8) The REMIC 4 AS-1 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 2 AS1 Interest with the same numerical designation.

   (9) The REMIC 4 AS-2 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 3 AS2 Interest with the same numerical designation.

   (10) The REMIC 4 BS-1 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 2 BS1 Interest with the same numerical designation.

   (11) The REMIC 4 BS-2 Interests will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which, in each case, shall equal the Uncertificated Principal Balance of the REMIC 3 BS2 Interest with the same numerical designation.

                                     REMIC 5

     As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC 4 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

     The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 5 and each class of uncertificated "regular interests" in REMIC 5:

                        Original Class
                    Certificate Principal   Pass-Through   Assumed Final
Class Designation          Balance              Rate       Maturity Date1
-----------------   ---------------------   ------------   --------------
   Class I-A            $521,540,000          Variable(2)      July 2032
   Class II-A           $342,200,000          Variable(2)      July 2032
   Class II-M1          $ 24,700,000          Variable(2)      July 2032
   Class M23            $ 54,400,000          Variable(2)      July 2032
   Class M34            $ 37,150,000          Variable(2)      July 2032
   Class M4A5           $ 10,005,000          Variable(2)      July 2032
   Class M4B6           $ 10,005,000          Variable(2)      July 2032
   Class I-S1                    N/A(7)            N/A(7)      July 2032
   Class II-S1                   N/A(8)            N/A(8)      July 2032
   Class I-S2                    N/A(9)            N/A(9)      July 2032
   Class II-S2                   N/A(10)           N/A(10)     July 2032
   LT5-IC               $   1,092.97(11)      Variable(2)      July 2032
   LT5-IIC              $     145.93(12)      Variable(2)      July 2032
   LT5-IP               $     100.00               N/A(15)     July 2032
   LT5-IIP              $     100.00               N/A(15)     July 2032
   LT5-ICF                       N/A(13)           N/A(13)
   LT5-IICF                      N/A(14)           N/A(14)

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates or uncertificated interests that represents one or more of the "regular interests" in REMIC 5.

     (2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

     (3) The Class M2 Certificate consists of two Components: the I-M2 Component and the II-M2 Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M2 Component and the II-M2 Component. The initial Component Principal Balance for the I-M2 Component is $33,800,000 and for the II-M2 Component is $20,600,000. For federal income tax purposes, the I-M2 Component and the II-M2 Component will be treated as separate regular interests in REMIC 5.

     (4) The Class M3 Certificate consists of two Components: the I-M3 Component and the II-M3 Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M3 Component and the II-M3 Component. The initial Component Principal Balance for the I-M3 Component is $20,580,000 and for the II-M3 Component is

$16,570,000. For federal income tax purposes, the I-M3 Component and the II-M3 Component will be treated as separate regular interests in REMIC 5.

   (5) The Class M4A Certificate consists of two Components: the I-M4A Component and the II-M4A Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M4A Component and the II-M4A Component. The initial Component Principal Balance for the I-M4A Component is $5,877,500 and for the II-M4A Component is $4,127,500. For federal income tax purposes, the I-M4A Component and the II-M4A Component will be treated as separate regular interests in REMIC 5.

   (6) The Class M4B Certificate consists of two Components: the I-M4B Component and the II-M4B Component. The Certificate Principal Balance with respect to any Distribution Date (and the related Accrual Period) will equal the sum of the Component Principal Balances of the I-M4B Component and the II-M4B Component. The initial Component Principal Balance for the I-M4B Component is $5,877,500 and for the II-M4B Component is $4,127,500. For federal income tax purposes, the I-M4B Component and the II-M4B Component will be treated as separate regular interests in REMIC 5.

   (7) The Class I-S1 Certificates will receive all amounts distributed to the REMIC 4 AS-1 Interests.

   (8) The Class II-S1 Certificates will receive all amounts distributed to the REMIC 4 BS-1 Interests.

   (9) The Class I-S2 Certificates will receive all amounts distributed to the REMIC 4 AS-2 Interests.

   (10) The Class II-S2 Certificates will receive all amounts distributed to the REMIC 4 BS-2 Interests.

   (11) REMIC 5 Regular Interest LT5-IC will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 4 Group I Regular Interests. REMIC 5 Regular Interest LT5-IC will not accrue interest on its Uncertificated Principal Balance.

   (12) REMIC 5 Regular Interest LT5-IIC will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 4 Group II Regular Interests. REMIC 5 Regular Interest LT5-IIC will not accrue interest on its Uncertificated Principal Balance.

   (13) REMIC 5 Regular Interest LT5-ICF will receive all amounts distributed to REMIC 4 Regular Interest LT4ACF.

   (14) REMIC 5 Regular Interest LT5-IICF will receive all amounts distributed to REMIC 4 Regular Interest LT4BCF.

   (15) REMIC 5 Regular Interest LT5-IP and REMIC 5 Regular Interest LT5-IIP will not accrue interest.

                                     REMIC X

     As provided herein, the Trust Administrator will make an election to treat the segregated pool of assets consisting of REMIC 5 Regular Interest LT5-IC, REMIC 5 Regular Interest LT5-IIC, REMIC 5 Regular Interest LT5-IP, REMIC 5 Regular Interest LT5-IIP, REMIC 5 Regular Interest LT5-ICF, and REMIC 5 Regular Interest LT5-IICF as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC X." The Class R-X Interest will represent the sole class of "residual interests" in REMIC X for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, Original Class Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC X Regular Interests.

                Uncertificated
                   REMIC X        Initial Uncertificated    Assumed Final
Designation   Pass-Through Rate     Principal Balance      Maturity Date1
-----------   -----------------   ----------------------   --------------
 Class I-C        Variable              $1,092.973            July 2032
 Class II-C       Variable              $  145.933            July 2032
 Class I-P             N/A(2)           $   100.00            July 2032
 Class II-P            N/A(2)           $   100.00            July 2032

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC X Regular Interest.

     (2) The Class P Certificates will not accrue interest.

     (3) The Class I-C Certificates and Class II-C Certificates will not accrue interest on their respective Certificate Principal Balances. Instead, the monthly interest due on the Class I-C Certificates will be 100% of the interest paid on REMIC 5 Regular Interest LT5-ICF and REMIC 5 Regular Interest LT5-IC. The monthly interest due on the Class II-C Certificates will be 100% of the interest paid on the REMIC 5 Regular Interest LT5-IICF and REMIC 5 Regular Interest LT5-IIC.

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Defined Terms.

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, Mezzanine Certificates and Mezzanine Components shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

     "1933 Act": The Securities Act of 1933, as amended.

     "I-M2 Component": The Component of the Class M2 Certificate, representing rights to distributions as set forth herein.

     "I-M2 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of (I) the outstanding Component Principal Balance of the I-M2 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (ii) the Component Principal Balance of the I-M2 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

     "I-M3 Component": The Component of the Class M3 Certificate, representing rights to distributions as set forth herein.

     "I-M3 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of the (I) the outstanding Component Principal Balance of the I-M3 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Component Principal Balance of the I-M2 Component (after taking into account the payment of the I-M2 Component Principal Distribution Amount on such Distribution Date) and (iii) the Component Principal Balance of the I-M3 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

     I-M4 Component Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of (I) the sum of the outstanding Component Principal Balances of the I-M4A Component and the I-M4B Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Component Principal Balance of the I-M2 Component (after taking into account the payment of the I-M2 Component Principal Distribution Amount on such Distribution Date),
(iii) the Component Principal Balance of the I-M3 Component (after taking into account the payment of the I-M3 Component Principal Distribution Amount on such Distribution Date), and (iv) the sum of the Component Principal Balances of the I-M4A Component and the I-M4B Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

     "I-M4A Component": The Component of the Class M4A Certificate, representing rights to distributions as set forth herein.

     "I-M4A Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the product of 50.00% and the I-M4 Component Principal Distribution Amount.

     "I-M4B Component": The Component of the Class M4B Certificate, representing rights to distributions as set forth herein.

     "I-M4B Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the I-M4 Component Principal Distribution Amount less the I-M4A Component Principal Distribution Amount.

     "II-M2 Component": The Component of the Class M2 Certificate, representing rights to distributions as set forth herein.

     "II-M2 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of the (I) the outstanding Component Principal Balance of the II-M2 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date) and (iii) the Component Principal Balance of the II-M2 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.15% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

     "II-M3 Component": The Component of the Class M3 Certificate, representing rights to distributions as set forth herein.

     "II-M3 Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of the (I) the outstanding Component Principal Balance of the II-M3 Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (iii) the Component Principal Balance of the II-M2 Component (after taking into account the payment of the II-M2 Component Principal Distribution Amount on such Distribution Date) and (iv) the Component Principal Balance of the II-M3 Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.20% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

     II-M4 Component Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of (I) the sum of the outstanding Component Principal Balances of the II-M4A Component and the II-M4B Component immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (iii) the Component Principal Balance of the II-M2 Component (after taking into account the payment of the II-M2 Component Principal Distribution Amount on such Distribution Date), (iv) the Component Principal Balance of the II-M3 Component (after taking into account the payment of the II-M3 Component Principal Distribution Amount on such Distribution Date), and (v) the sum of the Component Principal Balances of the II-M4A Component and the II-M4B Component immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.20% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

     "II-M4A Component": The Component of the Class M4A Certificate, representing rights to distributions as set forth herein.

     "II-M4A Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the product of 50.00% and the II-M4 Component Principal Distribution Amount.

     "II-M4B Component": The Component of the Class M4B Certificate, representing rights to distributions as set forth herein.

     "II-M4B Component Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the II-M4 Component Principal Distribution Amount less the II-M4A Component Principal Distribution Amount.

     "Account": Either of the Collection Account and Distribution Account.

     "Accrual Period": With respect to the Class S Certificates, Class C Certificates, the REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 4 Regular Interest LT4ACF, REMIC 4 Regular Interest LT4BCF, the REMIC 4 AS-1 Interests, the REMIC 4 BS-1 Interests, the REMIC 4 AS-2 Interests, the REMIC 4 BS-2 Interests, the REMIC 5 Regular Interest LT5-IC REMIC 5 Regular Interest LT5-IIC, the REMIC 5 I-CF Interest and the REMIC 5 II-CF Interest, and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class A Certificates, the Mezzanine Certificates, the Mezzanine Components, the remaining REMIC 4 Group I Regular Interests and the remaining REMIC 4 Group II Regular Interests and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

     "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which the Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and (iii) the Trust Administrator Fee Rate.

     "Adjusted Net Minimum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the Minimum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the Cut-off Date, minus the sum of (i) the Servicing Fee Rate,
(ii) the PMI Insurer Fee Rate, if applicable, (iii) the Trust Administrator Fee Rate, and (iv) the Cap Premium Rate.

     "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and (iii) the Trust Administrator Fee Rate.

     "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

     "Advancing Person": As defined in Section 3.27 hereof.

     "Adverse REMIC Event": As defined in Section 10.01(f) hereof.

     "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Realized Loss Amount": With respect to any Distribution Date and the Class II-M1 Certificates or any of the Mezzanine Components, the sum of (i) any Realized Losses allocated to such Class of Certificates or Components on any Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates or Components remaining unpaid from the previous Distribution Date.

     "Approved Rating Thresholds": As defined in Section 3.30(h) hereof.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

     "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates, the Class S1 Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

     "Book-Entry Custodian": The custodian appointed pursuant to Section 5.01.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which the Guarantor or banking or savings institutions in the State of California, the State of Delaware, the State of Maryland, the State of New York, the State of Washington, or in the city in which the Corporate Trust Office of the Trust Administrator or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Cap Agreements": The Group I Cap Agreement and the Group II Cap Agreement.

     "Cap Default": An event of default under the Group I Cap Agreement or the Group II Cap Agreement.

     "Cap Early Termination": An early termination date under the Group I Cap Agreement or the Group II Cap Agreement.

     "Cap Premium": The sum of the Group I Cap Premium and the Group II Cap Premium.

     "Cap Premium Rate": 0.82% per annum.

     "Cap Provider": Westdeutsche Landesbank Girozentrale, New York Branch.

     "Cap Reserve Funds": The Group I Cap Reserve Fund and the Group II Cap Reserve Fund.

     "Certificate": Any Regular Certificate or Residual Certificate.

     "Certificate Margin": With respect to the Class I-A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.11% per annum and (B) after the Optional Termination Date, 0.22% per annum. With respect to the Class II-A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.28% per annum and (B) after the Optional Termination Date, 0.56% per annum. With respect to the Class II-M1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.64% per annum and (B) after the Optional Termination Date, 0.96% per annum. With respect to the I-M2 Component and the II-M2 Component on each Distribution Date (A) on or prior to the Optional Termination Date, 1.20% per annum and (B) after the Optional Termination Date, 1.80% per annum. With respect to the I-M3 Component, the II-M3 Component, the I-M4A Component and the II-M4A Component on each Distribution Date (A) on or prior to the Optional Termination Date, 2.25% per annum and (B) after the Optional Termination Date, 3.375% per annum. With respect to the I-M4B Component and the II-M4B Component on each Distribution Date (A) on or prior to the Optional Termination Date, 3.25% per annum and (B) after the Optional Termination Date, 4.875% per annum.

     "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "Certificate Principal Balance": With respect to any Class A Certificates, Class II-M1 Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Class II-M1 Certificate Realized Losses allocated thereto on all prior Distribution Dates. With respect to any Class M2 Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M2 Component and the II-M2 Component. With respect to any Class M3 Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M3 Component and the II-M3 Component. With respect to any Class M4A Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M4A Component and the II-M4A Component. With respect to any Class M4B Certificates and any date of determination, an amount equal to the sum of the Component Principal Balances of the I-M4B Component and the II-M4B Component. With respect to any Class I-C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IC. With respect to any Class II-C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIC. The Class S Certificates will not have a Certificate Principal Balance.

     "Certificate Register": The register maintained pursuant to Section 5.02 hereof.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "Class I-A Certificate": Any one of the Class I-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1 executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class I-A Principal Distribution Amount": With respect to any Distribution Date on or after the Group I Stepdown Date and on which a Group I Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group I Overcollateralization Floor.

     "Class I-C Certificate": Any one of the Class I-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

     "Class I-P Certificate": Any one of the Class I-P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-14, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

     "Class I-S1 Certificate": Any one of the Class I-S1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class I-S2 Cap Rate": For any Distribution Date (other than the first Distribution Date), (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the product of (I) the Guaranty Fee Rate and (II) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, (B) the product of (I) the Pass-Through Rate for the Class I-S1 Certificates for such Distribution Date and (II) the Class I-S1 Notional Amount immediately prior to such Distribution Date and (C) the product of (I) the Pass-Through Rate for REMIC 5 Regular Interest LT5-ICF for such Distribution Date and (II) the Notional Amount for REMIC 5 Regular Interest LT5-ICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

     "Class I-S2 Certificate": Any one of the Class I-S2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class I-S Certificates": The Class I-S1 Certificates and Class I-S2 Certificates.

     "Class II-A Certificates": Any one of the Class II-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2 executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class II-A Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.18% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

     "Class II-C Certificate": Any one of the Class II-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

     "Class II-M1 Certificate": Any one of the Class II-M1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class II-M1 Principal Distribution Amount": With respect to any Distribution Date on or after the Group II Stepdown Date and on which a Group II Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class II-M1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class II-M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.17% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Group II Overcollateralization Floor.

     "Class II-P Certificate": Any one of the Class II-P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-15, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC X.

     "Class II-S1 Certificate": Any one of the Class II-S1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class II-S2 Cap Rate": For any Distribution Date (other than the first Distribution Date), (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the product of (I) the Pass-Through Rate for the Class II-S1 Certificates for such Distribution Date and (II) the Class II-S1 Notional Amount immediately prior to such Distribution Date and (B) the product of (I) the Pass-Through Rate for REMIC 5 Regular Interest LT5-IICF for such Distribution Date and (II) the Notional Amount for REMIC 5 Regular Interest LT5-IICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated

Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

     "Class II-S2 Certificate": Any one of the Class II-S2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 5.

     "Class II-S Certificates": The Class II-S1 Certificates and Class II-S2 Certificates.

     "Class A Certificates": The Class I-A Certificates and the Class II-A Certificates.

     "Class A Principal Distribution Amount": With respect to any Distribution Date, the Class I-A Principal Distribution Amount or the Class II-A Principal Distribution Amount.

     "Class C Certificates": The Class I-C Certificates and the Class II-C Certificates.

     "Class Factors": The Trustee will determine a Class Factor (carried to eight decimal places) for each Class of Regular Certificates in connection with each Distribution Date. When the Class Factor is multiplied by the Original Class Certificate Principal Balance (or Original Class Notional Amount) of a Certificate of that Class, the product will equal the Certificate Principal Balance (or Notional Amount) of such Certificate (after giving effect to the distribution to Certificateholders on such Distribution Date of, to the extent part of the Group I Available Funds or the Group II Available Funds, as applicable, for such Distribution Date, scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Class M2 Certificate": Any one of the Class M2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 5, the I-M2 Component and the II-M2 Component.

     "Class M3 Certificate": Any one of the Class M3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 5, the I-M3 Component and the II-M3 Component.

     "Class M4 Certificates": The Class M4A Certificates and the Class M4B Certificates.

     "Class M4A Certificate": Any one of the Class M4A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 5, the I-M4A Component and the II-M4A Component.

     "Class M4B Certificate": Any one of the Class M4B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, representing the right to distributions as set forth herein and therein and evidencing two Regular Interests in REMIC 5, the I-M4B Component and the II-M4B Component.

     "Class P Certificates": The Class I-P Certificates and the Class II-P Certificates.

     "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-16, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, evidencing the ownership of the Class R-1A Interest, the Class R-1B Interest, the Class R-2 Interest, the Class R-3 Interest, the Class R-4 Interest and the Class R-5 Interest.

     "Class R-1A Interest": The Residual Interest in REMIC 1A.

     "Class R-1B Interest": The Residual Interest in REMIC 1B

     "Class R-2 Interest": The Residual Interest in REMIC 2.

     "Class R-3 Interest": The Residual Interest in REMIC 3.

     "Class R-4 Interest": The Residual Interest in REMIC 4.

     "Class R-5 Interest": The Residual Interest in REMIC 5.

     "Class R-X Certificate": Any one of the Class R-X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-17, executed, authenticated and delivered by the Trust Administrator on behalf of the Trustee, evidencing the ownership of the Class R-X Interest.

     "Class R-X Interest": The Residual Interest in REMIC X.

     "Class S Certificates": The Class S1 Certificates and the Class S2 Certificates.

     "Class S1 Certificates": The Class I-S1 Certificates and the Class II-S1 Certificates.

     "Class S2 Certificates": The Class I-S2 Certificates and the Class II-S2 Certificates.

     "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

     "Closing Date": June 4, 2002.

     "Closing Date Mortgage Loans": The Group I Closing Date Mortgage Loans and the Group II Closing Date Mortgage Loans.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2," which must be an Eligible Account.

     "Commission": The Securities and Exchange Commission.

     "Compensating Interest": As defined in Section 3.24.

     "Component": Any one of the Mezzanine Components.

     "Component Principal Balance": With respect to any Mezzanine Components immediately prior to any Distribution Date, will be equal to the Initial Component Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Component pursuant to Section 4.01 and Realized Losses allocated thereto on all prior Distribution Dates.

     "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicer, and which office with respect to the Trustee at the date of the execution of this instrument is located at 401 South Tryon Street, Charlotte, North Carolina 28288, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Trust Administrator and the Master Servicer.

     "Corresponding Certificates": With respect to (i) REMIC 4 Regular Interest LT4B-1, (ii) REMIC 4 Regular Interest LT4C-1 and REMIC 4 Regular Interest LT4D-2, (iii) REMIC 4 Regular Interest LT4D-1 and REMIC 4 Regular Interest LT4E-2, (iv) REMIC 4 Regular Interest LT4E-1 and REMIC 4 Regular Interest LT4F-2; (v) REMIC 4 Regular Interest LT4F-1 and REMIC 4 Regular Interest LT4G-2;
(vi) REMIC 4 Regular Interest LT4B-2, (vii) REMIC 4 Regular Interest LT4C-2,
(viii) REMIC 4 Regular Interest LT4P-1 and (ix) REMIC 4 Regular Interest LT4P-2,
(i) the Class I-A Certificates, (ii) the Class M2 Certificates, (iii) the Class M3 Certificates, (iv) the Class M4A Certificates, (v) the Class M4B Certificates, (vi) the Class II-A Certificates, (vii) the Class II-M1 Certificates, (viii) REMIC 5 Regular Interest LT5-IP and (ix) REMIC 5 Regular Interest LT5-IIP, respectively.

     "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Custodial Agreement": An agreement that may be entered into or an agreement assigned to the Trustee with respect to the Mortgage Loans.

     "Custodian": A custodian, which shall not be the Depositor, the Master Servicer, the Seller or any Affiliate of any of them, appointed pursuant to a Custodial Agreement.

     "Cut-off Date": With respect to each Closing Date Mortgage Loan, June 1, 2002; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

     "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to a Closing Date Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Deficiency Amount": With respect to any Distribution Date, the sum of (i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b) hereof.

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

     "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

     "Depositor": Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

     "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee or the Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) shall not be considered to Directly Operate an REO Property solely because the Trustee or the Trust Administrator (or the Master Servicer on behalf of the Trustee or the Trust Administrator) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any: (A) "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code;
(B) "electing large partnership" within the meaning of Section 775 of the Code; or (C) other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit. The terms "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2" and which must be an Eligible Account.

     "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2002.

     "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     "Effective Date": As defined in Section 3.13 hereof.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch or A-1+ by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual Bank, FA is the Sub-Servicer, any account maintained with Washington Mutual Bank, FA shall be an Eligible Account if the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A2" by Moody's or "A" by Fitch, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Trust Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator. Eligible Accounts may bear interest.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee or the Trust Administrator for the recording of the assignments of mortgage pursuant to Section 2.01.

     "Fannie Mae": Federal National Mortgage Association, or any successor thereto.

     "FDIC": Federal Deposit Insurance Corporation, or any successor thereto.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03 or 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery Determination made thereby.

     "Fitch": Fitch Ratings, Inc., or its successor in interest.

     "Fixed Rate Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

     "Formula Rate": For any Distribution Date and the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

     "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

     "Group I Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Group I Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group I Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group I Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount in connection with Group I Mortgage Loans), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group I Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group I Mortgage Loans for such Distribution Date,
(e) the aggregate of any Advances made by the Master Servicer or the Trust Administrator for such Distribution Date with respect to the Group I Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trust Administrator for such Distribution Date with respect to the Group I Mortgage Loans pursuant to Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Group I Mortgage Loans occurring during the related Prepayment Period over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller, the Guarantor, the NIMS Insurer or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 in respect of the Group I Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses in connection with the Group I Mortgage Loans, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in connection with the Group I Mortgage Loans, in error, (c) Stayed Funds in connection with the Group I Mortgage Loans,
(d) any Group I Trust Administrator Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 in connection with the Group I Mortgage Loans and (e) amounts reimbursable to the Trust Administrator for an advance made pursuant to
Section 7.02(b) in connection with the Group I Mortgage Loans which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

     "Group I Cap Agreement": The interest rate cap agreement with respect to the Class I-A Certificates, the Class I-S Certificates, the Group I Mezzanine Components and the Class I-C Certificates consisting of the ISDA Master Agreement and the schedule and confirmation thereto, each dated June 4, 2002 between the Trust Administrator, on behalf of the Trust, and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Group I Cap Controlling Person": The Guarantor or, if the Class I-A Certificates are no longer outstanding the majority of the Percentage Interest of the Holders of the Class I-C Certificates.

     "Group I Cap Payment Amount": With respect to any Distribution Date, the Group I Cap Premium for such Distribution Date and the portion of any Group I Cap Premium previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the default rate specified in the Group I Cap Agreement for the period from the date such Group I Cap Premium was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

     "Group I Cap Payment Limit": With respect to any Distribution Date, an amount equal to the Monthly Interest Distributable Amount for the Class I-C Certificates for such Distribution Date.

     "Group I Cap Premium": With respect to any Distribution Date is the premium payable by the Trust to the Cap Provider under the Group I Cap Agreement with respect to such Distribution Date as set forth in Schedule II.

     "Group I Cap Provider Payment": With respect to any Distribution Date, the lesser of (i) (A) so long as a Group I Early Termination Date has not been designated by the Cap Provider because of a Cap Default under the Group I Cap Agreement, the Group I Cap Payment Amount for such Distribution Date, or (B) if a Cap Default has occurred with respect to the Group I Cap Agreement and the Cap Provider has designated a Group I Early Termination Date, any Group I Termination Payment, and (ii) the Group I Cap Payment Limit for such Distribution Date.

     "Group I Cap Reserve Fund": The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.30 for the benefit of the Trustee and the Certificateholders and designated "Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed

Certificates, Series 2002-2." Funds in the Group I Cap Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Group I Cap Reserve Fund will be for the account of the holder of the Class I-C Certificate.

     "Group I Certificates": The Class I-A Certificates, the Class I-S Certificates, the Class I-C Certificates and the Class I-P Certificates.

     "Group I Closing Date Mortgage Loan": Any of the Group I Mortgage Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date Principal Balance of the Group I Closing Date Mortgage Loans is equal to $587,676,192.67.

     "Group I Credit Enhancement Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Component Principal Balances of the Group I Mezzanine Components and the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IC, and the denominator of which is (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans, calculated prior to taking into account payments of principal on the Group I Mortgage Loans due on the related Due Date or received during the related Prepayment Period and distribution of the Group I Principal Distribution Amount in respect of the Certificates and Components then entitled to distributions of principal on such Distribution Date.

     "Group I Cumulative Loss Trigger Event": A Group I Cumulative Loss Trigger Event has occurred with respect to a Distribution Date on or after the Distribution Date in July 2005, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred with respect to the Group I Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

Distribution Date Occurring in   Cumulative Loss Percentage
------------------------------   --------------------------

July 2005 through June 2006      2.50% for the first month,  plus an additional
                                 1/12th of 1.75% for each month thereafter.

July 2006 through June 2007      4.25% for the first month,  plus an additional
                                 1/12th of 1.00% for each month thereafter.

July 2007 through June 2008      5.25% for the first month,  plus an additional
                                 1/12th of 0.75% for each month thereafter.

July 2008 through June 2009      6.00% for the first month,  plus an additional
                                 1/12th of 0.75% for each month thereafter.

July 2009 and thereafter         6.75% for each month

     "Group I Delinquency Percentage": With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Group I Mortgage Loans Delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Group I Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

     "Group I Delinquency Trigger Event": A Group I Trigger Event has occurred with respect to a Distribution Date if the Group I Delinquency Percentage exceeds 80% of the Group I Credit Enhancement Percentage.

     "Group I Early Termination Date": An early termination date under the Group I Cap Agreement.

     "Group I Excess Overcollateralized Amount": With respect to the Class I-A Certificates and the Group I Mezzanine Components and any Distribution Date, the excess, if any, of (i) the Group I Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group I Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group I Overcollateralization Target Amount for such Distribution Date.

     "Group I Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Group I Net Monthly Excess Cashflow for such Distribution Date and (y) the Group I Overcollateralization Deficiency Amount for such Distribution Date.

     "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Group I Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

     "Group I Mezzanine Components": The I-M2 Component, the I-M3 Component, the I-M4A Component and the I-M4B Component.

     "Group I Mortgage Loans": Those Mortgage Loans identified as Group I Mortgage Loans on the Mortgage Loan Schedule.

     "Group I Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Group I Overcollateralization Release Amount for such Distribution Date and (b) the positive excess of (x) Group I Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class I-A Certificates, the Class I-S Certificates and the Group I Mezzanine Components, (B) the Unpaid Interest Shortfall Amounts for the Class I-A Certificates and the Class I-S1 Certificates, (C) the Group I Principal Remittance Amount, (D) the Guarantor Reimbursement Amount, (E) the Guaranty Fee and (F) the Group I Cap Provider Payment.

     "Group I Net WAC Reserve Fund": The reserve fund established pursuant to
Section 3.26.

     "Group I Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Group I
Overcollateralization Target Amount exceeds the Group I Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Group I Principal Remittance Amount is applied as a principal payment on such Distribution Date).

     "Group I Overcollateralization Floor": $2,938,000.

     "Group I Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Group I Principal Remittance Amount for such Distribution Date and (y) the Group I Excess Overcollateralized Amount.

     "Group I Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Group I Stepdown Date, $10,284,000, (ii) on or after the Group I Stepdown Date provided a Group I Trigger Event is not in effect, the greater of (x) 3.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Group I Overcollateralization Floor, and (iii) on or after the Group I Stepdown Date if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, the Group I Overcollateralization Target Amount shall never exceed the Group I Overcollateralization Target Amount as described in clause (i) above.

     "Group I Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class I-A Certificates, the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IP and the aggregate Component Principal Balances of the Group I Mezzanine Components as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Group I Extra Principal Distribution Amount, if any).

     "Group I Principal Distribution Amount": The sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Group I
Overcollateralization Release Amount for such Distribution Date, and (ii) the Group I Extra Principal Distribution Amount for such Distribution Date.

     "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group I Mortgage Loans.

     "Group I Reserve Funds": The Group I Net WAC Reserve Fund and the Group I Cap Reserve Fund.

     "Group I Specified Reserve Fund Requirement": With respect to each Distribution Date, an amount equal to the greater of the Group I
Overcollateralization Deficiency Amount and $1,000 through June 2004 and thereafter, zero.

     "Group I Stepdown Date": The earlier of (a) the Distribution Date in July 2005 and (b) the date on which the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero.

     "Group I Termination Payment": With respect to any Distribution Date, any termination payment as defined in the Group I Cap Agreement owed to the Cap Provider for such Distribution Date, and the portion of any Group I Termination Payment payable by the Trust Fund to the Cap Provider previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the default rate specified in the Group I Cap Agreement for the period from the date such Group I Termination Payment was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

     "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Distribution Date if either a Group I Cumulative Loss Trigger Event or a Group I Delinquency Trigger Event has occurred with respect to such Distribution Date.

     "Group I Trust Administrator Fee": With respect to each Distribution Date, one-twelfth of the Trust Administrator Fee Rate multiplied by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Group II Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Group II Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Group II Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Group II Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount in connection with Group II Mortgage Loans), (c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Group II Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Group II Mortgage Loans for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer or the Trust Administrator for such Distribution Date with respect to the Group II Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trust Administrator for such Distribution Date with respect to the Group II Mortgage Loans pursuant to Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Group II Mortgage Loans occurring during the related

Prepayment Period over (ii) the sum of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller, the Guarantor, the NIMS Insurer or any Sub-Servicer pursuant to Section
3.11 or Section 3.12 in respect of the Group II Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses in connection with the Group II Mortgage Loans, (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (g) above, as the case may be, in connection with the Group II Mortgage Loans, in error, (c) Stayed Funds in connection with the Group II Mortgage Loans, (d) the PMI Insurer Fee payable from the Distribution Account, (e) any Group II Trust Administrator Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 in connection with the Group II Mortgage Loans and (f) amounts reimbursable to the Trust Administrator for an advance made pursuant to Section 7.02(b) in connection with the Group II Mortgage Loans which advance the Trust Administrator has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

     "Group II Cap Agreement": The interest rate cap agreement with respect to the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates, the Group II Mezzanine Components and the Class II-C Certificates consisting of the ISDA Master Agreement and the schedule and confirmation thereto, dated as of June 4, 2002 between the Trust Administrator, on behalf of the Trust, and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

     "Group II Cap Controlling Person": The majority of the Percentage Interest of the Holders of the Class II-C Certificates.

     "Group II Cap Payment Amount": With respect to any Distribution Date, the Group II Cap Premium for such Distribution Date and the portion of any Group II Cap Premium previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the default rate specified in the Group II Cap Agreement for the period from the date such Group II Cap Premium was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

     "Group II Cap Payment Limit": With respect to any Distribution Date, an amount equal to the Monthly Interest Distributable Amount for the Class II-C Certificates for such Distribution Date.

     "Group II Cap Premium": With respect to any Distribution Date is the premium payable by the Trust to the Cap Provider under the Group II Cap Agreement with respect to such Distribution Date as set forth in Schedule II.

     "Group II Cap Provider Payment": With respect to any Distribution Date, the lesser of (i) (A) so long as a Group II Early Termination Date has not been designated by the Cap Provider because of a Cap Default under the Group II Cap Agreement, the Group II Cap Payment Amount for such Distribution Date, or (B) if a Cap Default has occurred with respect to the Group II Cap Agreement and the Cap Provider has designated a Group II Early Termination Date, any Group II Termination Payment, and (ii) the Group II Cap Payment Limit for such Distribution Date.

     "Group II Cap Reserve Fund": The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.30 for the benefit of the Trustee and the Certificateholders and designed "Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, is trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2002-2, Asset Backed Certificates, Series 2002-2." Funds in the Group II Cap Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be part of any REMIC created hereunder; provided, however, that any investment income earned from Permitted Investments made with funds in the Group II Cap Reserve Fund will be for the account of the holder of the Class II-C Certificate.

     "Group II Certificates": The Class II-A Certificates, the Class II-S Certificates, the Group II-M1 Certificates, the Class II-C Certificates and the Class II-P Certificates.

     "Group II Closing Date Mortgage Loan": Any of the Group II Mortgage Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date Principal Balance of the Group II Closing Date Mortgage Loans is equal to $412,325,245.93.

     "Group II Credit Enhancement Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balances of the Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIC and the aggregate Component Principal Balances of the Group II Mezzanine Components, and the denominator of which is (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans calculated prior to taking into account payments of principal on the Group II Mortgage Loans due on the related Due Date or received during the related Prepayment Period and distribution of the Group II Principal Distribution Amount in respect of the Certificates and Components then entitled to distributions of principal on such Distribution Date.

     "Group II Cumulative Loss Trigger Event": A Group II Cumulative Loss Trigger Event has occurred with respect to a Distribution Date on or after the Distribution Date in July 2005, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred with respect to the Group II Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date, exceeds the percentage set forth below for such Distribution Date:

Distribution Date Occurring in   Cumulative Loss Percentage
------------------------------   --------------------------

July 2005 through                2.25% for the first month,  plus an additional
June 2006                        1/12th of 1.50% for each month thereafter.

July 2006 through                3.75% for the first month,  plus an additional
June 2007                        1/12th of 1.00% for each month thereafter.

July 2007 through                4.75% for the first month,  plus an additional
June 2008                        1/12th of 0.75% for each month thereafter.

July 2008 through                5.50% for the first month,  plus an additional
June 2009                        1/12th of .50% for each month thereafter.

July 2009 and thereafter         6.00% for each month

     "Group II Delinquency Percentage": With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Group II Mortgage Loans Delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Group II Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

     "Group II Delinquency Trigger Event": A Group II Delinquency Trigger Event has occurred with respect to a Distribution Date if the Group II Delinquency Percentage exceeds 50% of the Group II Credit Enhancement Percentage.

     "Group II Early Termination Date": An early termination date under the Group II Cap Agreement.

     "Group II Excess Overcollateralized Amount": With respect to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components and any Distribution Date, the excess, if any, of (i) the Group II Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group II Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group II Overcollateralization Target Amount for such Distribution Date.

     "Group II Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Group II Net Monthly Excess Cashflow for such Distribution Date and (y) the Group II Overcollateralization Deficiency Amount for such Distribution Date.

     "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Group II Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

     "Group II Mezzanine Components": The II-M2 Component, the II-M3 Component, the II-M4A Component and the II-M4B Component.

     "Group II Mortgage Loans": Those Mortgage Loans identified as Group II Mortgage Loans on the Mortgage Loan Schedule.

     "Group II Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Group II Overcollateralization Release Amount for such Distribution Date and (b) the positive excess of (x) Group II Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components, (B) the Unpaid Interest Shortfall Amounts for the Class II-A Certificates and the Class II-S1 Certificates, (C) the Group II Principal Remittance Amount and (D) the Group II Cap Provider Payment.

     "Group II Net WAC Reserve Fund": The reserve fund established pursuant to
Section 3.26.

     "Group II Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Group II
Overcollateralization Target Amount exceeds the Group II Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Group II Principal Remittance Amount is applied as a principal payment on such Distribution Date).

     "Group II Overcollateralization Floor": $2,062,000.

     "Group II Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Group II Principal Remittance Amount for such Distribution Date and (y) the Group II Excess Overcollateralized Amount.

     "Group II Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Group II Stepdown Date, $7,834,000, (ii) on or after the Group II Stepdown Date provided a Group II Trigger Event is not in effect, the greater of (x) 3.80% of the aggregate Stated Principal Balance of the Group II Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Group II Overcollateralization Floor, and (iii) on or after the Group II Stepdown Date if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, the Group II Overcollateralization Target Amount shall never exceed the Group II Overcollateralization Target Amount as described in clause (i) above.

     "Group II Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balances of the Class II-A Certificates, the Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIP, and the aggregate Component Principal Balances of the Group II Mezzanine Components as of such

Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Group II Extra Principal Distribution Amount, if any).

     "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Group II Overcollateralization Release Amount for such Distribution Date, and (ii) the Group II Extra Principal Distribution Amount for such Distribution Date.

     "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price representing principal with respect to the Group II Mortgage Loans.

     "Group II Reserve Funds": The Group II Net WAC Reserve Fund and the Group II Cap Reserve Fund.

     "Group II Specified Reserve Fund Requirement": With respect to each Distribution Date, is an amount equal to the greater of the Group II Overcollateralization Deficiency Amount and $1,000 through June 2004 and thereafter, zero.

     "Group II Stepdown Date": The earlier of (a) the Distribution Date in July 2005 and (b) the date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero.

     "Group II Termination Payment": With respect to any Distribution Date, any termination payment as defined in the Group II Cap Agreement owed to the Cap Provider for such Distribution Date, and the portion of any Termination Payment payable by the Trust Fund to the Cap Provider previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the default rate specified in the Group II Cap Agreement for the period from the date such Group II Termination Payment was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

     "Group II Trigger Event": A Group II Trigger Event has occurred with respect to a Distribution Date if either a Group II Cumulative Loss Trigger Event or a Group II Delinquency Trigger Event has occurred with respect to such Distribution Date.

     "Group II Trust Administrator Fee": With respect to each Distribution Date, one-twelfth of the Trust Administrator Fee Rate multiplied by the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Guaranteed Certificates": The Class I-A Certificates and the Class I-S1 Certificates.

     "Guaranteed Interest Distribution Amount": With respect to any Distribution Date and the Guaranteed Certificates, the amount, if any, after giving effect to the distributions of the Guaranty Fee and the Guarantor Reimbursement Amount to the Guarantor and the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount to the Guaranteed Certificates, by which the (i) sum of (x) the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount payable on the Guaranteed Certificates for such Distribution Date and (y) the Net Prepayment Interest Shortfalls and the Relief Act Interest Shortfalls allocated to the Guaranteed Certificates for such Distribution Date exceeds (ii) the amount of interest actually paid (without giving effect to any Guarantor Payment) to the Holders of the related Classes of Guaranteed Certificates on such Distribution Date.

     "Guaranteed Principal Distribution Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after giving effect to all amounts distributable and allocable to principal on such Class I-A Certificates but prior to giving effect to any Guarantor Payment on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans (after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

     "Guarantor": Fannie Mae, or its successor in interest.

     "Guarantor Interest Reimbursement Amount": With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guaranty Fees, not including the Guaranty Fee due on such Distribution Date, and (ii) the sum of all amounts paid by the Guarantor in respect of the Guaranteed Interest Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed.

     "Guarantor Payment": Any payment made by the Guarantor in respect of a Guaranteed Interest Distribution Amount or a Guaranteed Principal Distribution Amount.

     "Guarantor Principal Reimbursement Amount": With respect to any Distribution Date, the sum of all amounts paid by the Guarantor in respect of Guaranteed Principal Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed.

     "Guarantor Reimbursement Amount": With respect to any Distribution Date, the sum of Guarantor Interest Reimbursement Amount and the Guarantor Principal Reimbursement Amount.

     "Guaranty": The obligations of the Guarantor pursuant to Section 4.09.

     "Guaranty Fee": With respect to any Distribution Date and with respect to the Guaranteed Certificates, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the applicable Guaranty Fee Rate for such Guaranteed Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

     "Guaranty Fee Rate": The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Trust Administrator, the Seller and the Master Servicer.

     "Indenture": The indenture or a document of similar import, if any, entered into following the Closing Date, by one or more Affiliates of the Depositor or one or more entities sponsored by an Affiliate of the Depositor relating to the NIM Notes to be issued thereunder.

     "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

     "Information Supplement": The Information Supplement of the Depositor dated May 29, 2002, relating to the Guaranteed Certificates.


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

     "Initial Certificate Principal Balance": With respect to any Regular Certificate (other than any Class S Certificate), the amount designated "Initial Certificate Principal Balance" on the face thereof.

     "Initial Component Principal Balance": With respect to the I-M2 Component, -$33,800,000; the II-M2 Component, $20,600,000; the I-M3 Component, $20,580,000;
the II-M3 Component, $16,570,000; the I-M4A Component, $5,877,500; the I-M4B Component, $5,877,500; the II-M4A Component, $4,127,500; and the II-M4B Component, $4,127,500.

     "Initial Notional Amount": With respect to any Class S Certificate or Class C Certificate, the amount designated "Initial Notional Amount" on the face thereof.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property (including any related PMI Policy) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Insured NIM Notes": Net interest margin securities, if any, issued by one or more Affiliates of the Depositor or by one or more entities sponsored by an Affiliate of the Depositor which are backed by the cashflow on certain or all of the Class S2 Certificates, Class C Certificates and Class P Certificates and insured by the NIMS Insurer.

     "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

     "LIBOR": With respect to each Accrual Period, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for United States dollar deposits of one-month maturity set forth by the British Bankers' Association (the "BBA"), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trust Administrator will obtain such rate from Reuters Monitor Money Rates Service page "LIBOR01" or Bloomberg L.P. page "BBAM." Alternatively, the Trust Administrator may request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trust Administrator as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     The Trust Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

     "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open for conducting transactions in foreign currency and exchange.

     "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 9.01.

     "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.23 or Section 9.01.

     "Loan Group I": All of the Group I Mortgage Loans collectively.

     "Loan Group II": All of the Group II Mortgage Loans collectively.

     "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the Mortgage Loan and any other mortgage loan secured by a senior lien on the related Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

     "Marker Rate 1": With respect to REMIC 5 Regular Interest LT5-IC and any Distribution Date other than the first Distribution Date, a per annum rate equal to 2 times the weighted average of the Uncertificated REMIC 4 Pass-Through Rates for REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, and REMIC 4 Regular Interest LT4G-1,

o with the rate on REMIC 4 Regular Interest LT4B-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class I-A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class I-A Certificates,

o with the rate on REMIC 4 Regular Interest LT4C-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components,

o with the rate on REMIC 4 Regular Interest LT4D-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components,

o with the rate on REMIC 4 Regular Interest LT4E-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M4A Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components,

o with the rate on REMIC 4 Regular Interest LT4F-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M4B Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components,

o with the rate on REMIC 4 Regular Interest LT4G-1 subject to a cap of zero for the purpose of this calculation,

provided that in each case the rate used herein shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30. With respect to REMIC 5 Regular Interest LT5-IC and the first Distribution Date, a per annum rate equal to the weighted average of the Uncertificated REMIC 4 Pass-Through Rates for REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, and REMIC 4 Regular Interest LT4G-1.


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

     "Marker Rate 2": With respect to REMIC 5 Regular Interest LT5-IIC and any Distribution Date other than the first Distribution Date, a per annum rate equal to 2 times the weighted average of the Uncertificated REMIC 4 Pass-Through Rates for REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, and REMIC 4 Regular Interest LT4H-2, calculated as follows:

o with the rate on REMIC 4 Regular Interest LT4B-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates;

o with the rate on REMIC 4 Regular Interest LT4C-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-M1 Certificates;

o with the rate on REMIC 4 Regular Interest LT4D-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components,

o with the rate on REMIC 4 Regular Interest LT4E-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components;

o with the rate on REMIC 4 Regular Interest LT4F-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M4A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-M4A Certificates;

o with the rate on REMIC 4 Regular Interest LT4G-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M4B Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-M4B Certificates; and

o with the rate on REMIC 4 Regular Interest LT4H-2 subject to a cap of zero for the purpose of this calculation,

provided that in each case the rate used herein shall be multiplied by a fraction the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30. With respect to REMIC 5 Regular Interest LT5-IIC and the first Distribution Date, a per annum rate equal to the weighted average of the Uncertificated REMIC 4 Pass-Through Rates for REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, and REMIC 4 Regular Interest LT4H-2.

     "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

     "Master Servicer Event of Default": One or more of the events described in
Section 7.01.

     "Master Servicer Prepayment Charge Payment Amount": The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth Section 2.04(a)(viii) or (ii) collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

     "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the Business Day preceding the Distribution Date.

     "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test will be failed with respect to the Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

     "Maximum Cap Rate": For any Distribution Date and the Class I-A Certificates and the Group I Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the product of (I) the Guaranty Fee Rate and (II) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, (B) the product of (I) the Pass-Through Rate for the Class I-S1 Certificates for such Distribution Date and (II) the Class I-S1 Notional Amount immediately prior to such Distribution Date, (C) the product of (I) the Pass-Through Rate for the Class I-S2 Certificates for such Distribution Date and (II) the Class I-S2 Notional Amount immediately prior to such Distribution Date, and (D) the product of (I) the Pass-Through Rate for REMIC 5 Regular Interest LT5-ICF for such Distribution Date and (II) the Notional Amount for the REMIC 5 Regular Interest LT5-ICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by
(b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     For any Distribution Date and the Class II-A Certificates, Class II-M1 Certificates and the Group II Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the product of (I) the Pass-Through Rate for the Class II-S1 Certificates for such Distribution Date and (II) the Class II-S1 Notional Amount immediately prior to such Distribution Date, (B) the product of (I) the Pass-Through Rate for the Class II-S2 Certificates for such Distribution Date and (II) the Class II-S2 Notional Amount immediately prior to such Distribution Date, and (C) the product of (I) the Pass-Through Rate for the REMIC 5 Regular Interest LT5-IICF for such Distribution Date and (II) the Notional Amount for the REMIC 5 Regular Interest LT5-IICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by
(b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.


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

     "Maximum LT4G-1 Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the sum of:

     (A) the excess of (a) accrued interest at the Uncertificated REMIC 4 Pass-Through Rate applicable to REMIC 4 Regular Interest LT4G-1 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4G-1 minus the REMIC 4 Overcollateralized Amount 1, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4B-1 with the rate on REMIC 4 Regular Interest LT4B-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class I-A Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class I-A Certificates, Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4C-1 with the rate on REMIC 4 Regular Interest LT4C-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4D-1 with the rate on REMIC 4 Regular Interest LT4D-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4E-1 with the rate on REMIC 4 Regular Interest LT4E-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M4A Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4F-1 with the rate on REMIC 4 Regular Interest LT4F-1 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the I-M4B Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group I Mezzanine Components, provided, that in each case the rates set forth in clauses (i) above shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30, and

     (B)  the REMIC 4 Group I Diverted Excess Spread.

     "Maximum LT4H-2 Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the sum of:

     (A) the excess of (a) accrued interest at the Uncertificated REMIC 4 Pass-Through Rate applicable to REMIC 4 Regular Interest LT4H-2 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4H-2 minus the REMIC 4 Overcollateralized Amount 2, in each case for such Distribution Date, over (b) the sum of:

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4B-2 with the rate on REMIC 4 Regular Interest LT4B-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-A Certificates and (ii) the


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

          lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-A Certificates;

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4C-2, with the rate on REMIC 4 Regular Interest LT4C-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class II-M1 Certificates and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Class II-M1 Certificates;

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4D-2 with the rate on REMIC 4 Regular Interest LT4D-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M2 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components;

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4E-2 with the rate on REMIC 4 Regular Interest LT4E-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M3 Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components;

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4F-2 with the rate on REMIC 4 Regular Interest LT4F-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M4A Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components;

     o Uncertificated Accrued Interest on REMIC 4 Regular Interest LT4G-2 with the rate on REMIC 4 Regular Interest LT4G-2 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the II-M4B Component and (ii) the lower of the Net WAC Rate and the Maximum Cap Rate applicable to the Group II Mezzanine Components;

     provided, that in each case the rates set forth in clauses (i) above shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30, and

     (B)  the REMIC 4 Group II Diverted Excess Spread.

     "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

     "Mezzanine Certificates": The Class II-M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4A Certificates and the Class M4B Certificates.

     "Mezzanine Components": The Group I Mezzanine Components and the Group II Mezzanine Components.

     "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

     "Monthly Interest Distributable Amount": With respect to any Distribution Date and the Class A Certificates, the Class II-M1 Certificates, the Mezzanine Components, the Class S Certificates, REMIC 5 Regular Interest LT5-IC and REMIC 5 Regular Interest LT5-IIC and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class S Certificates, REMIC 5 Regular Interest LT5-IC and REMIC 5 Regular Interest LT5-IIC) of such Class or on the Component Principal Balance, in the case of the Mezzanine Components, on such Component immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls and in each case as such shortfall allocations are set forth in Section 1.03. With respect to the Class I-C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the sum of the Monthly Interest Distributable Amounts for REMIC 5 Regular Interest LT5-IC and REMIC 5 Regular Interest LT5-ICF for such Distribution Date. With respect to the Class II-C Certificates and any Distribution Date, the Monthly Interest Distributable Amount shall equal the sum of the Monthly Interest Distributable Amounts for REMIC 5 Regular Interest LT5-IIC and REMIC 5 Regular Interest LT5-IICF for such Distribution Date.

     Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the Class I-S1 Certificates and any Distribution Date will be equal to the sum of the Uncertificated Accrued Interest for the REMIC 4 AS-1 Interests for such Distribution Date; the Monthly Interest Distributable Amount for the Class II-S1 Certificates and any Distribution Date will be equal to the sum of the Uncertificated Accrued Interest for the REMIC 4 BS-1 Interests for such Distribution Date; the Monthly Interest Distributable Amount for the Class I-S2 Certificates and any Distribution Date will be equal to the sum of the Uncertificated Accrued Interest for the REMIC 4 AS-2 Interests for such Distribution Date; and the Monthly Interest Distributable Amount for the Class II-S2 Certificates and any Distribution Date will be equal to the sum of the Uncertificated Accrued Interest for the REMIC 4 BS-2 Interests for such Distribution Date.

     The Monthly Interest Distributable Amount for the REMIC 5 Regular Interest LT5-ICF and the REMIC 5 Regular Interest LT5-IICF shall be the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Notional Amount thereof immediately prior to such Distribution Date, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls as such shortfall allocations are set forth in Section 1.03. Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the REMIC 5 Regular Interest LT5-ICF and any Distribution Date will be equal to the Uncertificated Accrued Interest for REMIC 4 Regular Interest LT4ACF for such Distribution Date; and the Monthly Interest Distributable Amount for the REMIC 5 II-CF Interest and any Distribution Date will be equal to the Uncertificated Accrued Interest for REMIC 4 Regular Interest LT4BCF for such Distribution Date.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving
effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trust Administrator pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1A and REMIC 1B on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

          (i) the Mortgagor's name and the Master Servicer's Mortgage Loan identifying number;

          (ii) the street address of the Mortgaged Property including the state and zip code;

          (iii) a code indicating whether the Mortgaged Property is owner-occupied;

          (iv) the type of Residential Dwelling constituting the Mortgaged Property;

          (v)  the original months to maturity;

          (vi) the Loan-to-Value Ratio and the combined Loan-to-Value Ratio at origination;

          (vii) the Mortgage Rate in effect immediately following the Cut-off Date;

          (viii) the date on which the first Monthly Payment was due on the Mortgage Loan;

          (ix) the stated maturity date;

          (x) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

          (xi) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

          (xii) the original principal amount of the Mortgage Loan;

          (xiii) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

          (xiv) whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan: (a) the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate, (d) the Periodic Rate Cap for the first Adjustment Date and each subsequent Adjustment Date and (e) the next Adjustment Date immediately following the Cut-off Date;

          (xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

          (xvi) the Mortgage Rate at origination;

          (xvii) a code indicating the documentation program;

          (xviii) the Seller's risk grade and the FICO score;

          (xix) the Value of the Mortgaged Property;

          (xx) the sale price of the Mortgaged Property, if applicable;

          (xxi) whether such Mortgage Loan is secured by a first lien or a second lien on the related Mortgaged Property;

          (xxii) the date of origination;

          (xxiii) the stated remaining months to maturity as of the Cut-off
               Date;

          (xxiv) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

          (xxv) the interest "paid to date" of the Mortgage Loan as of the Cut-off Date;

          (xxvi) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan;

          (xxvii) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

          (xxviii) the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

          (xxix) the number of years the prepayment penalty is in effect; and

          (xxx) a code indicating that such Mortgage Loan is covered under the PMI Policy.

     The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. The Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans, and therefore in REMIC 1A, and those that are included in Group II Mortgage Loans and therefore in REMIC 1B.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

     "Net Monthly Excess Cashflow": With respect to each Distribution Date, the Group I Net Monthly Excess Cashflow or Group II Net Monthly Excess Cashflow.

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

     "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

     "Net WAC Rate": For any Distribution Date (other than the first Distribution Date) and the Class I-A Certificates and the Group I Mezzanine Components, (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the product of (I) the Guaranty Fee Rate and (II) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, (B) the product of (I) the Pass-Through Rate for the Class I-S1 Certificates for such Distribution Date and (II) the Class I-S1 Notional Amount immediately prior to such Distribution Date, (C) the product of
(I) the Pass-Through Rate for the Class I-S2 Certificates for such Distribution Date and (II) the Class I-S2 Notional Amount immediately prior to such Distribution Date, and (D) the product of (I) the Pass-Through Rate for the REMIC 5 Regular Interest LT5-ICF for such Distribution Date and (II) the Notional Amount for the REMIC 5 Regular Interest LT5-ICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     For any Distribution Date (other than the first Distribution Date) and the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components (a) a per annum rate equal to the excess, if any, of (i) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of
(A) the product (I) the Pass-Through Rate for the Class II-S1 Certificates for such Distribution Date and (II) the Class II-S1 Notional Amount immediately prior to such Distribution Date, (B) the product of (I) the Pass-Through Rate for the Class II-S2 Certificates for such Distribution Date and

(II) the Class II-S2 Notional Amount immediately prior to such Distribution Date, and (C) the product of (I) the Pass-Through Rate for the REMIC 5 Regular Interest LT5-IICF for such Distribution Date and (II) the Notional Amount for the REMIC 5 Regular Interest LT5-IICF for such Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

     "Net WAC Rate Carryover Amount": With respect to the Class A Certificates, the Class II-M1 Certificates, the Mezzanine Components and any Distribution Date for which the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date is the Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been payable to such Class of Certificates or such Component on such Distribution Date if the Pass-Through Rate for such Class of Certificates or such Component for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest payable on such Class of Certificates or such Component at the Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates or such Component for the most recently ended Accrual Period.

     "Net WAC Reserve Funds": The Group I Net WAC Reserve Fund and the Group II Net WAC Reserve Fund.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "NIM Notes": The Insured NIM Notes and the Other NIM Notes.

     "NIMS Insurer": A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, Long Beach Asset Holdings Corp., the Master Servicer, the Trust Administrator and other Persons), the NIMS Insurer shall be the Person designated in the Indenture or such other agreement. If none of the net interest margin securities have been issued by one or more of the Affiliates of the Depositor or by one or more entities which are sponsored by an Affiliate of the Depositor, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS Insurer under this Agreement.

     "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Notional Amount": With respect to the Class I-S1 Certificates, the lesser of (i) the following amounts:

------------------------------------------------------------------------------------
      Immediately prior to any
Distribution Date starting with the    and ending with the    the following Notional
       Distribution Date in:          Distribution Date in:           Amount:
------------------------------------------------------------------------------------
July 2002                             November 2002                 114,720,000
------------------------------------------------------------------------------------
December 2002                         April 2003                     99,080,000
------------------------------------------------------------------------------------
May 2003                              September 2003                 87,160,000
------------------------------------------------------------------------------------
October 2003                          February 2004                  76,390,000
------------------------------------------------------------------------------------
March 2004                            July 2004                      67,030,000
------------------------------------------------------------------------------------
August 2004                           December 2004                  58,830,000
------------------------------------------------------------------------------------
January 2005                          May 2005                       48,750,000
------------------------------------------------------------------------------------

and (ii) the sum of the Uncertificated Principal Balances of REMIC 1A Regular Interest LT1A-A and the REMIC 1A CF Interests immediately prior to such Distribution Date. With respect to the Class II-S1 Certificates, the lesser (i) of the following amounts:

------------------------------------------------------------------------------------
      Immediately prior to any
Distribution Date starting with the    and ending with the    the following Notional
       Distribution Date in:          Distribution Date in:           Amount:
------------------------------------------------------------------------------------
July 2002                             November 2002                  78,840,000
------------------------------------------------------------------------------------
December 2002                         April 2003                     70,030,000
------------------------------------------------------------------------------------
May 2003                              September 2003                 61,700,000
------------------------------------------------------------------------------------
October 2003                          February 2004                  54,210,000
------------------------------------------------------------------------------------
March 2004                            July 2004                      47,570,000
------------------------------------------------------------------------------------
August 2004                           December 2004                  41,780,000
------------------------------------------------------------------------------------
January 2005                          May 2005                       34,500,000
------------------------------------------------------------------------------------

and (ii) the sum of the Uncertificated Principal Balances of all of the REMIC 1B Regular Interests.

     With respect to the Class I-S2 Certificates, for any Distribution Date up to and including the Distribution Date in June 2004, the lesser of $48,190,000 and the sum of the Uncertificated

Principal Balances of the REMIC 1A Regular Interests; immediately after the Distribution Date in June 2004 and up to and including the Distribution Date in December 2004, the lesser of $42,000,000 and the sum of the Uncertificated Principal Balances of the REMIC 1A Regular Interests.

     With respect to the Class II-S2 Certificates for any Distribution Date up to and including the Distribution Date in June 2004, the lesser of $33,810,000 and the sum of the Uncertificated Principal Balances of the REMIC 1B Regular Interests; immediately after the Distribution Date in June 2004 and up to and including the Distribution Date in December 2004, the lesser of $28,000,000 and the sum of the Uncertificated Principal Balances of the REMIC 1B Regular Interests.

     With respect to REMIC 5 Regular Interest LT5-IC, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 4 Group I Regular Interests. With respect to the REMIC 5 Regular Interest LT5-IIC, immediately prior to any Distribution Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 4 Group II Regular Interests. With respect to the Class I-C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of REMIC 5 Regular Interest LT5-IC. With respect to the Class II-C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of REMIC 5 Regular Interest LT5-IIC.

     With respect to the REMIC 5 Regular Interest LT5-ICF, the lesser of (i) the following amounts:

Immediately prior to the
Distribution Date in:                Notional Amount
------------------------             ---------------
July 2002.........................    $121,942,691
August 2002.......................     120,916,368
September 2002....................     119,702,534
October 2002......................     118,303,157
November 2002.....................     116,721,085
December 2002.....................     114,959,942
January 2003......................     113,024,440
February 2003.....................     110,871,320
March 2003........................     108,556,564
April 2003........................     106,087,620
May 2003..........................     103,472,641
June 2003.........................     100,720,452
July 2003.........................      97,866,317
August 2003.......................      94,894,395
September 2003....................      91,838,949
October 2003......................      88,709,563
November 2003.....................      85,516,454
December 2003.....................      82,620,169
January 2004......................      79,720,597
February 2004.....................      76,916,528
March 2004........................      74,202,127
April 2004........................      71,568,467

Immediately prior to the
Distribution Date in:                Notional Amount
------------------------             ---------------
May 2004..........................      69,021,569
June 2004.........................      64,795,199
July 2004.........................      60,837,092
August 2004.......................      57,121,425
September 2004....................      53,632,941
October 2004......................      50,357,358
November 2004.....................      47,281,306
December 2004.....................      45,461,744
January 2005......................      43,681,062
February 2005.....................      41,962,267
March 2005........................      40,279,059
April 2005........................      38,653,583
May 2005..........................      37,084,698

and (ii) the sum of the Uncertificated Principal Balances of the REMIC 1A Regular Interests.

     With respect to the REMIC 5 Regular Interest LT5-IICF, the lesser of (i) the following amounts:

Immediately prior to the
Distribution Date in:                Notional Amount
------------------------             ---------------
July 2002.........................     $85,557,309
August 2002.......................      84,815,765
September 2002....................      83,941,121
October 2002......................      82,934,851
November 2002.....................      81,799,056
December 2002.....................      80,536,413
January 2003......................      79,150,354
February 2003.....................      77,613,876
March 2003........................      75,963,188
April 2003........................      74,203,674
May 2003..........................      72,342,476
June 2003.........................      70,385,921
July 2003.........................      68,360,079
August 2003.......................      66,266,556
September 2003....................      64,132,908
October 2003......................      61,961,477
November 2003.....................      59,768,123
December 2003.....................      57,757,563
January 2004......................      55,755,610
February 2004.....................      53,819,234
March 2004........................      51,913,701
April 2004........................      50,067,610
May 2004..........................      48,233,217
June 2004.........................      45,405,979
July 2004.........................      42,753,386

Immediately prior to the
Distribution Date in:                Notional Amount
------------------------             ---------------
August 2004.......................      40,259,570
September 2004....................      37,932,637
October 2004......................      35,743,480
November 2004.....................      33,714,363
December 2004.....................      32,447,449
January 2005......................      31,207,580
February 2005.....................      30,010,265
March 2005........................      28,835,774
April 2005........................      27,701,344
May 2005..........................      26,604,008

and (ii) the sum of the Uncertificated Principal Balances of the REMIC 1B Regular Interests.

     "Notional Regular Interest": Each of the Regular Interests described in the Preliminary Statement as not having an Uncertificated Principal Balance.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, or the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Optional Termination Date": The first Distribution Date on which the Terminator may elect to terminate the Trust Fund pursuant to Section 9.01.

     "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates and the Class P Certificate, the corresponding Certificate Principal Balance on the Closing Date.

     "Original Class Notional Amount": With respect to the Class I-S1 Certificates, $114,720,000.00. With respect to the Class II-S1 Certificates, $78,840,000.00. With respect to the Class I-S2 Certificates, $48,190,000.00. With respect to the Class II-S2 Certificates, $33,810,000.00. With respect to REMIC 5 Regular Interest LT5-IC, $587,676,192.67. With respect to REMIC 5 Regular Interest LT5-IIC, $412,325,245.93.

     "Other NIM Notes": Net Interest Margin Securities, if any, issued by one or more Affiliates of the Depositor or by one or more entities sponsored by an Affiliate of the Depositor, which are backed by the cashflow on certain Class S2 Certificates, Class C Certificates and Class P Certificates and not insured by any NIMS Insurer.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate":

     With respect to the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components for any Distribution Date (other than the first Distribution Date), the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Certificates or Components for such Distribution Date.

     With respect to the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components and the first Distribution Date, the related Formula Rate for such Distribution Date;

     With respect to the Class I-S1 Certificates and any Distribution Date, a per annum rate equal to 5.25% for the Distribution Date in July 2002 through the Distribution Date in May 2005 and 0.00% thereafter.

     With respect to the Class II-S1 Certificates and any Distribution Date, a per annum rate equal to 4.00% for the Distribution Date in July 2002 through the Distribution Date in May 2005 and 0.00% thereafter.

     With respect to the Class I-S2 Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) 4.25% and (y) the Class I-S2 Cap Rate, for the Distribution Date in July 2002 through the Distribution Date in December 2004 and 0.00% thereafter.

     With respect to the Class II-S2 Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) 4.25% and (y) the Class II-S2 Cap Rate, for the Distribution Date in July 2002 through the Distribution Date in December 2004 and 0.00% thereafter.

     However, for federal income tax purposes and under the REMIC Provisions,
(A) the Class S Certificates will not have a Pass-Through Rate, and (B) the Monthly Interest Distributable Amounts for the Class S Certificates and any Distribution Date for federal income tax purposes will be as specified in the definition of Monthly Interest Distributable Amount.

     The Pass-Through Rate for REMIC 5 Regular Interest LT5-ICF and the REMIC 5 Regular Interest LT5-IICF will be 0.82% per annum. However, for federal income tax purposes and under the REMIC Provisions, (A) the REMIC 5 Regular Interest LT5-ICF and the REMIC 5 Regular Interest LT5-IICF will not have Pass-Through Rates, and (B) the Monthly Interest Distributable Amounts for the such interests and any Distribution Date for federal income tax purposes will be as specified in the definition of Monthly Interest Distributable Amount.

     With respect to REMIC 5 Regular Interest LT5-IC and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the excess of (a) the sum of the amounts calculated pursuant to clauses (A) through (G) below over (b) the Guaranty Fee for such Distribution Date, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 2 Group I Regular Interests. For purposes of


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calculating the Pass-Through Rate for REMIC 5 Regular Interest LT5-IC, the
numerator is equal to the sum of the following components:

          (A) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4A-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4A-1;

          (B) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4B-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4B-1;

          (C) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4C-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4C-1;

          (D) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4D-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4D-1;

          (E) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4E-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4E-1;

          (F) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4F-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4F-1;

          (G) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4G-1 minus Marker Rate 1, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4G-1; and

          (F) 100% of the interest on REMIC 4 Regular Interest LT4P-1.

     With respect to REMIC 5 Regular Interest LT5-IIC and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through
(I) below for such Distribution Date, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 4 Group II Regular Interests. For purposes of calculating the Pass-Through Rate for REMIC 5 Regular Interest LT5-IIC, the numerator is equal to the sum of the following components:

          (A) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4A-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4A-2;

          (B) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4B-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4B-2;


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          (C) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular
Interest LT4C-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4C-2;

          (D) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4D-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4D-2;

          (E) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4E-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4E-2;

          (F) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4F-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4F-2;

          (G) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4G-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4G-2;

          (H) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4H-2 minus Marker Rate 2, applied to an amount equal to the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4H-2; and

          (I) 100% of the interest on REMIC 4 Regular Interest LT4P-2.

          The Class I-C Certificates and the Class II-C Certificates will not have a Pass-Through Rate.

     "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Notional Amount of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

     "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee, the Trust Administrator or any


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

of their respective Affiliates or for which an Affiliate of the NIMS Insurer, the Trustee or the Trust Administrator serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Trust Administrator or their respective agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Fitch and the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, rated A-1+ or higher by S&P and rated A2 or higher by Moody's;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating


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

     available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Permitted Investments; and

          (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class II-A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

     "PMI Insurer": None of the Mortgage Loans are insured by a primary mortgage insurance policy. References to the PMI Insurer, PMI Insurer Fee, PMI Insurer Fee Rate, PMI Mortgage Loans and PMI Policy are left in this Agreement for administrative convenience and shall be completely disregarded. There are no PMI Mortgage Loans nor any PMI Insurer under this Agreement and no Person shall have any rights of the PMI Insurer under this Agreement.

     "PMI Insurer Fee": The amount payable to the PMI Insurer on each Distribution Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

     "PMI Insurer Fee Rate": 0.00% per annum.

     "PMI Mortgage Loans": The Mortgage Loans insured by the PMI Insurer set forth on the list of Mortgage Loans attached hereto as Schedule IV. There are no PMI Mortgage Loans under this Agreement.

     "PMI Policy": Not applicable.

     "Prepayment Assumption": The pricing prepayment assumption as described in the Prospectus Supplement.


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

     "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

     "Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

          (i)  the Mortgage Loan identifying number;

          (ii) a code indicating the type of Prepayment Charge;

          (iii) the state of origination of the related Mortgage Loan;

          (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

          (v)  the term of the related Prepayment Charge; and

          (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

     The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period and (ii) 30 days. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

     "Prepayment Period": With respect to the first Distribution Date, the period from May 1, 2002 through June 30, 2002, and with respect to any Distribution Date thereafter, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

     "Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

     "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal


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

Balance of the related Mortgage Loan shall equal the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

     "Principal Distribution Amount": With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

     "Prospectus Supplement": That certain Prospectus Supplement dated May 30, 2002 relating to the public offering of the Class II-A Certificates, the Class II-S1 Certificates and the Mezzanine Certificates.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11 (a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer, the Guarantor, the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation.

     Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive


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

of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a Purchase Price paid in connection with Section 9.01).

     "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x) have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting criteria and guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified Substituted Mortgage Loans substituted for Deleted Mortgage Loans that are Group I Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae loan limits as of the date of its origination and be otherwise acceptable to the Guarantor, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be covered by the PMI Policy if the Deleted Mortgage Loan that is a Group II Mortgage Loan was covered by the PMI Policy, and (xv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances (applied separately for the Group I Mortgage Loans and Group II Mortgage Loans), the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (viii)


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

hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has previously been repurchased (exclusive of any Mortgage Loans purchased by the Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage Loan shall also have a Prepayment Charge provision at least as favorable to the Holders of the related Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.

     "Rate Change Date": The date specified in the Preliminary Statement on which the Uncertificated Pass-Through Rate for certain REMIC Regular Interest changes.

     "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and Master Servicer.

     "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Mortgage Loan.

     "Record Date": With respect to (i) the Class S Certificates, the Class P Certificates, the Class C Certificates, the Residual Certificates and any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates and the Mezzanine Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

     "Recording Documents": As defined in Section 2.01 hereof.

     "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trust Administrator with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trust Administrator with the consent of the NIMS Insurer which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.


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

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificates": The Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates.

     "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC 1A": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Group I Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property acquired with respect to a Group I Mortgage Loan, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Group I Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Group I Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the obligations of the Guarantor to the Holders of the Guaranteed Certificates under the Guaranty and,
(vi) solely to the extent that they relate to the Group I Mortgage Loans or payments or property received on or with respect to the Group I Mortgage Loans, the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Funds and Master Servicer Prepayment Charge Payment Amounts.

     "REMIC 1A CF Interests": The regular interests in REMIC 1A that are described in the Preliminary Statement and designated as LT1ACF-1 through LT1ACF-35. Each REMIC 1A CF Interest shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1A Regular Interest LT1A-A": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-A shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to


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

distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1A Regular Interest LT1A-B": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-B shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1A Regular Interest LT1A-P": One of the separate non-certificated beneficial ownership interests in REMIC 1A issued hereunder and designated as a Regular Interest in REMIC 1A. REMIC 1A Regular Interest LT1A-P shall accrue interest at the related Uncertificated REMIC 1A Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Group I Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1A Regular Interests": REMIC 1A Regular Interest LT1A-A, REMIC 1A Regular Interest LT1A-B, the REMIC 1A CF Interests and REMIC 1A Regular Interest LT1A-P.

     "REMIC 1B": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Group II Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property acquired with respect to a Group II Mortgage Loan, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Group II Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Group II Mortgage Loans under the Mortgage Loan Purchase Agreement (including any security interest created thereby), and (v) solely to the extent that they relate to the Group II Mortgage Loans or payments or property received on or with respect to the Group II Mortgage Loans, the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Funds and Master Servicer Prepayment Charge Payment Amounts.

     "REMIC 1B CF Interests": The regular interests in REMIC 1B that are described in the Preliminary Statement and designated as LT1BCF-1 through LT1BCF-35. Each REMIC 1B CF Interest shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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     "REMIC 1B Regular Interest LT1B-A": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-A shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1B Regular Interest LT1B-P": One of the separate non-certificated beneficial ownership interests in REMIC 1B issued hereunder and designated as a Regular Interest in REMIC 1B. REMIC 1B Regular Interest LT1B-P shall accrue interest at the related Uncertificated REMIC 1B Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Group II Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1B Regular Interests": REMIC 1B Regular Interest LT1B-A, the REMIC 1B CF Interests and REMIC 1B Regular Interest LT1B-P.

     "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1A Regular Interests and the REMIC 1B Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 5, as holder of the REMIC 2 Regular Interests and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC 2 ACF Interests": The regular interests in REMIC 2 that are described in the Preliminary Statement and designated as LT2ACF-1 through LT2ACF-35. Each REMIC 2 ACF Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 2 AS1 Interests": The regular interests in REMIC 2 that are described in the Preliminary Statement and designated as LT2AS1-1 through LT2AS1-7. Each REMIC 2 AS1 Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 BCF Interests": The regular interests in REMIC 2 that are described in the Preliminary Statement and designated as LT2BCF-1 through LT2BCF-35. Each REMIC 2 BCF Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 2 BS1 Interests": The regular interests in REMIC 2 that are described in the Preliminary Statement and designated as LT2BS1-1 through LT2BS1-7. Each REMIC 2 BS1 Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and


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conditions hereof, in an aggregate amount equal to its initial Uncertificated
Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest LT2A-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2A-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest LT2A-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2A-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest LT2A-P": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2A-P shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1A Regular Interest LT1A-P.

     "REMIC 2 Regular Interest LT2B-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2B-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 2 Regular Interest LT2B-P": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2B-P shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 1B Regular Interest LT1B-P.

     "REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2A-A, REMIC 2 Regular Interest LT2B-A, REMIC 2 Regular Interest LT2A-B, REMIC 2 Regular Interest LT2A-P, REMIC 2 Regular Interest LT2B-P, the REMIC 2 ACF Interests, REMIC 2 AS1 Interests , REMIC 2 BCF Interests, and REMIC 2 BS1 Interests

     "REMIC 3 ACF Interests": The Regular Interests in REMIC 3 that are described in the Preliminary Statement and designated as LT3ACF-1 through LT3ACF-35. Each REMIC 3 ACF Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 3 AS1 Interests": The REMIC 3 Regular Interests described in the Preliminary Statement and designated as LT3AS1-1 through LT3AS1-7. Each REMIC 3 AS1 Interest shall


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accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its
Uncertificated Notional Amount from time to time.

     "REMIC 3 AS2 Interests": The REMIC 3 Regular Interests described in the Preliminary Statement and designated as LT3AS2-1 and LT3AS2-2. Each REMIC 3 AS2 Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 BCF Interests": The regular interests in REMIC 3 that are described in the Preliminary Statement and designated as LT3BCF-1 through LT3BCF-35. Each REMIC 3 BCF Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 3 BS1 Interests": The regular interests in REMIC 3 that are described in the Preliminary Statement and designated as LT3BS1-1 through LT3BS1-7. Each REMIC 3 BS1 Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 3 BS2 Interests": The regular interests in REMIC 3 that are described in the Preliminary Statement and designated as LT3BS2-1 and LT3BS2-2. Each REMIC 3 BS2 Interest shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest LT3A": One of the separate non-certified beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3A shall accrue interest at the unrelated Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 3 Regular Interest LT3A-P": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3A-P shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 2 A Regular Interest LT2A-P.

     "REMIC 3 Regular Interest LT3B": One of the separate non-certified beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3B shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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     "REMIC 3 Regular Interest LT3B-P": One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest LT3B-P shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to any amounts distributed to REMIC 2B Regular Interest LT2B-P.

     "REMIC 3 Regular Interests": REMIC 3 Regular Interest LT3A, REMIC 3 Regular Interest LT3B, REMIC 3 Regular Interest LT3A-P, REMIC 3 Regular Interest LT3B-P, the REMIC 3 ACF Interests, the REMIC 3 AS1 Interests, the REMIC 3 AS2 Interests, the REMIC 3 BCF Interests, the REMIC 3 BS1 Interests, and the REMIC 3 BS2 Interests.

     "REMIC 4 AS-1 Interests": The REMIC 4 Regular Interests described in the Preliminary Statement and designated as LT4AS1-1 through LT4AS1-7. Each REMIC 4 AS-1 Interest shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 AS-2 Interests": The REMIC 4 Regular Interests described in the Preliminary Statement and designated as LT4AS2-1 and LT4AS2-2. Each REMIC 4 AS-2 Interest shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 BS-1 Interests": The REMIC 4 Regular Interests described in the Preliminary Statement and designated as LT4BS1-1 through LT4BS1-7. Each REMIC 4 BS-1 Interest shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 BS-2 Interests": The REMIC 4 Regular Interests described in the Preliminary Statement and designated as LT4BS2-1 and LT4BS2-2. Each REMIC 4 BS-2 Interest shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 Group I Diverted Excess Spread": 1% of any amount of Group I Net Monthly Excess Cash Flow that, pursuant to Section 4.01(d)(i)(c), is used to make payments to the Class II-A Certificates, the Class II-M1 Certificates, or a Group II Mezzanine Component.

     "REMIC 4 Group I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4A-1 minus Marker Rate 1, divided by (b) 12.

     "REMIC 4 Group I Regular Interests": REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, REMIC 4 Regular Interest LT4G-1, REMIC 4 Regular Interest LT4ACF, the REMIC 4 AS-1 Interests, the REMIC 4 AS-2 Interests and REMIC 4 Regular Interest LT4P-1.


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     "REMIC 4 Group II Diverted Excess Spread": 1% of any amount of Group II Net
Monthly Excess Cash Flow that, pursuant to Section 4.01(d)(ii)(c), is used to make payments to the Class I-A Certificates or a Group I Mezzanine Component.

     "REMIC 4 Group II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 4 Pass-Through Rate for REMIC 4 Regular Interest LT4A-2 minus Marker Rate 2, divided by (b) 12.

     "REMIC 4 Group II Regular Interests": REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, REMIC 4 Regular Interest LT4H-2, REMIC 4 Regular Interest REMIC 4 Regular Interest LT4BCF, the REMIC 4 BS-1 Interests, the REMIC 4 BS-2 Interests, and REMIC 4 Regular Interest LT4P-2.

     "REMIC 4 Overcollateralization Target Amount 1": 1% of the Group I Overcollateralization Target Amount.

     "REMIC 4 Overcollateralization Target Amount 2": 1% of the Group II Overcollateralization Target Amount.

     "REMIC 4 Overcollateralized Amount 1": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, REMIC 4 Regular Interest LT4G-1 and REMIC 4 Regular Interest LT4P-1 minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1 and REMIC 4 Regular Interest LT4F-1 in each case as of such date of determination.

     "REMIC 4 Overcollateralized Amount 2": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, REMIC 4 Regular Interest LT4H-2 and REMIC 4 Regular Interest LT4P-2 minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, and REMIC 4 Regular Interest LT4G-2, in each case as of such date of determination.

     "REMIC 4 Principal Loss Allocation Amount 1": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1,


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REMIC 4 Regular Interest LT4E-1, and REMIC 4 Regular Interest LT4F-1 and the
denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1 and REMIC 4 Regular Interest LT4G-1.

     "REMIC 4 Principal Loss Allocation Amount 2": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, and REMIC 4 Regular Interest LT4G-2 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, and REMIC 4 Regular Interest LT4H-2.

     "REMIC 4 Regular Interest LT4ACF": One of the separate non-certificated regular interests in REMIC 4 issued hereunder. REMIC 4 Regular Interest LT4ACF shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 Regular Interest LT4BCF": One of the separate non-certificated regular interests in REMIC 4 issued hereunder. REMIC 4 Regular Interest LT4BCF shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate on its Uncertificated Notional Amount from time to time.

     "REMIC 4 Regular Interest LT4A-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4A-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4A-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4A-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4B-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4B-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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     "REMIC 4 Regular Interest LT4B-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4B-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4C-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4C-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4C-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4C-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4D-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4D-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4D-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4D-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4E-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4E-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4E-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4E-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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

     "REMIC 4 Regular Interest LT4F-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4F-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4F-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4F-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4G-1": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4G-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4G-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4G-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4H-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4H-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4P-1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4P-1 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 4 Regular Interest LT4P-2": One of the separate non-certificated beneficial ownership interests in REMIC 4 issued hereunder and designated as a Regular Interest in REMIC 4. REMIC 4 Regular Interest LT4P-2 shall accrue interest at the related Uncertificated REMIC 4 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.


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     "REMIC 5": The segregated pool of assets consisting of all of the REMIC 4
Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates), REMIC X, as the holder of the REMIC 5 Regular Interests, and the Class R Certificateholders, as holders of the Class R-4 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "REMIC 5 Regular Interest LT5-ICF": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-ICF shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time.

     "REMIC 5 Regular Interest LT5-IC": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-IC shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 5 Regular Interest LT5-IP": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-IP shall be entitled to any amounts distributed to REMIC 2 Regular Interest LT2P-1.

     "REMIC 5 Regular Interest LT5-IIC": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-IIC shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 5 Regular Interest LT5-IICF": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-IICF shall accrue interest at the related Pass-Through Rate in effect from time to time on its Notional Amount outstanding from time to time.

     "REMIC 5 Regular Interest LT5-IIP": One of the separate non-certificated beneficial ownership interests in REMIC 5 issued hereunder and designated as a Regular Interest in REMIC 5. REMIC 5 Regular Interest LT5-IIP shall be entitled to any amounts distributed to REMIC 2 Regular Interest LT2P-2.

     "REMIC 5 Regular Interests": REMIC 5 Regular Interest LT5-IC, REMIC 5 Regular Interest LT5-IIC, REMIC 5 Regular Interest LT5-IP, REMIC 5 Regular Interest LT5-IIP, REMIC 5 Regular Interest LT5-ICF, and REMIC 5 Regular Interest LT5-IICF.


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

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Interests": The REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests, the REMIC 4 Regular Interests and the REMIC 5 Regular Interests.

     "REMIC X": The segregated pool of assets consisting of the REMIC 5 Regular Interests, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

     "Remittance Report": A report prepared by the Master Servicer and delivered to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee pursuant to Section 4.04.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.


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

     "Request for Release": A release signed by a Servicing Representative, in the form of Exhibit E-1 or E-2 attached hereto.

     "Reserve Funds": The Group I Reserve Funds and the Group II Reserve Funds.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trust Administrator with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trust Administrator with the consent of the NIMS Insurer are quoting on such Interest Determination Date to leading European banks.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

     "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, respectively, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

     "Seller": Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.


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     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

     "Servicing Fee Rate": 0.50% per annum.

     "Servicing Representative": Any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Special Servicer": As defined in Section 3.13 hereof.

     "Specially Serviced Mortgage Loan": A Mortgage Loan that (i) has been delinquent in payment with respect to three or more monthly payments (provided, however, that the third such payment shall not be deemed to be delinquent for purposes of this clause (i) until the close of business on the last day of the month in which such payment first became due), and (ii) has been transferred to the Special Servicer in accordance with Section 3.13.

     "Startup Day": As defined in Section 10.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such


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

date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

     "Stepdown Date": The Group I Stepdown Date or the Group II Stepdown Date.

     "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     "Substitution Adjustment": An amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan that the Seller is required to deposit in the Collection Account on or prior to the next succeeding Determination Date in connection with a substitution of a Qualified Substitute Mortgage Loan.

     "Substitution Shortfall Amounts": As defined in Section 2.03(d) hereof.

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.


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

     "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Price": As defined in Section 9.01(a) hereof.

     "Terminator": As defined in Section 9.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trigger Event": The Group I Trigger Event or the Group II Trigger Event.

     "Trust": Long Beach Mortgage Loan Trust 2002-2, the trust created hereunder.

     "Trust Administrator": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Trust Administrator appointed as herein provided.

     "Trust Administrator Fee": The Group I Trust Administrator Fee and the Group II Trust Administrator Fee.

     "Trust Administrator Fee Rate": 0.0020% per annum.

     "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1A, REMIC 1B, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC X, the Reserve Funds and any Master Servicer Prepayment Charge Payment Amounts and the Trust's rights under the Cap Agreements.

     "Trust REMIC": Any of REMIC 1A, REMIC 1B, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and/or REMIC X.

     "Trustee": Wachovia Bank, National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

     "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular Interests pursuant to Section 1.03.


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

     "Uncertificated Notional Amount":

     (a) With respect to any REMIC 2 ACF Interest and any REMIC 3 ACF Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 1A CF Interest with the same numerical designation for such Distribution Date;

     (b) With respect to any REMIC 2 BCF Interest and any REMIC 3 BCF Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 1B CF Interest with the same numerical designation for such Distribution Date;

     (c) With respect to any REMIC 3 AS1 Interest and any REMIC 4 AS-1 Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 2 AS1 Interest with the same numerical designation for such Distribution Date;

     (d) With respect to any REMIC 3 BS1 Interest and any REMIC 4 BS-1 Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 2 BS1 Interest with the same numerical designation for such Distribution Date;

     (e) With respect to any REMIC 4 AS-2 Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 3 AS2 Interest with the same numerical designation for such Distribution Date; and

     (f) With respect to any REMIC 4 BS-2 Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 3 BS2 Interest with the same numerical designation for such Distribution Date.

     (g) With respect to REMIC 4 Regular Interest LT4ACF and any Distribution Date, an amount equal to the Notional Amount of REMIC 5 Regular Interest LT5-ICF for such Distribution Date.

     (h) With respect to REMIC 4 Regular Interest LT4BCF and any Distribution Date, an amount equal to the Notional Amount of REMIC 5 Regular Interest LT5-IICF for such Distribution Date.

     "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1A Pass-Through Rate, the Uncertificated REMIC 1B Pass-Through Rate, the Uncertificated REMIC 2 Pass-Through Rate, the Uncertificated REMIC 3 Pass-Through Rate, or the Uncertificated REMIC 4 Pass-Through Rate.

     "Uncertificated Principal Balance": With respect to each REMIC Regular Interest (other than the Notional Regular Interests), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than the Notional Regular Interests) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as


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

provided in Section 4.06, and the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4G-1 and REMIC 4 Regular Interest LT4H-2 shall be increased by interest deferrals as provided in Section 4.05. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. Notwithstanding the foregoing, the Uncertificated Principal Balance of (i) REMIC 5 Regular Interest LT5-IC shall always be equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Group I Regular Interests over (B) the sum of the Certificate Principal Balance of the Class I-A Certificates, the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IP, the then aggregate Component Principal Balance of the Group I Mezzanine Components, and the amount, if any, paid to the Class I-A Certificates on the first Distribution Date as the Group I Extra Principal Distribution Amount and (ii) REMIC 5 Regular Interest LT5-IIC shall always be equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Group II Regular Interests over (B) the sum of the Certificate Principal Balances of the Class II-A Certificates and the Class II-M1 Certificates, the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIP, the then aggregate Component Principal Balance of the Group II Mezzanine Components, and the amount, if any, paid to the Class II-A Certificates on the first Distribution Date as the Group II Extra Principal Distribution Amount.

     "Uncertificated REMIC 1A Pass-Through Rate": With respect to each REMIC 1A Regular Interest (other than REMIC 1A Regular Interest LT1A-B) and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of those Group I Mortgage Loans that have Adjusted Net Minimum Mortgage Rates of 5.25% or greater, weighted on the basis of the sum of the Stated Principal Balances of such Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date. With respect to REMIC 1A Regular Interest LT1A-B and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of those Group I Mortgage Loans that have Adjusted Net Minimum Mortgage Rates of less than 5.25%, weighted on the basis of the sum of the Stated Principal Balances of such Group I Mortgage Loans as of the Due Date preceding the month of such Distribution Date.

     "Uncertificated REMIC 1B Pass-Through Rate": With respect to each REMIC 1B Regular Interest and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of those Group II Mortgage Loans, weighted on the basis of the sum of the Stated Principal Balances of such Group II Mortgage Loans as of the Due Date preceding the month of such Distribution Date.

     "Uncertificated REMIC 2 Pass-Through Rate":

     (a) With respect to REMIC 2 Regular Interest LT2A-A, the REMIC 2 AS1 Interests, and REMIC 2 Regular Interest LT2A-P, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 1A Pass-Through Rates with respect to REMIC 1A Regular Interest LT1A-A and REMIC 1A Regular Interest LT1A-P for such Distribution Date, and (y) the excess, if any, of the Uncertificated REMIC 1A Pass-Through Rate for each REMIC 1A CF Interest over (i) 0.82% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 1A CF Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 1A CF Interest,


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

weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 1A Regular Interests;

     (b) With respect to REMIC 2 Regular Interest LT2B-A, the REMIC 2 BS1 Interests, and REMIC 2 Regular Interest LT2B-P, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 1B Pass-Through Rates with respect to REMIC 1B Regular Interest LT1B-A and REMIC 1B Regular Interest LT1B-P for such Distribution Date, and (y) the excess, if any, of the Uncertificated REMIC 1B Pass-Through Rate for each REMIC 1B CF Interest over (i) 0.82% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 1B CF Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 1B CF Interest, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 1B Regular Interests;

     (c) With respect to each REMIC 2 ACF Interest and each REMIC 2 BCF Interest, 0.82% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 2 Regular Interest, and 0.00% per annum for each Distribution Date thereafter; and

     (d) With respect to REMIC 2 Regular Interest LT2A-B, a rate equal to the Uncertificated REMIC 1A Pass-Through Rate for REMIC 1A Regular Interest LT1A-B.

     "Uncertificated REMIC 3 Pass-Through Rate":

     (a) With respect to REMIC 3 Regular Interest LT3A, the REMIC 3 AS2 Interests, and REMIC 2 Regular Interest LT3A-P, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 2 Pass-Through Rates with respect to REMIC 2 Regular Interest LT2A-A, REMIC 2 Regular Interest LT2A-B, and REMIC 2 Regular Interest LT2A-P for such Distribution Date, and (y) the excess, if any, of (i) the Uncertificated REMIC 2 Pass-Through Rate for each REMIC 2 AS1 Interest over (i) 5.25% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 2 AS1 Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 2 AS1 Interest, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 2 Regular Interests;

     (b) With respect to REMIC 3 Regular Interest LT3B, the REMIC 3 BS2 Interests, and REMIC 3 Regular Interest LT3A-P, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 2 Pass-Through Rates with respect to REMIC 2 Regular Interest LT2B-A and REMIC 2 Regular Interest LT2B-P for such Distribution Date, and (y) the excess, if any, of (i) the Uncertificated REMIC 2 Pass-Through Rate for each REMIC 2 BS1 Interest over (i) 4.00% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 2 BS1 Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 2 BS1 Interest, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 2 Regular Interests;

     (c) With respect to each REMIC 3 AS1 Interest, 5.25% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate


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Change Date for such REMIC 3 Regular Interest, and 0.00% per annum for each
Distribution Date thereafter;

     (d) With respect to each REMIC 3 BS1 Interest, 4.00% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 3 Regular Interest, and 0.00% per annum for each Distribution Date thereafter;

     (e) With respect to each REMIC 3 ACF Interest, 0.82% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 3 Regular Interest, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, each REMIC 3 ACF Interest will be entitled to 100% of the interest on the REMIC 2 ACF Interest with the same numerical designation; and

     (f) With respect to each REMIC 3 BCF Interest, 0.82% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 3 Regular Interest, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, each REMIC 3 BCF Interest will be entitled to 100% of the interest on the REMIC 2 BCF Interest with the same numerical designation.

     "Uncertificated REMIC 4 Pass-Through Rate":

     (a) With respect to REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, REMIC 4 Regular Interest LT4G-1, and REMIC 4 Regular Interest LT4P-1 and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 3 Pass-Through Rates with respect to REMIC 3 Regular Interest LT3A and REMIC 3 Regular Interest LT3A-P for such Distribution Date, and (y) the excess, if any, of (i) the Uncertificated REMIC 3 Pass-Through Rate for each REMIC 3 AS2 Interest over (i) 4.25% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 3 AS2 Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 3 AS2 Interest, weighted on the basis of the Uncertificated Principal Balances of the respective REMIC 3 Regular Interests; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period;

     (b) With respect to REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, REMIC 4 Regular Interest LT4H-2, and REMIC 4 Regular Interest LT4P-2 and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC 3 Pass-Through Rates with respect to REMIC 3 Regular Interest LT3B and REMIC 3 Regular Interest LT3B-P for such Distribution Date, and (y) the excess, if any, of (i) the Uncertificated REMIC 3 Pass-Through Rate for each REMIC 3 BS2 Interest over (i) 4.25% per annum for each Distribution Date in July 2002 through the Rate Change Date for such REMIC 3 BS2 Interest, and (ii) 0.00% per annum for each Distribution Date after the Rate Change Date for such REMIC 3 BS2 Interest, weighted on the basis of the Uncertificated Principal Balances of


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

the respective REMIC 3 Regular Interests; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period;

     (c) With respect to each REMIC 4 AS-1 Interest, 5.25% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 4 Regular Interest, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, each REMIC 4 AS-1 Interest will be entitled to 100% of the interest on the REMIC 3 AS1 Interest with the same numerical designation;

     (d) With respect to each REMIC 4 AS-2 Interest and each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 4 Regular Interest, the lesser of 4.25% per annum and the Class I-S2 Cap Rate and, for each Distribution Date thereafter, 0.00% per annum;

     (e) With respect to each REMIC 4 BS-1 Interest, 4.00% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 3 Regular Interest, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, each REMIC 4 BS-1 Interest will be entitled to 100% of the interest on the REMIC 3 BS1 Interest with the same numerical designation;

     (f) With respect to each REMIC 4 BS-2 Interest and each Distribution Date starting with the Distribution Date in July 2002 and ending with the Rate Change Date for such REMIC 4 Regular Interest, the lesser of 4.25% per annum and the Class II-S2 Cap Rate and, for each Distribution Date thereafter, 0.00% per annum;

     (g) With respect to REMIC 4 Regular Interest LT4ACF, 0.82% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Distribution Date in May 2005, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, REMIC 4 Regular Interest LT4CF-A will be entitled to 100% of the interest paid on the REMIC 3 ACF Interests; and

     (h) With respect to REMIC 4 Regular Interest LT4BCF, 0.82% per annum for each Distribution Date starting with the Distribution Date in July 2002 and ending with the Distribution Date in May 2005, and 0.00% per annum for each Distribution Date thereafter. For federal income tax purposes, REMIC 4 Regular Interest LT4CF-B will be entitled to 100% of the interest on the REMIC 3 BCF Interests.

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person" or "U.S. Person": (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or


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other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

     "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Class S Certificates, the Class II-M1 Certificates and the Mezzanine Components and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates or such Component for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates or such Component for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates or such Component in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates or such Component on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates or such Component for the related Accrual Period.

     "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 97% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class S Certificates shall have 1% of the Voting Rights, the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class S2 Certificates, the Class C Certificates and the Class P Certificates are held by one or more foreign entities and serve as collateral for the NIM Notes, the total combined voting power of such Classes of Certificates shall not exceed 9.9%. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage


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Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. Notwithstanding any of the foregoing, on any date on which any Guaranteed Certificates are outstanding or any amounts are owed the Guarantor under this Agreement, all of the Voting Rights allocated to the Guaranteed Certificates shall be vested in the Guarantor.

     "Washington Mutual Mortgage Loans": The Mortgage Loans acquired by the Seller from Washington Mutual Bank, FA, Washington Mutual Bank or Washington Mutual Bank fsb.

Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03 Allocation of Certain Interest Shortfalls.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class I-A Certificates, the Class I-S Certificates, the Group I Mezzanine Components and REMIC 5 Regular Interest LT5-IC and REMIC 5 Regular Interest LT5-ICF for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated first to REMIC 5 Regular Interest LT5-IC to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest and, then, among the Class I-A Certificates, the Class I-S Certificates and the Group I Mezzanine Components on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate or the respective Component Principal Balance of each such Component, and thereafter to REMIC 5 Regular Interest LT5-ICF.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates, the Group II Mezzanine Components, REMIC 5 Regular Interest LT5-IIC and REMIC 5 Regular Interest LTS-ICF for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first to REMIC 5 Regular Interest LT5-IIC to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular Interest and, then, among the Class II-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate or the respective Component Principal Balance of each such Component, and thereafter to REMIC 5 Regular Interest LT5-IICF.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class I-C Certificates for any Distribution Date, the aggregate amount of any Net


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

Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to REMIC 5 Regular Interest LT5-IC and REMIC 5 Regular Interest LT5-ICF pursuant to the paragraphs above shall be allocated among the Class I-C Certificates on a pro rata basis based on one month's interest.

     For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class II-C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to REMIC 5 Regular Interest LT5-IIC and REMIC 5 Regular Interest LT5-IICF pursuant to the paragraphs above shall be allocated among the Class II-C Certificates on a pro rata basis based on one month's interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1A Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred for any Distribution Date (i) in respect of those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25% shall be allocated to REMIC 1A Regular Interest LT1A-B and (ii) in respect of those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater shall be allocated first to REMIC Regular Interest LT1A-A, then to each of the REMIC 1A CF Interests in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 1A Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1A Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1B Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred for any Distribution Date shall be allocated first to REMIC 1B Regular Interest LT1B-A, and then to each REMIC 1B CF Interest in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 1B Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1B Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred (i) in respect of those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25% shall be allocated to REMIC 2 Regular Interest LT2A-B and (ii) in respect of those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater the Group I Mortgage Loans for any Distribution Date shall be allocated first to REMIC 2 Regular Interest LT2A-A, then to each REMIC 2 AS1 Interest in descending numerical order, and then to each REMIC 2 ACF Interest in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such REMIC 2 Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net


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

Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans shall be allocated first to REMIC 2 Regular Interest LT2B-A, then to each REMIC 2 BS1 Interest in descending numerical order, and then to each REMIC 2 BCF Interest in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such REMIC 2 Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans shall be allocated first to REMIC 3 Regular Interest LT3A, then to each REMIC 3 AS2 Interest in descending numerical order, then to each REMIC 3 AS1 Interest in descending numerical order, and then to each REMIC 3 ACF Interest in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such REMIC 3 Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of those Group II Mortgage Loans shall be allocated first to REMIC 3 Regular Interest LT3B, then to each REMIC 3 BS2 Interest in descending numerical order, then to each REMIC 3 BS1 Interest in descending numerical order, and then to each REMIC 3 BCF Interest in descending numerical order, in each case to the extent of interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 3 Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such REMIC 3 Regular Interest.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 4 Group I Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans shall be allocated first, pro rata to REMIC 4 Regular Interest LT4A-1 and REMIC 4 Regular Interest LT4G-1, up to an aggregate amount equal to the REMIC 4 Group I Interest Loss Allocation Amount, with allocations between REMIC 4 Regular Interest LT4A-1 and REMIC 4 Regular Interest LT4G-1 being made 98% and 2%, respectively. Then, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated pro rata among REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, REMIC 4 Regular Interest LT4G-1, the REMIC 4 AS-2 Interests, and the REMIC 4 AS-1 Interests. Thereafter, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated to REMIC 4 Regular Interest LT4ACF.

     For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 4 Group II Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first, pro rata to REMIC 4


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Regular Interest LT4A-2 and REMIC 4 Regular Interest LT4H-2, up to an aggregate amount equal to the REMIC 4 Group II Interest Loss Allocation Amount, with allocations between REMIC 4 Regular Interest LT4A-2 and REMIC 4 Regular Interest LT4H-2 being made 98% and 2%, respectively. Then, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated pro rata among REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, REMIC 4 Regular Interest LT4H-2, the REMIC 4 BS-2 Interests, and the REMIC 4 BS-1 Interests. Thereafter, Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated to REMIC 4 Regular Interest LT4BCF.

     For purposes of the preceding paragraphs, pro rata allocations shall be based on interest for the related Accrual Period at the then applicable respective Uncertificated REMIC 4 Pass-Through Rate, Uncertificated REMIC 3 Pass-Through Rate, Uncertificated REMIC 2 Pass-Through Rate, Uncertificated REMIC 1A Pass-Through Rate or Uncertificated REMIC 1B Pass-Through Rate on the respective Uncertificated Principal Balance or Uncertificated Notional Amount of each such REMIC 4 Group I Regular Interest, REMIC 4 Group II Regular Interest, REMIC 3 Regular Interest, REMIC 2 Regular Interest, REMIC 1A Regular Interest or REMIC 1B Regular Interest.

Section 1.04 Rights of the NIMS Insurer and the Guarantor.

          (a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to the Insured NIM Notes.

          (b) If and when (i) no Insured NIM Notes remain outstanding, (ii) any Guaranteed Certificates remain outstanding and (iii) no default under the Guaranty shall have occurred and be continuing, the Guarantor shall be entitled to exercise the rights of the NIMS Insurer set forth in this Agreement.

          (c) Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Guarantor hereunder, except any rights to indemnification, shall permanently terminate upon the later to occur of (A) such time as the Guaranteed Certificates shall no longer be outstanding and (B) the payment in full to the Guarantor of any amounts owed to the Guarantor in respect of its guarantee of payment on the Guaranteed Certificates; provided that the Guarantor shall not have any rights hereunder, except indemnification rights, so long as any default has occurred and is continuing under the Guaranty.

          (d) Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.


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

          (e) The rights of the NIMS Insurer or the Guarantor referenced in Sections 3.02(a), 3.03, 3.05, 3.16(b), 3.27(a), 6.04, 7.02(a), 7.04, 8.07 and
8.10 of this Agreement shall be applied as follows:

               (i) In the event that the Class II-M1 Certificates are rated at least "AA" (in the case of Fitch and/or S&P) or "Aa2" (in the case of Moody's), the NIMS Insurer shall have the right to act, after consultation with the Guarantor;

               (ii) In the event that (x) the rating of the Class II-M1 Certificates is reduced by two of the three Rating Agencies to less than "AA" or "Aa2" and (y) each of the aggregate Certificate Principal Balance of the Class M2 Certificates and the Component Principal Balance of the I-M3 Component is greater than zero or the Group I Overcollateralized Amount or the Group II Overcollateralized Amount is greater than zero, the NIMS Insurer and the Guarantor each shall have the right to act, upon the receipt of the reasonable consent of the other; and

               (iii) In the event that (x) the rating of the Class II-M1 Certificates is reduced by two of the three Rating Agencies to less than "AA" or "Aa2" and (y) the I-M3 Component has no aggregate Component Principal Balance and each of the Group I Overcollateralized Amount and the Group II Overcollateralized Amount is equal to zero, the Guarantor shall have the sole right to act.

     The NIMS Insurer and the Guarantor shall promptly consult each other with regard to the rights referred to in this sub-section. If this consultation would create a delay that would have a material adverse effect on this Agreement, each party may act individually with respect to their rights and consult with the other party after such action has been taken. Any consents required between the NIMS Insurer and the Guarantor shall not be unreasonably withheld or delayed.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the Depositor's rights under Section 17 thereof) and all other assets included or to be included in REMIC 1A or REMIC 1B. Such assignment includes all scheduled payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after May 1, 2002 (other than the portion of such collections due on or prior to the Cut-off Date). The Depositor herewith delivers to the Trust Administrator on behalf of the Trustee an executed copy of the Mortgage Loan Purchase Agreement and the PMI Policy.

     If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not


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

to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section
2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trust Administrator as custodian for the Trustee (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage File"):

          (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

          (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (c) an original Assignment in blank;

          (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

          (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy (or a copy of the above, in the case of the Washington Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

     The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee, the Trust Administrator or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections


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

2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form: "Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee under applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if either (x) the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note or (y) each Rating Agency shall have determined that no such opinion is required in order for such Rating Agency to assign the initial ratings to the Class II-A Certificates, the Class II-S1 Certificates, the Mezzanine Certificates and the NIM Notes; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund, the Trustee, or the Trust Administrator, upon the earliest to occur of:
(i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default,
(iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense.

     If any of the documents referred to in Sections 2.01(b), (c), (d) or (e) above (collectively, the "Recording Documents") has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trust Administrator promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Trustee within one year after execution and delivery hereof, the Depositor shall deliver to the Trustee within such time period an Officer's Certificate stating the date by which the Depositor expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Depositor and delivered to the Trustee by the date specified in its previous Officer's Certificate delivered to the Trustee, the Depositor shall deliver to the Trustee by such date an additional


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

Officer's Certificate stating a revised date by which the Depositor expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Depositor and delivered to the Trustee. If the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans) was not delivered pursuant to Section 2.01(f) above, the Depositor shall deliver or cause to be delivered to the Trust Administrator promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans). The Depositor shall deliver or cause to be delivered to the Trust Administrator promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

Section 2.02 Acceptance of REMIC 1A and REMIC 1B by the Trustee.

     Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trust Administrator on behalf of the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 1A" under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and the definition of REMIC 1B under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of "REMIC 1A" and "REMIC 1B" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trust Administrator agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date, with respect to each Mortgage Loan and to certify to the Trustee, the Guarantor, the NIMS Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Closing Date Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by the Trust Administrator and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on the Trust Administrator's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment


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Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage
Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trust Administrator was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of
Section 2.01.

     Prior to the first anniversary date of this Agreement, the Trust Administrator shall deliver to the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Guarantor a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trust Administrator finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trust Administrator shall so notify the Depositor, the Seller, the Trustee, the Guarantor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer, the Guarantor, the Trustee or the Trust Administrator of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to Prepayment Charges.

          (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trust Administrator shall promptly notify the Depositor, the Seller, the NIMS Insurer, the Guarantor and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee or the Trust Administrator) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC 1A or REMIC 1B at the Purchase


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Price within 90 days after the date on which the Seller was notified (subject to
Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the Trust Administrator, on behalf of the Trustee, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 1A or REMIC 1B (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trust Administrator on behalf of the Trustee, the Trustee on behalf of the Certificateholders, and the NIMS Insurer and the Guarantor.

          (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

          (c) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

     Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or
(viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.04(a)(viii) is breached, the Master Servicer shall pay into the Collection Account the amount of the waived Prepayment Charge.


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          (d) Any substitution of Qualified Substitute Mortgage Loans for
Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1A or REMIC 1B.

     As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trust Administrator on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amounts (as described below), if any, in connection with such substitution. The Trust Administrator shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Guarantor, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trust Administrator shall deliver to the Depositor, the Seller, the Trustee, the NIMS Insurer, the Guarantor and the Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC 1A or REMIC 1B, as the case may be, and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Guarantor, the Trustee, the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Guarantor, the NIMS Insurer, the Trust Administrator and the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

     For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amounts (the "Substitution Shortfall Amounts"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans in Loan Group I or Loan Group II, respectively, exceeds the aggregate of the Stated Principal Balance of the Qualified Substitute Mortgage Loans that will become part of Loan Group I or Loan Group II, respectively, as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances with respect to such Deleted Mortgage Loan. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the sum of Substitution


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Shortfall Amounts, if any, and the Trust Administrator, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trust Administrator, on behalf of the Trustee, or the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1A or REMIC 1B, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (e) Upon discovery by the Depositor, the Seller, the Master Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee and the Trust Administrator shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04 Representations, Warranties and Covenants of the Master Servicer.

          (a) The Master Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of the Trust Administrator, the Trustee and the Certificateholders, and to the Guarantor and the Depositor, that as of the Closing Date or as of such date specifically provided herein:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full power and authority to service each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the


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

transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Guarantor, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

               (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

               (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

               (vii) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in


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

accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or
(2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the representation, warranty and covenant contained in this clause (vii) is made by the Master Servicer only in its capacity as Seller; and

               (viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

               (ix) For each Mortgage Loan, the Master Servicer will accurately, fully and in a timely manner report its borrower credit files to each of Equifax, Transunion, and Experian (the "Credit Repositories").

          (b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master Servicer Prepayment Charge Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the Guarantor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Guarantor, the Trust Administrator or the Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or (ii) pursuant to
Section 7.01 hereof.

Section 2.05 Representations and Warranties of the Depositor.

     The Depositor hereby represents, warrants and covenants to the Trust Administrator, and the Trustee, for the benefit of the Trust Administrator, the Trustee and the Certificateholders, and to the Guarantor and the Master Servicer, that as of the Closing Date or as of such date specifically provided herein:


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               (i) Each of this Agreement and the Mortgage Loan Purchase
Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement and the Mortgage Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is


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

required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement;

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement; and

               (x) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Depositor the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06 Issuance of Certificates.

     The Trustee acknowledges the assignment to it (or the Trust Administrator) of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.


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Section 2.07 Reserved.

Section 2.08 Conveyance of REMIC Regular Interests and Acceptance of REMIC 1A and REMIC 1B by the Trustee; Issuance of Certificates.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1A Regular Interests and REMIC 1B Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1A Regular Interests and REMIC 1B Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 3 Regular Interests and the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and the Class R-3 Interest. The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

          (c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Regular Interests for the benefit of the holders of the REMIC 4 Regular Interests and the Class R-4 Interest. The Trustee acknowledges receipt of the REMIC 3 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 4 Regular Interests and the Class R-4 Interest. The interests evidenced by the Class R-4 Interest, together with the REMIC 4 Group I Regular Interests and the REMIC 4 Group II Regular Interests, constitute the entire beneficial ownership interest in REMIC 4.

          (d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 4 Regular Interests for the benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates and the Class R-X Certificates), and REMIC X, as holder of REMIC 5 Regular Interests. The Trustee acknowledges receipt of the REMIC 4 Group I Regular Interests and the REMIC 4 Group II Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C Certificates, the Class P Certificates and the Class R-X Certificates), and REMIC X, as holder of REMIC 5 Regular Interests. The interests evidenced by the Class R-5 Interest, the Regular Certificates (other than the Class C Certificates and the Class P


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Certificates), and the REMIC 5 Regular Interests, constitute the entire beneficial ownership interest in REMIC 5.

          (e) In exchange for the REMIC 4 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and the Class P Certificates) in authorized denominations evidencing (together with the Class R-5 Interest and the REMIC 5 Regular Interests) the entire beneficial ownership interest in REMIC 5.

          (f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 5 Regular Interests for the benefit of the holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates. The Trustee acknowledges receipt of the REMIC 5 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C Certificates, the Class P Certificates, and the Class R-X Certificates. The interests evidenced by the Class C Certificates, the Class P Certificates, and the Class R-X Certificates constitute the entire beneficial ownership interest in REMIC X.

          (g) In exchange for the REMIC 5 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates and the Class P Certificates in authorized denominations evidencing (together with the Class R-X Interest) the entire beneficial ownership interest in REMIC X.

          (h) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1A (including the Residual Interest therein represented by the Class R-1A Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.08(a), (ii) the assignment and delivery to the Trustee of REMIC 1B (including the Residual Interest therein represented by the Class R-1B Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.08(a), (iii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(b), (iv) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.08(c), (v) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(d), and (vi) the assignment and delivery to the Trustee of the REMIC 5 Regular Interests (including the Residual Interest in REMIC 5 represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(e), the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1A Interest, the Class R-1B Interest, the Class R-2 Interest, the Class R-3 Interest, the Class R-4 Interest, and the Class R-5 Interest and the Class R-X Certificates evidencing the Class R-X Interest.


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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01 Master Servicer to Act as Master Servicer.

     The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Trust Administrator and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans in the local areas where the related Mortgaged Property is located but without regard to:

          (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

          (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

          (ii) the Master Servicer's obligation to make Advances or Servicing Advances; or

          (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

     To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee and the Trust Administrator when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders, the Trustee and the Trust Administrator, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each


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insurer under any standard hazard insurance policy. Subject to Section 3.17, each of the Trust Administrator and the Trustee, shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee and the Trust Administrator each hereby grants to the Master Servicer and each Sub-Servicer a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and the Certificateholders. The Trustee and the Trust Administrator, at the direction of the Master Servicer, shall execute a separate power of attorney in favor of (and furnish such power of attorney to) the Master Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. Neither the Trustee nor the Trust Administrator shall be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

     Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from collections on the related Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

     For each Mortgage Loan, the Master Servicer will accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.


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

Section 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

          (a) The Master Servicer may enter into Sub-Servicing Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates or any of the NIM Notes, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the NIMS Insurer and the Guarantor and (ii) that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have consented to such Sub-Servicing Agreements (which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. That certain Subservicing Agreement by and between the Master Servicer and Washington Mutual Bank, FA dated April 9, 2001 is hereby acknowledged as being permitted under this Agreement and meeting the requirements applicable to Sub-Servicing Agreements set forth in this Agreement. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

     Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Guarantor, the NIMS Insurer, the Trust Administrator and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any


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

obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trust Administrator or the Trustee, in accordance with the foregoing provisions of this paragraph.

Section 3.03 Successor Sub-Servicers.

     The Master Servicer, with the written consent of the NIMS Insurer or the Guarantor (as provided in Section 1.04), shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

     Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, and the Trustee or the Trust Administrator shall so terminate such Sub-Servicing Agreement at the direction of the NIMS Insurer or the Guarantor (as provided in Section 1.04) in the event that the Master Servicer (or the Trustee or the Trust Administrator, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

Section 3.04 Liability of the Master Servicer.

     Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer


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and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Guarantor, the Trustee, the Trust Administrator or
Certificateholders.

     Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trust Administrator.

     In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trust Administrator or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee or the Trust Administrator elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trust Administrator, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

     The Master Servicer at its own expense and without reimbursement shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments.

     The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty


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interest, or (ii) extend the due dates for the Monthly Payments due on a
Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan no later than two years with respect to a Group I Mortgage
Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Closing Date Mortgage Loans as of the Cut-off Date. If the Component Principal Balances of the I-M4A Component and I-M4B Component have been reduced to zero and Class C Certificates are no longer outstanding, the Master Servicer shall not take any action pursuant to the preceding sentence with respect to a Group I Mortgage Loan without obtaining the prior written consent of the Guarantor to such modification. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed modification as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed modification and the reasons for the Master Servicer's decision that such Group I Mortgage Loan should be modified. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested modification or written notice of its objection to such modification within five Business Days of its receipt of the Master Servicer's request. Requests for modification shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each Group I Mortgage Loan which is modified with the consent of the Guarantor, the Master Servicer shall give written notice to the NIMS Insurer to the address set forth in Section 11.05 and to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Bond Administration. Such notice shall be delivered within thirty Business Days following such modification and shall include information with respect to the modification, including, without limitation, the interest rate, the principal balance and the maturity date of such Group I Mortgage Loan before and after such modification.


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Section 3.08 Sub-Servicing Accounts.

     In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall be entitled "Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

     The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent


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that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10 Collection Account and Distribution Account.

          (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto):

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

          (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01 and all Master Servicer Prepayment Charge Payment Amounts required to be deposited in the Collection Account pursuant to Section 2.03;


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          (vii) all Substitution Shortfall Amounts;

          (viii) all Prepayment Charges collected by the Master Servicer; and

          (ix) without duplication, all payments of claims received by the Master Servicer under the PMI Policy.

     For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Group I Available Funds and the Group II Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the Trust Administrator, the NIMS Insurer,


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the Guarantor and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee and the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection
(d). In the event the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw, and the Trust Administrator shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Distribution Account:

          (i) any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee or the Trust Administrator by an Advancing Person;

          (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

          (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

          (iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

          (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

          (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11 Withdrawals from the Collection Account and Distribution Account.

          (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account, for any of the following purposes or as described in Section 4.04, without priority:

          (i) to remit to the Trust Administrator, as agent for the Trustee, for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);


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          (ii) subject to Section 3.16(d), to reimburse the Master Servicer for
     Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related Mortgage Loans in accordance with the provisions of Section 4.04;

          (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

          (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

          (v) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

          (viii) to reimburse the Guarantor (with respect to Group I Mortgage Loans only), the NIMS Insurer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

          (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

          (x) to clear and terminate the Collection Account pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.


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          (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

          (i) to make distributions to Certificateholders in accordance with
     Section 4.01;

          (ii) to pay to itself and the Trustee amounts to which it is entitled pursuant to Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

          (iii) to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

          (iv) to reimburse itself and the Trustee pursuant to Section 7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master Servicer;

          (v) to pay any amounts in respect of taxes pursuant to Section
     10.01(g);

          (vi) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

          (vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.27;

          (viii) to clear and terminate the Distribution Account pursuant to
     Section 9.01;

          (ix) to pay the PMI Insurer the PMI Insurer Fee based on information received from the Master Servicer; and

          (x) to pay itself the Trust Administrator Fees.

Section 3.12 Investment of Funds in the Collection Account and the Distribution Account.

          (a) The Master Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an "Investment Account"), and the Trust Administrator, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, the Distribution Account is also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such), as agent for the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment


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direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator shall be for the benefit of the Trust Administrator and shall be subject to its withdrawal at any time. The Trust Administrator shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may, and subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13 Agreement to Appoint a Special Servicer.

          (a) The Guarantor may require the Master Servicer to enter into a special subservicing agreement with a servicer with expertise in servicing delinquent mortgage loans as designated by the Guarantor (the "Special Servicer") on or after the earliest Distribution Date with respect to which the aggregate Component Principal Balances of the I-M4A Component and the I-M4B Component and the aggregate Certificate Principal Balance of the Class C


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Certificates have been reduced to zero. Such special subservicing agreement shall relate to the servicing of only Group I Mortgage Loans that (x) have been delinquent in payment with respect to three or more Monthly Payments (provided, however, that the third such Monthly Payment shall not be deemed to be delinquent for purposes of this clause (x) until the close of business on the last day of the month in which such Monthly Payment first became due) and (y) have been transferred to the Special Servicer in accordance with this Section
3.13 and the related special subservicing agreement (a "Specially Serviced Mortgage Loan").

          (b) The special subservicing agreement shall be consistent with the provisions of this Agreement, including but not limited to this Section 3.13,
Section 3.02 (a), Section 3.02 (b), and Section 3.08, except as provided otherwise in this Section 3.13. In addition, the special subservicing agreement shall be on terms which shall be reasonably acceptable to the Guarantor and the Master Servicer and shall provide, at a minimum that:

          (1) the Special Servicer shall at all times meet the eligibility criteria described in Section 3.02(a);

          (2) the Special Servicer shall service only the Specially Serviced Mortgage Loans in a manner consistent with the provisions with this Agreement except as provided otherwise in the special subservicing agreement;

          (3) the Special Servicer shall use the Fannie Mae foreclosure network (and pay the customary fees therefor) for foreclosures and bankruptcies relating to Specially Serviced Mortgage Loans;

          (4) the Special Servicer shall use the Fannie Mae disposition service (and pay the customary fees therefor) for the disposition of REO Property related to Specially Serviced Mortgage Loans;

          (5) the Special Servicer shall make Servicing Advances on the Specially Serviced Mortgage Loans to the same extent and in the same manner as the Master Servicer with respect to the Group I Mortgage Loans pursuant to this Agreement;

          (6) the Special Servicer shall be entitled to receive the Servicing Fee with respect to all Specially Serviced Mortgage Loans;

          (7) prior to the transfer of servicing to the Special Servicer, the Master Servicer and the Special Servicer shall have provided all notices relating to such transfer of servicing as required to be delivered to the borrowers by applicable state and federal law;

          (8) the Special Servicer shall indemnify the Master Servicer, the Trust Administrator and the Trustee for any liabilities to them arising from failures of the Special Servicer to perform its obligations according to the terms of the subservicing agreement;


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          (9) the Master Servicer shall promptly give notice thereof to the
     Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor of the transfer of servicing to the Special Servicer, including the loan number together with the borrower's name and the unpaid principal balance of the transferred Mortgage Loan at the time of transfer;

          (10) each of the respective obligations, duties, and liabilities of the Master Servicer and the Special Servicer (or either of them) with respect to the servicing of the Specially Serviced Mortgage Loans that have arisen prior to the date on which the servicing of such Specially Serviced Mortgage Loan was transferred to the Special Servicer (the "Effective Date"), or that arise on and after the Effective Date, under this Agreement and the subservicing agreement and that remain unperformed or unsatisfied shall survive any transfer of servicing;

          (11) once a Group I Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Mortgage Loan or the termination of the subservicing agreement, regardless of delinquency status or otherwise;

          (12) the Guarantor may remove the Special Servicer if the Special Servicer at any time fails to meet any of the above criteria or otherwise, in the judgment of the Guarantor, fails to perform according to the terms of the subservicing agreement and the provisions of this Section 3.13; provided that prior to any such removal the Guarantor shall designate a successor Special Servicer meeting the requirements of this Section 3.13, and no removal of a Special Servicer shall be effective until a successor Special Servicer has entered into a special subservicing agreement meeting the requirements of this Section 3.13 and agreed to assume the duties of the Special Servicer or the Master Servicer has undertaken such duties; and

          (13) in connection with any transfer of a Group I Mortgage Loan to the Special Servicer as a Specially Serviced Mortgage Loan, the Master Servicer shall execute any appropriate assignments or other documents reasonable and necessary to further the prosecution of the Special Servicer obligations under the special subservicing agreement.

Section 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it


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became an REO Property, plus accrued interest at the Mortgage Rate and related
Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Administrator and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae. The Master


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Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae. The Master Servicer shall provide the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Master Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor that any such substitution, modification or assumption agreement has been completed by forwarding to the Trust Administrator (with a copy to the Trustee and the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document


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shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If the aggregate Component Principal Balances of the I-M4A Component and the I-M4B Component have been reduced to zero and Class C Certificates are no longer outstanding, the Master Servicer shall not take or enter into any substitution, assumption or modification agreement without obtaining the prior written consent of the Guarantor to such substitution, assumption or modification agreement. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed substitution, assumption or modification agreement as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed substitution, assumption or modification and the reasons for the Master Servicer's decision that such substitution, assumption or modification agreement should be taken or entered into with respect to such Group I Mortgage Loan. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested substitution, assumption or modification agreement or written notice of its objection to such substitution, assumption or modification agreement within five Business Days of its receipt of the Master Servicer's request. Such requests shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each substitution, assumption or modification agreement which is entered into with the consent of the Guarantor, the Master Servicer shall give written notice to the NIMS Insurer to the address set forth in Section 11.05 and to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Bond Administration. Such notice shall be delivered within thirty Business Days following the date of such substitution, assumption or modification agreement.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16 Realization Upon Defaulted Mortgage Loans.

          (a) The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.


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          (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

          (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     Notwithstanding the foregoing, with respect to the Group I Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing such Group I Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Guarantor.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

     If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust


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Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

          (c) The Master Servicer may at its option purchase from REMIC 1A or REMIC 1B, as applicable, any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trust Administrator and the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO Property became 90 days delinquent or otherwise in default for 90 days or more. In the event the Master Servicer does not exercise its option to purchase from REMIC 1A or REMIC 1B any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer shall be entitled to purchase such Mortgage Loan or related REO Property at any time thereafter. In the event neither the Master Servicer nor the NIMS Insurer exercises its option to purchase from REMIC 1A any such Group I Mortgage Loan or related REO Property prior to the expiration of such option, the Guarantor shall be entitled to purchase such Group I Mortgage Loan or related REO Property at any time thereafter. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trust Administrator, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, the related Mortgage File and the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, shall furnish and as shall be necessary to vest in the Master Servicer, the NIMS Insurer or the Guarantor, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

          (d) Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to
Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and


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owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17 Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and Trust Administrator by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trust Administrator shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trust Administrator shall, upon request of the Master Servicer and delivery to the Trust Administrator of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee or the Trust Administrator, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trust Administrator when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trust Administrator to the Master Servicer or its designee.

          (c) At the direction of the Master Servicer and upon written certification of a Servicing Representative, each of the Trustee and the Trust Administrator shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute


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and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer or the Sub-Servicer to execute such documents on its behalf, provided that each of the Trustee and the Trust Administrator shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing Agreement. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required.

Section 3.18 Servicing Compensation.

     As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

     Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19 Reports to the Trustee and the Trust Administrator; Collection Account Statements.

     Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the Trust Administrator, the NIMS Insurer and the Depositor (and, upon request, the Guarantor) a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then


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current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage
Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trust Administrator.

Section 3.20 Statement as to Compliance.

     The Master Servicer shall deliver to the Trust Administrator, the Trustee, the Depositor, the NIMS Insurer, the Guarantor and each Rating Agency on or before April 15 of each calendar year commencing in 2003, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trust Administrator.

Section 3.21 Independent Public Accountants' Servicing Report.

     Not later than April 15 of each calendar year commencing in 2003, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trust Administrator. In the event such firm of independent certified public accountants requires the Trust Administrator to agree to the procedures performed by such firm, the Master Servicer shall direct the Trust Administrator in


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writing to so agree; it being understood and agreed that the Trust Administrator will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trust Administrator has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22 Access to Certain Documentation.

          (a) The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the Guarantor (with respect to Group I Mortgage Loans only), the NIMS Insurer, the Trust Administrator, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

          (b) For a period of two years from the Closing Date, the Guarantor may contact the Seller to confirm that the Seller continues to actively engage in a program to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Seller's activities that may assist the Guarantor in completing its own regulatory requirements during normal business hours and subject to reimbursement for expenses. The Seller shall use reasonable efforts to provide such information to the Guarantor.

Section 3.23 Title, Management and Disposition of REO Property.

          (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1A or REMIC 1B, as applicable (and on behalf of the Trustee for the benefit of the Certificateholders), shall sell any REO Property as soon as practicable and, in any event, shall either sell any REO Property before the close of the third taxable year after the year REMIC 1A or REMIC 1B, as applicable, acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trust Administrator, Trustee, the NIMS Insurer, the Guarantor and the Depositor an Opinion of Counsel, addressed to the Trust Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Depositor, to the effect that the holding by REMIC 1A or REMIC 1B of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. If an extension of the three-year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a


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manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer may allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

          (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

     Notwithstanding the foregoing, none of the Master Servicer, the Trust Administrator or the Trustee shall:


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          (i)  authorize the Trust Fund to enter into, renew or extend any New
               Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize any construction on any REO Property, other than construction permitted under Section 856(e)(4)(B) of the Code; or

          (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel (the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer, the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1A or REMIC 1B, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

     The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall


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be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section
3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

          (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

          (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

          (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24 Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

     The Master Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.


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Section 3.25 Obligations of the Master Servicer in Respect of Mortgage Rates and
Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trust Administrator, the Trustee, the Depositor, the Guarantor and any successor master servicer in respect of any such liability; provided, that in the case of the Guarantor such indemnity shall only apply with respect to Group I Mortgage Loans. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26 Net WAC Reserve Funds.

     No later than the Closing Date, the Trust Administrator, on behalf of the Trustee, on behalf of the Certificateholders, shall establish and maintain with itself two separate, segregated trust accounts titled, "Group I Net WAC Reserve Fund, Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2" and "Group II Net WAC Reserve Fund, Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2," respectively. On the Closing Date, the Depositor shall deposit, or cause to be deposited, into each of the Net WAC Reserve Funds $1,000.

     On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class I-A Certificates or Group I Mezzanine Components, the Trust Administrator has been directed by the Class I-C Certificateholders to, and therefore shall, deposit into the Group I Net WAC Reserve Fund the amounts described in Section 4.01(d)(i)(j), rather than distributing such amounts to the Class C Certificateholders. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class II-A Certificates, the Class II-M1 Certificates or Group II Mezzanine Components, the Trust Administrator has been directed by the Class II-C Certificateholders to, and therefore shall, deposit into the Group II Net WAC Reserve Fund the amounts described in Section 4.01(d)(ii)(l), rather than distributing such amounts to the Class II-C Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates, and the Mezzanine Certificates, and shall distribute such amounts in respect of the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trust Administrator shall deposit into each Net WAC Reserve Fund on behalf of the related Class C Certificateholders, from amounts otherwise distributable to such Class C Certificateholders, an amount such that when added to other amounts already on deposit in such Net WAC Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.


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     Each of the Net WAC Reserve Funds shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC created hereunder. For federal and state income tax purposes, the Class I-C Certificateholders shall be deemed to be the owners of the Group I Net WAC Reserve Fund and all amounts deposited into such Net WAC Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 5 to REMIC X in respect of the REMIC 5 Regular Interest LT5-IC, and then distributed by REMIC X to the Holders of the Class I-C Certificates. For federal and state income tax purposes, the Class II-C Certificateholders shall be deemed to be the owners of the Group II Net WAC Reserve Fund and all amounts deposited into such Net WAC Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 5 to REMIC X in respect of REMIC 5 Regular Interest LT5-IIC and then distributed by REMIC X to the Holders of the Class II-C Certificates. Upon the termination of the Trust, or the payment in full of the Class I-A Certificates and the reduction of the Component Principal Balances of the Group I Mezzanine Components to zero or of the payment in full of the Class II-A Certificates and the Class II-M1 Certificates and the reduction of the Component Principal Balances of the Group II Mezzanine Components to zero, all amounts remaining on deposit in the related Net WAC Reserve Fund shall be released by the Trust Administrator and distributed to the applicable Class C Certificateholders or their designees. The Net WAC Reserve Funds will be part of the Trust but not part of any REMIC and any payments in respect of the Class A Certificates, the Class II-M1 Certificates or the Mezzanine Components of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

     By accepting a Class C Certificate, each Class C Certificateholder shall be deemed to have directed the Trust Administrator, and the Trust Administrator shall pursuant to such direction, deposit into the related Net WAC Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the applicable Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

     At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trust Administrator shall direct any depository institution maintaining the Group I Net WAC Reserve Fund or Group II Net WAC Reserve Fund, as applicable, to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Net WAC Reserve Fund is received by the Trust Administrator, the Trust Administrator shall invest the funds in such account in Permitted Investments managed by the Trust Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments. Notwithstanding the foregoing, any funds in the Net WAC Reserve Funds shall be invested in Bankers Trust's Institutional Cash Management Fund 1679 for so long as such investment complies with clause (vi) of the definition of Permitted


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Investments. All income and gain earned upon such investment shall be deposited into the related Net WAC Reserve Fund.

     For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class A Certificates, the Class II-M1 Certificates and the Mezzanine Components from the related Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

Section 3.27 Advance Facility.

          (a) The Trust Administrator, on behalf of the Trustee and the Trust Fund, at the direction of the Master Servicer and with the consent of the NIMS Insurer, after consultation with the Guarantor (or, if no Insured NIM Notes are outstanding, the Guarantor), is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trust Administrator shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Article VI hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent, after consultation with the Guarantor, to the Trust Fund's entering into such facility.

          (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under
Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trust Administrator is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.


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          (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

Section 3.28 Policy; Claims Under the PMI Policy

     Notwithstanding anything to the contrary elsewhere in this Article III, the Master Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, as trustee on behalf of the Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee and the Trust Administrator, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

Section 3.29 Group I Mortgage Loans Subject to Relief Act.

     If any of the Group I Mortgage Loans becomes subject to the Relief Act, the Master Servicer shall, with respect to such Group I Mortgage Loan, complete Fannie Mae Special Information Worksheet (for Military Indulgence) substantially in the form set forth on Exhibit G-1 hereto and shall require the related Mortgagor to complete Fannie Mae Form 180 Request For Military Indulgence substantially in the form set forth as Exhibit G-2 hereto. The Master Servicer shall retain the executed originals of such forms in its servicing files related to such Group I Mortgage Loan and, upon the Guarantor's request, shall promptly deliver such forms to the Guarantor at the address specified by the Guarantor, or if no such address is specified, to Fannie Mae, Management Portfolio Processing Unit, 13150 Worldgate Drive, Herndon, Virginia 22070, Mail Stop:
5H-1W-06. Each Remittance Report delivered by the Master Servicer to the Guarantor pursuant to Section 4.04 in connection with a Distribution Date shall include a schedule of the Group I Mortgage Loans subject to the Relief Act on such Distribution Date and shall set forth the amount of Relief Act Interest Shortfalls for such Distribution Date in connection with each such Group I Mortgage Loan.

Section 3.30 Cap Reserve Funds.

          (a) The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust each of the Cap Contracts and authorizes the Trustee to perform its obligations thereunder on behalf of the Trust in accordance with the respective terms of each Cap Agreement. The Trustee hereby directs the Trust Administrator to execute and deliver on behalf of the Trust each of the Cap Contracts and authorizes the Trust Administrator to perform its obligations thereunder on behalf of the Trust in accordance with the respective terms of each Cap Agreement. On the Closing Date, the Trust Administrator shall establish and maintain on behalf of the Trustee, in trust for the benefit of the Group I Certificates (other than the Class I-P Certificates) and the Group I Mezzanine Components, the Group I Cap Reserve Fund and for the benefit of the Group II Certificates (other than the Class II-P Certificates) and the Group II Mezzanine Components, the Group II Cap Reserve Fund. Each of the Cap Reserve Funds shall


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be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator or the Trustee pursuant to this Agreement. The Trust Administrator, on behalf of the Trustee, shall account for the contractual rights represented by the Cap Contracts and the Cap Reserve Funds as property that the Trustee holds separate and apart from the Group I Certificates (other than the Class I-P Certificates), the Group I Mezzanine Components, the Group II Certificates (other than the Class II-P Certificates) and the Group II Mezzanine Components. Each of the Cap Reserve Funds shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC created hereunder.

          (b) For federal and state income tax purposes, the Class I-C Certificateholders shall be deemed to be the owners of the Group I Cap Reserve Fund and all amounts deposited into such Cap Reserve Fund (other than amounts deposited on the start-up day, if any) shall be treated as amounts distributed by REMIC 5 to REMIC X in respect of the REMIC 5 I-CF Interest or the REMIC 5 Regular Interest LT5-IC, and then distributed by REMIC X to the Holders of the Class I-C Certificates. In addition, all amounts paid by the Trust to the Cap Provider under Section 4.01 (other than Section 4.01(e)) in respect of the Group I Cap Agreement shall be deemed for federal and state income tax purposes to be distributed by REMIC 5 to REMIC X in respect of the REMIC 5 I-CF Interest or the REMIC 5 Regular Interest LT5-IC, distributed by REMIC X to the Holders of the Class I-C Certificates, and then used by the Holders of the Class I-C Certificates to pay amounts owing to the Cap Provider under the Group I Cap Agreement.

          (c) For federal and state income tax purposes, the Class II-C Certificateholders shall be deemed to be the owners of the Group II Cap Reserve Fund and all amounts deposited into such Cap Reserve Fund (other than amounts deposited on the start-up day, if any) shall be treated as amounts distributed by REMIC 5 to REMIC X in respect of the REMIC 5 II-CF Interest or the REMIC 5 Regular Interest LT5-IIC, and then distributed by REMIC X to the Holders of the Class II-C Certificates. In addition, all amounts paid to the Cap Provider under
Section 4.01 (other than pursuant to Section 4.01(e)) in respect of the Group II Cap Agreement shall be deemed for federal and state income tax purposes to be distributed by REMIC 5 to REMIC X in respect of the REMIC 5 II-CF Interest or the REMIC 5 Regular Interest LT5-IIC, distributed by REMIC X to the Holders of the Class II-C Certificates, and then used by the Holders of the Class II-C Certificates to pay amounts owing to the Cap Provider under the Group II Cap Agreement.

          (d) Upon the termination of the Trust, or, if earlier, the Distribution Date in June 2004, all amounts remaining on deposit in the related Cap Reserve Fund shall be released by the Trust Administrator and distributed to the applicable Class C Certificateholders or their designees. The Cap Reserve Funds will be part of the Trust but not part of any REMIC and any payments to the Certificateholders from the Cap Reserve Funds will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

          (e) Funds in the Cap Reserve Funds may be invested in Permitted Investments. Any earnings from such investments shall, for federal and state income tax purposes, be considered income of the Holders of the related Class C Certificates. The Holders


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of the related Class C Certificates shall direct the Trust Administrator in writing as to the investment of amounts in the Cap Reserve Funds.

          (f) The Trust Administrator shall deposit all amounts received with respect to the Group I Cap Agreement in the Group I Cap Reserve Fund and all amounts received with respect to the Group II Cap Agreement in the Group II Cap Reserve Fund.

          (g) With respect to any Distribution Date upon which any amounts in the Group I Cap Reserve Fund are required to be distributed, the Trust Administrator shall make such distribution in accordance with Sections 4.01(j)(i) and 4.01(j)(ii) of this Agreement. With respect to any Distribution Date upon which amounts in the Group II Cap Reserve Fund are required to be distributed, the Trust Administrator shall make such distribution in accordance with Sections 4.01(j)(iii) or 4.01(j)(iv) of this Agreement.

          (h) If the Cap Provider no longer has a short-term unsecured and unsubordinated debt rating of at least "F-1" from Fitch, "A-1" from S&P or "P-1" from Moody's (or their equivalent) (the "Approved Rating Thresholds"), the Trust Administrator shall, promptly after a Responsible Officer of the Trust Administrator has received actual knowledge or written notice of the reduction or withdrawal of the rating (it being understood that the Trust Administrator has no duty to monitor the ratings of the Cap Provider), request the Cap Provider to (i) obtain replacement Cap Agreements with a counterparty that is a bank or other financial institution with the Approved Rating Thresholds; (ii) obtain a guaranty of or a contingent agreement of another person with Approved Rating Thresholds to honor the Cap Provider's obligations under the Cap Agreements; (iii) post collateral with the Trustee in an amount sufficient to restore the immediately prior ratings of the Certificates; or (iv) establish any other arrangement satisfactory to the Rating Agencies to restore the immediately prior ratings of the Certificates; in each case, in accordance with the provisions of the related Cap Agreement.

          (i) In the event that either of the Cap Agreements is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby or replacement of the applicable Cap Agreement by the Cap Provider in accordance with Section 3.30(h)), the Depositor shall, to the extent a replacement contract is available, direct the Trust Administrator to obtain from a counterparty designated by the Depositor a replacement contract comparable to the related Cap Agreement (which both such counterparty and such replacement contract shall be acceptable to the Trust Administrator, the Trustee and the Holders of the Certificates entitled to at least 50% of the Voting Rights) providing interest rate protection which is equal to the then-existing protection provided by the related Cap Agreement, provided, however, that if the cost of any such replacement contract providing the same interest rate protection would be greater than the amount of any early termination payment received by the Trust Administrator under such Cap Agreement, the amount of interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of such early termination payment.

          (j) If any payments are owed to the Cap Provider beginning with the Distribution Date in July 2002, the Master Servicer shall direct the Trust Administrator to request and the Trust Administrator shall request, the Cap Provider to furnish IRS Form W-8ECI to the Trust Administrator.


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          (k) For federal tax return and information reporting, the right of the
Certificateholders to receive payment on account of the Class I-A Certificates, the Class I-S Certificates, the Class I-C Certificates and the Group I Mezzanine Components from the Group I Cap Reserve Fund shall be assigned a value of 31 basis points. For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class I-A Certificates, the Class II-S Certificates, the Class II-M1 Certificates, the Class II-C Certificates and the Group II Mezzanine Components from the Group II Cap Reserve Fund shall be assigned a value of 31 basis points.

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01 Distributions.

          (a) (i) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

               first, to Fannie Mae, for payment of (i) the Guaranty Fee and
               (ii) any Guarantor Reimbursement Amount then due;

               second, to the Cap Provider, the Group I Cap Provider Payment;

               third, concurrently, to the Class I-A Certificates and the Class I-S1 Certificates, the related Monthly Interest Distributable Amount and (A) if the Group I Cap Provider Payment does not exceed the Group I Cap Premium, any Unpaid Interest Shortfall Amount for such Classes of Certificates or (B) if the Group I Cap Provider Payment exceeds the Group I Cap Premium, any Unpaid Interest Shortfall Amount for such Classes of Certificates, but only to the extent of the excess, if any, of the Group I Cap Payment Limit over the Group I Cap Provider Payment, allocated between the Class I-A Certificates and the Class I-S1 Certificates, pro rata, based on their respective entitlements;

               fourth, to the I-M2 Component, the related Monthly Interest Distributable Amount;

               fifth, to the I-M3 Component, the related Monthly Interest Distributable Amount; and

               sixth, concurrently, to the I-M4A Component, the I-M4B Component and the Class I-S2 Certificates, the related Monthly Interest Distributable Amount for such Components or Class of Certificates allocated among the I-M4A Component, the I-M4B Component and the Class I-S2 Certificates, pro rata, based on their respective entitlements.


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               (ii) Any Group I Interest Remittance Amount remaining
undistributed pursuant to clause (i) above shall be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

               (iii) On each Distribution Date the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

               first, to the Cap Provider, the Group II Cap Provider Payment;

               second, concurrently, to the Class II-A Certificates and the Class II-S1 Certificates, the related Monthly Interest Distributable Amount and (A) if the Group II Cap Provider Payment does not exceed the Group II Cap Premium, any Unpaid Interest Shortfall Amount for such Classes of Certificates or (B) if the Group II Cap Provider Payment exceeds the Group II Cap Premium, any Unpaid Interest Shortfall Amount for such Classes of Certificates, but only to the extent of the excess, if any, of the Group II Cap Payment Limit over the Group II Cap Provider Payment, allocated among the Class II-A Certificates and the Class II-S1 Certificates, pro rata, based on their respective entitlements;

               third, to the Class II-M1 Certificates, the related Monthly Interest Distributable Amount;

               fourth, to the II-M2 Component, the related Monthly Interest Distributable Amount;

               fifth, to the II-M3 Component, the related Monthly Interest Distributable Amount; and

               sixth, concurrently, to the II-M4A Component, the II-M4B Component and the Class II-S2 Certificates, the related Monthly Interest Distributable Amount for such Components or Class of Certificates allocated among the II-M4A Component, the II-M4B Component and the Class II-S2 Certificates, pro rata, based on their respective entitlements.

               (iv) Any Group II Interest Remittance Amount remaining undistributed pursuant to clause (iii) above shall be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

          (b) (i) On each Distribution Date (a) prior to the Group I Stepdown Date or (b) on which a Group I Trigger Event is in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Principal Distribution Amount for such Distribution Date, and make the following disbursements


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and transfers in the order of priority described below, in each case to the extent of the Group I Principal Distribution Amount remaining for such Distribution Date:

               first, to the Guarantor, for payment of (i) the Guaranty Fee and
               (ii) any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution Date);

               second, to the Class I-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               third, to the I-M2 Component, until the Component Principal Balance thereof has been reduced to zero;

               fourth, to the I-M3 Component, until the Component Principal Balance thereof has been reduced to zero; and

               fifth, concurrently, to the I-M4A Component and the I-M4B Component, pro rata, based on their respective Component Principal Balances, until the Component Principal Balances thereof have been reduced to zero.

               (ii) Any principal remaining undistributed pursuant to clause (i) above shall be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

               (iii) On each Distribution Date (a) prior to the Group II Stepdown Date or (b) on which a Group II Trigger Event is in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Principal Distribution Amount remaining for such Distribution Date:

               first, to the Class II-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class II-M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               third, to the II-M2 Component, until the Component Principal Balance thereof has been reduced to zero;

               fourth, to the II-M3 Component, until the Component Principal Balance thereof has been reduced to zero; and

               fifth, concurrently, to the II-M4A Component and the II-M4B Component, pro rata, based on their respective Component Principal Balances, until the Component Principal Balances thereof have been reduced to zero.


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               (iv) Any principal remaining undistributed pursuant to clause
(iii) above shall be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

          (c) (i) On each Distribution Date (a) on or after the Group I Stepdown Date and (b) on which a Group I Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of the Group I Available Funds equal to the Group I Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Principal Distribution Amount remaining for such Distribution Date:

               first, to the Guarantor for payment of (i) the Guaranty Fee and
               (ii) any Guarantor Reimbursement Amount then due (to the extent not paid from the Group I Interest Remittance Amount for such Distribution Date);

               second, to the Class I-A Certificates, the Class I-A Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

               third, to the I-M2 Component, the I-M2 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero;

               fourth, to the I-M3 Component, the I-M3 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero; and

               fifth, concurrently, to the I-M4A Component and the I-M4B Component, the I-M4A Component Principal Distribution Amount and the I-M4B Component Principal Distribution Amount, pro rata, based on their respective entitlements, until the Component Principal Balances thereof have been reduced to zero.

               (ii) Any principal remaining undistributed pursuant to clause (i) above following these distributions shall be used in determining the amount of Group I Net Monthly Excess Cashflow, if any, for such Distribution Date.

               (iii) On each Distribution Date (a) on or after the Group II Stepdown Date and (b) on which a Group II Trigger Event is not in effect, the Trust Administrator shall withdraw from the Distribution Account that portion of Group II Available Funds equal to the Group II Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Principal Distribution Amount remaining for such Distribution Date:

               first, to the Class II-A Certificates, the Class II-A Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;


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               second, to the Class II-M1 Certificates, the Class II-M1
               Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               third, to the II-M2 Component, the II-M2 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero;

               fourth, to the II-M3 Component, the II-M3 Component Principal Distribution Amount, until the Component Principal Balance thereof has been reduced to zero; and

               fifth, concurrently, to the II-M4A Component and the II-M4B Component, the II-M4A Component Principal Distribution Amount and the II-M4B Component Principal Distribution Amount, pro rata, based on their respective entitlements, until the Component Principal Balances thereof have been reduced to zero.

               (iv) Any principal remaining undistributed pursuant to clause
(iii) above shall be used in determining the amount of Group II Net Monthly Excess Cashflow, if any, for such Distribution Date.

          (d) (i) On each Distribution Date, any Group I Net Monthly Excess Cashflow shall be paid in the following order or priority, in each case to the extent of the Group I Net Monthly Excess Cashflow remaining undistributed:

                    (a) to the Class I-A Certificates and Group I Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any Group I Extra Principal Distribution Amount, payable to such Class of Certificates or such Components as part of the Group I Principal Distribution Amount pursuant to Section 4.01(b)(i) or Section 4.01(c)(i) above, as applicable;

                    (b) concurrently, to the Class I-A Certificates and the Class I-S1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount on such Distribution Date, allocated between the Class I-A Certificates and the Class I-S1 Certificates, pro rata, based on their respective entitlements;

                    (c) to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any positive excess of the Group II Overcollateralization Deficiency Amount over the Group II Net Monthly Excess Cashflow for such Distribution Date, allocated among such Group II Certificates and Group II Mezzanine Components (after giving effect to the distribution of the Group II Principal Distribution Amount payable to such Classes of Certificates or such Components) as a distribution of Group II Principal Distribution Amount pursuant to Section 4.01(b)(iii) or 4.01(c)(iii);


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                    (d) to the I-M2 Component, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such Component for such Distribution
Date;

                    (e) to the I-M2 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                    (f) to the I-M3 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                    (g) to the I-M3 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                    (h) concurrently, to the I-M4A Component, the Class I-M4B Component and the Class I-S2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Components or Class of Certificates for such Distribution Date allocated among the I-M4A Component, the I-M4B Component and the Class I-S2 Certificates, pro rata, based on their respective entitlements;

                    (i) concurrently, to the I-M4A Component and the I-M4B Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Components for such Distribution Date allocated between the I-M4A Component and the I-M4B Component, pro rata, based on their respective entitlements;

                    (j) to the Group I Net WAC Reserve Fund, the amount of any Net WAC Rate Carryover Amounts with respect to the Class I-A Certificates and Group I Mezzanine Components for such Distribution Date (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of Certificates or such Components on such Distribution Date, to the Group I Net WAC Reserve Fund, an amount such that when added to other amounts already on deposit in the Group I Net WAC Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

                    (k) to the Cap Provider if a Group I Early Termination Date has been designated under the Group I Cap Agreement (including a Group I Early Termination Date designated by the Cap Provider following a Cap Default with respect to the Group I Cap Agreement), any Group I Termination Payment and any excess of the Group I Cap Payment Amount over the Group I Cap Premium, in each case, for such Distribution Date to the extent unpaid after distribution of the Group I Interest Remittance Amount on such Distribution Date, provided that the amount paid to the Cap Provider under this paragraph shall not exceed the sum of
(i) the Monthly Interest Distributable Amount for the Class I-C Certificates,
(ii) any accrued but unpaid interest on the Class I-C Certificates, and (iii) the Principal Balance of the Class I-C Certificates immediately prior to such Distribution Date;

                    (l) to REMIC X, as holder of REMIC 5 Regular Interest LT5-IC, the Monthly Interest Distributable Amount for REMIC 5 Regular Interest LT5-IC plus, until the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IC is reduced to zero, any Group I Overcollateralization Release Amount for such Distribution Date (in both cases, net of such portion of amounts payable pursuant to this clause (l) that were paid pursuant to clause (k) above);


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                    (m) to REMIC X, as holder of REMIC 5 Regular Interest
LT5-IIC, the Monthly Interest Distributable Amount for REMIC 5 Regular Interest LT5-IIC for such Distribution Date to the extent not distributed pursuant to
Section 4.01(d)(ii)(n) plus, until the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIC is reduced to zero, the amount, if any, equal to the amount of any Realized Losses that reduced the Group II Overcollateralization Release Amount, if any, on such Distribution Date;

                    (n) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Group I Mortgage Loans, to REMIC X, as holder of REMIC 5 Regular Interest LT5-IP, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero; and

                    (o) any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-3 Interest).

     On each Distribution Date, after making the distributions of the Group I Available Funds as provided above, the Trust Administrator shall withdraw from the Group I Net WAC Reserve Fund the amount on deposit therein and shall distribute such amounts to the Class I-A Certificates and Group I Mezzanine Components in the following order and priority, in each case to the extent of amounts remaining in the Group I Net WAC Reserve Fund and in each case to the extent of the Net WAC Rate Carryover Amount for such Classes of Certificates or such Components for such Distribution Date: first, to the Class I-A Certificates; second, to the I-M2 Component; third, to the I-M3 Component; and fourth, concurrently, to the I-M4A Component and the I-M4B Component, pro rata based on their respective entitlements. Any remaining amount shall be re-deposited into the Group I Net WAC Reserve Fund (to the extent of the required amount of $1,000).

               (ii) On each Distribution Date, any Group II Net Monthly Excess Cashflow shall be paid in the following order of priority, in each case to the extent of the Group II Net Monthly Excess Cashflow remaining undistributed:

                    (a) to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to any Group II Extra Principal Distribution Amount, payable to such Classes of Certificates or such Components as part of the Group II Principal Distribution Amount pursuant to
Section 4.01(b)(iii) or 4.01(c)(iii) above, as applicable;

                    (b) concurrently, to the Class II-A Certificates and the Class II-S1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution Date to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount on such Distribution Date, allocated between the Class II-A Certificates and the Class II-S1 Certificates pro rata, based on their respective entitlements;

                    (c) on each Distribution Date after the first Distribution Date on which the Group I Overcollateralized Amount reaches the Group I Overcollateralization Target Amount (after giving effect to the Group I Extra Principal Distribution Amount on such Distribution Date), to the Class I-A Certificates and Group I Mezzanine Components then


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

entitled to receive distributions in respect of principal, in an amount equal to any positive excess of the Group I Overcollateralization Deficiency Amount over the Group I Net Monthly Excess Cashflow on such Distribution Date, allocated among such Class I-A Certificates and Group I Mezzanine Components (after giving effect to the distribution of the Group I Principal Distribution Amount payable to such Classes of Certificates or such Components) as a distribution of Group I Principal Distribution Amount pursuant to Section 4.01(b)(i) or 4.01(c)(i);

                    (d) to the Class II-M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                    (e) to the Class II-M1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                    (f) to the II-M2 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                    (g) to the II-M2 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                    (h) to the II-M3 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date;

                    (i) to the II-M3 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date;

                    (j) concurrently, to the II-M4A Component, the II-M4B Component and the Class II-S2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Components or Class of Certificates for such Distribution Date allocated among the II-M4A Component, the II-M4B Component and the Class II-S2 Certificates, pro rata, based on their respective entitlements;

                    (k) concurrently, to the II-M4A Component and the II-M4B Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date allocated between the II-M4A Component and the II-M4B Component, pro rata, based on their respective entitlements;

                    (l) to the Group II Net WAC Reserve Fund, the amount of any Net WAC Rate Carryover Amounts with respect to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components for such Distribution Date (or, if no Net WAC Rate Carryover Amounts are payable to such Classes of such Certificates and Components on such Distribution Date, to the Group II Net WAC Reserve Fund, an amount such that when added to other amounts already on deposit in the Group II Net WAC Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

                    (m) to the Cap Provider if a Group II Early Termination Date has been designated under the Group II Cap Agreement (including a Group II Early Termination Date designated by the Cap Provider following a Cap Default with respect to the Group II Cap


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

Agreement), any Group II Termination Payment and any excess of the Group II Cap Payment Amount over the Group II Cap Premium, in each case, for such Distribution Date to the extent unpaid after distribution of the Group II Remittance Amount on such Distribution Date, provided that the amount paid to the Cap Provider under this paragraph shall not exceed the sum of (i) the Monthly Interest Distributable Amount for the Class II-C Certificates, (ii) any accrued but unpaid interest on the Class II-C Certificates, and (iii) the Principal Balance of the Class II-C Certificates immediately prior to such Distribution Date;

                    (n) to REMIC X, as holder of REMIC 5 Regular Interest LT5-IIC, the Monthly Interest Distributable Amount for REMIC 5 Regular Interest LT5-IIC plus, until the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IIC is reduced to zero, any Group II Overcollateralization Release Amount for such Distribution Date (in both cases, net of such portion of amounts payable pursuant to this clause (n) that were paid pursuant to clause (m) above);

                    (o) to REMIC X, as holder of REMIC 5 Regular Interest LT5-IC, the Monthly Interest Distributable Amount for REMIC 5 Regular Interest LT5-IC for such Distribution Date to the extent not distributed pursuant to
Section 4.01(d)(i)(l) plus, until the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IC is reduced to zero, the amount, if any, equal to the amount of any Realized Losses that reduced the Group I Overcollateralization Release Amount, if any, on such Distribution Date;

                    (p) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to REMIC X, as holder of REMIC 5 Regular Interest LT5-IIP, in reduction of the Uncertificated Principal Balance thereof, until the Uncertificated Principal Balance thereof is reduced to zero; and

                    (q) any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-5 Interest).

     On each Distribution Date, after making the distributions of the Group II Available Funds as provided above, the Trust Administrator shall withdraw from the Group II Net WAC Reserve Fund the amount on deposit therein and shall distribute such amounts to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components, in the following order and priority, in each case to the extent of amounts remaining in the Group II Net WAC Reserve Fund and in each case to the extent of the Net WAC Rate Carryover Amount for such Classes of Certificates or such Components for such Distribution
Date: first, to the Class II-A Certificates; second, to the Class II-M1 Certificates; third, to the II-M2 Component; fourth, to the II-M3 Component; and fifth, concurrently, to the II-M4A Component and II-M4B Component, pro rata, based on their respective entitlements. Any remaining amount shall be re-deposited into the Group II Net WAC Reserve Fund (to the extent of the required amount of $1,000).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans and Group II Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by or collected by the Master Servicer during the related Prepayment Period will be withdrawn from the


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Distribution Account and distributed by the Trust Administrator to REMIC 5
Regular Interest LT5-IP (in respect of Group I Mortgage Loans) or REMIC 5 Regular Interest LT5-IIP (in respect of Group II Mortgage Loans), respectively, and shall not be available for distribution to any other Class of Certificates or Component. The payment of the foregoing amounts in respect of such Regular Interests shall not reduce the Uncertificated Principal Balance thereof.

          (e) Without limiting the provisions of Section 9.01(b), by acceptance of the Class R Certificates the Holders of the Class R Certificates agree, and it is the understanding of the parties hereto, for so long as the Cap Agreements or any of the NIM Notes are outstanding, to assign and transfer their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class C Certificates, first to be paid by the Trust Administrator to the Cap Provider to the extent of any amounts due but unpaid under the related Cap Agreement, and then to be paid to the Holders of the Class I-C Certificates and Class II-C Certificates, respectively.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the Original Class Certificate Principal Balance or Original Class Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the Holders of the Class I-A Certificates and the Class I-S1 Certificates shall receive all distributions pursuant to this Section 4.01(f) by wire transfer of immediately available funds. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

     Payments to the Guarantor on each Distribution Date will be made by wire transfer of immediately available funds to the following Federal Reserve
Account:

          Telegraphic: FNMA NYC
          ABA: 021-039-500
          Ref: 2002-T7

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it


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

acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Trust Administrator, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          (g) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to the Trustee, the NIMS Insurer, the Guarantor and each Holder on such date of such Class of Certificates a notice to the effect that:

               (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period; provided, that such notice shall be sent to the Guarantor only with respect to Guaranteed Certificates.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated, pro rata, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).


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

          (i) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class II-M1 Certificate or the Component Principal Balance of a Mezzanine Component be reduced more than once in respect of any particular amount both (a) allocated to such Certificate or such Component in respect of Realized Losses pursuant to Section 4.06 and (b) distributed to such Certificate or such Component in reduction of the Certificate Principal Balance or Component Principal Balance thereof pursuant to this Section 4.01 from related Net Monthly Excess Cashflow or pursuant to Sections 4.01(k)(i) or 4.01(k)(ii) from the related Cap Reserve Fund, and (ii) in no event shall the Uncertificated Principal Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 4.06 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.05

          (j) Any amounts distributed to REMIC X on any Distribution Date under
Section 4.01(d) shall, on such Distribution Date, be distributed by REMIC X as follows: (i) amounts received in respect of REMIC 5 Regular Interest LT5-IC and the REMIC 5 I-CF Interest shall be distributed pro rata to the holders of the Class I-C Certificates; (ii) amounts received in respect of REMIC 5 Regular Interest LT5-IIC and the REMIC 5 II-CF Interest shall be distributed pro rata to the holders of the Class II-C Certificates; (iii) amounts received in respect of REMIC 5 Regular Interest LT5-IP shall be distributed pro rata to the holders of the Class I-P Certificates; and (iv) amounts received in respect of REMIC 5 Regular Interest LT5-IIP shall be distributed pro rata to the holders of the Class II-P Certificates. Any amounts remaining shall be distributed to the holders of the Class R-X Certificates. For the avoidance of doubt, the provisions of Sections 4.01(f), 4.01(g) and 4.01(h) shall apply to the Class C Certificates and the Class P Certificates.

          (k) (i) The Trust Administrator shall deposit all amounts received with respect to the Group I Cap Agreement in the Group I Cap Reserve Fund. On each Distribution Date after making all other distributions on such Distribution Date pursuant to Sections 4.01(a) through 4.01(d) and Section 3.26, the Trust Administrator shall distribute amounts on deposit in the Group I Cap Reserve Fund as follows:

                    (a) concurrently, to the Class I-A Certificates and the Class I-S1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for each such Class of Certificates, allocated between the Class I-A Certificates and the Class I-S1 Certificates, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount and the Group I Net Monthly Excess Cashflow on such Distribution Date;

                    (b) to the I-M2 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date;

                    (c) to the I-M3 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date;


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

                    (d) to the I-M4A Component, the I-M4B Component and the Class I-S2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Components and such Class of Certificates allocated among the I-M4A Component, the I-M4B Component and the Class I-S2 Certification, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date;

                    (e) to the Class I-A Certificates and the Group I Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Group I Mortgage Loans during the related Prepayment Period that would be allocated to the Group I Mezzanine Components but for the distribution pursuant to this clause (e), payable to such Class of Certificates or Component as part of the Group I Principal Distribution Amount pursuant to Section 4.01(b)(i) or 4.01(c)(i), as applicable;

                    (f) to the Class I-A Certificates, the Net WAC Rate Carryover Amount, if any, for such Class of Certificates for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group I Net WAC Reserve Fund on such Distribution Date;

                    (g) to the I-M2 Component, the Net WAC Rate Carryover Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group I Net WAC Reserve Fund on such Distribution Date;

                    (h) to the I-M2 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date;

                    (i) to the I-M3 Component, the Net WAC Rate Carryover Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group I Net WAC Reserve Fund on such Distribution Date;

                    (j) to the I-M3 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date;

                    (k) concurrently, to the I-M4A Component and the I-M4B Component, the Net WAC Rate Carryover Amount, if any, for such Components for such Distribution Date, allocated between the I-M4A Component and the I-M4B Component, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of any amounts from the Group I Net WAC Reserve Fund on such Distribution Date; and

                    (l) concurrently, to the I-M4A Component and the I-M4B Component in an amount equal to the Allocated Realized Loss Amount, if any, for such


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

Component for such Distribution Date allocated between the I-M4A Component and the I-M4B Component, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group I Net Monthly Excess Cashflow on such Distribution Date.

               (ii) The Trust Administrator shall distribute amounts on deposit in the Group I Cap Reserve Fund on each Distribution Date to the Class I-C Certificates after all other distributions pursuant to Sections 4.01(a) through 4.01(d), Section 3.26 and Section 4.01(k)(i) have been made on such Distribution
Date:

                    (a) if and to the extent that the amount on deposit in the Group I Cap Reserve Fund exceeds the Group I Specified Reserve Fund Requirement for such Distribution Date; and

                    (b) on the Distribution Date occurring in June 2004.

               (iii) The Trust Administrator shall deposit all amounts received with respect to the Group II Cap Agreement in the Group II Cap Reserve Fund. On each Distribution Date after making all other distributions on such Distribution Date pursuant to Sections 4.01(a) through 4.01(d) and Section 3.26, the Trust Administrator shall distribute amounts on deposit in the Group II Cap Reserve Fund as follows:

                    (a) concurrently, to the Class II-A Certificates and the Class II-S1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for each such Class of Certificates, allocated between the Class II-A Certificates and the Class II-S1 Certificates pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount and the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (b) to the Class II-M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (c) to the II-M2 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (d) to the II-M3 Component, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (e) concurrently, to the II-M4A Component, the Class II-M4B Component and the Class II-S2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Components or such Class of Certificate for such Distribution Date, allocated among the II-M4A Component, the II-M4B Component and the Class II-S2


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Certificates, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (f) to each Class of Certificates or Component of the Group II Certificates (other than the Class II-P Certificates) and each of the Group II Mezzanine Components then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Group II Mortgage Loans during the related Prepayment Period that would be allocated to the Class II-M1 Certificates or the Group II Mezzanine Components but for the distributions pursuant to this clause (f), payable to each such Class of Certificates or Component as part of the Group II Principal Distribution Amount pursuant to Section 4.01(b)(iii) or 4.01(c)(iii), as applicable;

                    (g) to the Class I-A Certificates, the Net WAC Rate Carryover Amount, if any, for such Class of Certificates for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group II Net WAC Reserve Fund on such Distribution Date;

                    (h) to the Class II-M1 Certificates, the Net WAC Rate Carryover Amount, if any, for such Class of Certificates for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group II Net WAC Reserve Fund on such Distribution Date;

                    (i) to the Class II-M1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class of Certificates for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (j) to the II-M2 Component, the Net WAC Rate Carryover Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group II Net WAC Reserve Fund on such Distribution Date;

                    (k) to the II-M2 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;

                    (l) to the II-M3 Component, the Net WAC Rate Carryover Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of any amounts from the Group II Net WAC Reserve Fund on such Distribution Date;

                    (m) to the II-M3 Component, in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date;


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                    (n) concurrently, to the II-M4A Component and the II-M4B
Component, the Net WAC Rate Carryover Amount, if any, for such Component for such Distribution Date, allocated between the II-M4A Component and the II-M4B Component, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of any amounts from the Group II Net WAC Reserve Fund on such Distribution Date; and

                    (o) concurrently, to the II-M4A Component and the II-M4B Component in an amount equal to the Allocated Realized Loss Amount, if any, for such Component for such Distribution Date, allocated between the II-M4A Components and the II-M4B Component, pro rata, based on their respective entitlements, to the extent remaining unpaid after distribution of the Group II Net Monthly Excess Cashflow on such Distribution Date.

               (iv) The Trust Administrator shall distribute amounts on deposit in the Group II Cap Reserve Fund on each Distribution Date to the Class II-C Certificates after all other distributions pursuant to Sections 4.01(a) through 4.01(d), Section 3.26 and Section 4.01(k)(iii) have been made on such Distribution Date:

                    (1) if and to the extent that the amount on deposit in the Group II Cap Reserve Fund exceeds the Group II Specified Reserve Fund Requirement for such Distribution Date; and

                    (2) on the Distribution Date occurring in June 2004.

Section 4.02 Preference Claims.

     The Trustee and the Trust Administrator shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee or the Trust Administrator, as applicable, has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class S2 Certificates, the Class C Certificates or the Class P Certificates. Each Holder of the Class S2 Certificates, the Class C Certificates or the Class P Certificates, by its purchase of such Certificates, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master Servicer, the Trustee, the Trust Administrator and each Holder of the Class S2 Certificates, the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trust Administrator, as indenture trustee with respect to the Insured NIM Notes or the holder of any Insured NIM Notes has been required to relinquish a distribution made on the Class S2 Certificates, the Class C Certificates, the Class P Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.


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Section 4.03 Statements.

          (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trust Administrator shall prepare and make available by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a)) to each Holder of the Regular Certificates, the Trustee, the Master Servicer, the NIMS Insurer, the Guarantor and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S Certificates), including on account of the Mezzanine Components, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), including on account of the Mezzanine Components, allocable to interest, separately identified;

          (iii) the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group I Overcollateralization Release Amount, the Group II Overcollateralization Release Amount, the Group I Overcollateralization Deficiency Amount, the Group II Overcollateralization Deficiency Amount, the Group I Overcollateralization Target Amount and the Group II Overcollateralization Target Amount as of such Distribution Date and the Group I Excess Overcollateralized Amount and the Group II Excess Overcollateralized Amount, for such Distribution Date;

          (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the Deficiency Amount, the Guarantor Payments and the Guarantor Reimbursement Amount for such Distribution Date;

          (vi) the aggregate amount of Advances for the related Due Period;

          (vii) the aggregate Stated Principal Balance of the Mortgage Loans at the Close of Business at the end of the related Due Period;

          (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

          (ix) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month provided, however that any


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     aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

          (x) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (xi) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

          (xii) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xiii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

          (xiv) the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

          (xv) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, the Notional Amount of the Class S Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the Component Principal Balance of the Mezzanine Components, after giving effect to the distributions made on such Distribution Date;

          (xvi) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Mezzanine Components and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Mezzanine Components for such Distribution Date;

          (xvii) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

          (xviii) the Group I Credit Enhancement Percentage and the Group II Credit Enhancement Percentage for such Distribution Date;

          (xix) the Net WAC Rate Carryover Amount for the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;


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          (xx) the Group I Trust Administrator Fee and the Group II Trust
     Administrator Fee on such Distribution Date;

          (xxi) the date when a Stepdown Date or a Trigger Event has occurred;

          (xxii) the Group I Available Funds and Group II Available Funds;

          (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates, the Mezzanine Components and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Mezzanine Certificates and the Mezzanine Components for the immediately succeeding Distribution Date;

          (xxiv) the Guaranty Fee to be paid to the Guarantor with respect to the Guaranteed Certificates for such Distribution Date;

          (xxv) such other information as the Guarantor may reasonably request in such format as reasonably required by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders;

          (xxvi) the amount on deposit in each of the Reserve Funds;

          (xxvii) (A) the dollar amount of payments received related to claims under the PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the aggregate dollar amount of payments received related to claims under the PMI Policy since the Cut-off Date (and the number of Mortgage Loans to which such payments related);

          (xxviii) (A) the dollar amount of claims made under the PMI Policy that were denied during the related Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the aggregate dollar amount of claims made under the PMI Policy that were denied since the Cut-off Date (and the number of Mortgage Loans to which such denials related); and

          (xxiv) for such Distribution Date, the amount of any payment made by the Cap Provider under each Cap Agreement, the Group I Specified Reserve Fund Requirement, the Group II Specified Reserve Fund Requirement, the amount on deposit in each Cap Reserve Fund, deposits into and withdrawals from each Cap Reserve Fund since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), the amount of any income or gain (or loss) on amounts held in each Cap Reserve Fund, the amounts released to the Holders of each Class of Certificates (including the Class C Certificates) from each Cap Reserve Fund.

     Subject to Section 4.03(f) below, the Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the NIMS Insurer, the Guarantor and the Rating Agencies via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at


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"http:\\www-apps.gis.deutsche-bank.com/invr. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trust Administrator shall forward to the Holders of the Residual Certificates and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trust Administrator deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

          (e) On each Distribution Date the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

          (f) On the fourth Business Day preceding each Distribution Date, the Trust Administrator shall deliver to the Guarantor (by electronic medium as specified in the next sentence) a statement identifying the Class Factor for each Class of Certificates. The Trust Administrator shall deliver such statement on or before 12:00 noon (New York time) on such


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day via the internet using the following domain name: bond_admin@fanniemae.com.
If a Guarantor Payment will be payable on a Distribution Date, all information required under Section 4.03(a) must also be similarly delivered to Guarantor on such third Business Day proceeding such Distribution Date. The second consecutive failure by the Trust Administrator to deliver the Class Factor (or to deliver an accurate Class Factor) to the Guarantor shall constitute an event of default and permit the Guarantor to remove the Trust Administrator for cause; provided that the Master Servicer had delivered the Remittance Report for the related Distribution Date to the Trust Administrator pursuant to Section 4.04.

Section 4.04 Remittance Reports; Advances.

          (a) Within one Business Day after each Determination Date, but in no event later than such date which would allow the Trust Administrator to submit a claim to the NIMS Insurer under the Indenture, the Master Servicer shall deliver to the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than each Master Servicer Remittance Date (or, in the case of certain information, as agreed between the Trust Administrator and the Master Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trust Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by
Section 4.01 and to prepare the statements to Certificateholders contemplated by
Section 4.03. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

          (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

     On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted


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by this Section 4.04, used by the Master Servicer in discharge of any such
Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the NIMS Insurer, the Guarantor, the Trustee and the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.

          (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the Guarantor, the Depositor, the Trust Administrator and the Trustee.

Section 4.05 Distributions on the REMIC Regular Interests.

     (a) On each Distribution Date, the Trust Administrator shall cause the Group I Available Funds, in the following order of priority, to be distributed by REMIC 1A to REMIC 2 on account of the REMIC 1A Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1A Interest), as the case may be:

               (i) first, with respect to the Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to the Holders of REMIC 1A Regular Interest LT1A-B in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1A Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, and with respect to the Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, in the following order: first to the Holders of each REMIC 1A CF Interest in ascending numerical order, in an amount equal to
(A) the Uncertificated Accrued Interest for each such REMIC 1A Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, and second, pro rata, to the Holders of REMIC 1A Regular Interest LT1A-A and REMIC 1A Regular Interest LT1A-P in an amount equal to (A) the Uncertificated Accrued


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Interest for such REMIC 1A Regular Interest for such Distribution Date, plus (B)
any amounts in respect thereof remaining unpaid from previous Distribution
Dates;

               (ii) second, to the Holders of REMIC 1A Regular Interest LT1A-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

               (iii) third, the remainder of the Group I Available Funds for such Distribution Date with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to the Holders of REMIC 1A Regular Interest LT1A-B until the Uncertificated Principal Balance of such REMIC 1A Regular Interest is reduced to zero and with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, in the following order: first to the Holders of REMIC 1A Regular Interest LT1A-A, then to the Holders of each REMIC 1A CF Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 1A Regular Interest is reduced to zero; and

               (iv) fourth, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1A Interest).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1A to the Holders of REMIC 1A Regular Interest LT1A-P. The payment of the foregoing amounts to the Holders of REMIC 1A Regular Interest LT1A-P shall not reduce the Uncertificated Principal Balance thereof.

     (b) On each Distribution Date, the Trust Administrator shall cause the Group II Available Funds, in the following order of priority, to be distributed by REMIC 1B to REMIC 2 on account of the REMIC 1B Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1B Interest), as the case may be:

          (1) first, to the Holders of each REMIC 1B CF Interest in ascending numerical order, and second, pro rata, to the Holders of REMIC 1B Regular Interest LT1B-A and REMIC 1B Regular Interest LT1B-P in an amount equal to
     (A) the Uncertificated Accrued Interest for such REMIC 1B Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

          (2) second, to the Holders of REMIC 1B Regular Interest LT1B-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

          (3) third, to the Holders of REMIC 1B Regular Interest LT1B-A, and then to the Holders of each REMIC 1B CF Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 1B Regular Interest is reduced to zero; and


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          (4) fourth, any remaining amount to the Holders of the Class R
     Certificates (in respect of the Class R-1B Interest).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1B to the Holders of REMIC 1B Regular Interest LT1B-P. The payment of the foregoing amounts to the Holders of REMIC 1B Regular Interest LT1B-P shall not reduce the Uncertificated Principal Balance thereof.

     (c) On each Distribution Date, the Trust Administrator shall cause the Group I Available Funds, in the following order of priority, to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

     (1) first, with respect to the Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to the Holders of REMIC 2 Regular Interest LT2A-B in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, and with respect to the Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, in the following order: first to the Holders of each REMIC 2 ACF Interest, in ascending numerical order, then to the Holders of each REMIC 2 AS1 Interest, in ascending numerical order, in each case in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, and then, pro rata, to the Holders of REMIC 2 Regular Interest LT2A-A and REMIC 2 Regular Interest LT2A-P in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1A Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

     (2) second, to the Holders of REMIC 2 Regular Interest LT2A-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

     (3) third, the remainder of the Group I Available Funds for such Distribution Date with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to the Holders of REMIC 2 Regular Interest LT2A-B until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero, and with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, in the following order: first to the Holders of REMIC 2 Regular Interest LT2A-A, then to the Holders of each REMIC 2 AS1 Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 2 Regular Interest is reduced to zero; and

     (4) fourth, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).


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     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest LT2A-P. The payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest LT2A-P shall not reduce the Uncertificated Principal Balance thereof.

     (d) On each Distribution Date, the Trust Administrator shall cause the Group II Available Funds, in the following order of priority, to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

          (1) first, to the Holders of each REMIC 2 BCF Interest in ascending numerical order, then to the Holders of each REMIC 2 BS1 Interest in ascending numerical order, and then, pro rata, to the Holders of REMIC 2 Regular Interest LT2B-A and REMIC 1B Regular Interest LT1B-P, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

          (2) second, to the Holders of REMIC 2 Regular Interest LT2B-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

          (3) third, to the Holders of REMIC 2 Regular Interest LT2B-A, and then to the Holders of each REMIC 2 BS1 Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 2 Regular Interest is reduced to zero; and

          (4) fourth, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest LT2B-P. The payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest LT2B-P shall not reduce the Uncertificated Principal Balance thereof.

     (e) On each Distribution Date, the Trust Administrator shall cause the Group I Available Funds, in the following order of priority, to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

          (1) first, to the Holders of each REMIC 3 ACF Interest in ascending numerical order, then to the Holders of each REMIC 3 AS1 Interest in ascending numerical order, then to the Holders of each REMIC 3 AS2 Interest in ascending


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

     numerical order, and then, pro rata, to the Holders of REMIC 2 Regular Interest LT3A and REMIC 3 Regular Interest LT3A-P, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

          (2) second, to the Holders of REMIC 3 Regular Interest LT3A-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

          (3) third, to the Holders of REMIC 3 Regular Interest LT3A, and then to the Holders of each REMIC 3 AS2 Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 3 Regular Interest is reduced to zero; and

          (4) fourth, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-3 Interest).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 3 to the Holders of REMIC 3 Regular Interest LT3A-P. The payment of the foregoing amounts to the Holders of REMIC 3 Regular Interest LT3A-P shall not reduce the Uncertificated Principal Balance thereof.

     (f) On each Distribution Date, the Trust Administrator shall cause the Group II Available Funds, in the following order of priority, to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-3 Interest), as the case may be:

          (1) first, to the Holders of each REMIC 3 BCF Interest in ascending numerical order, then to the Holders of each REMIC 3 BS1 Interest in ascending numerical order, then to the Holders of each REMIC 3 BS2 Interest in ascending numerical order, and then, pro rata, to the Holders of REMIC 3 Regular Interest LT3B and REMIC 3 Regular Interest LT3B-P, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 3 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

          (2) second, to the Holders of REMIC 3 Regular Interest LT3B-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;


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

          (3) third, to the Holders of REMIC 3 Regular Interest LT3B, and then to the Holders of each REMIC 3 BS2 Interest in descending numerical order, until the Uncertificated Principal Balance of each such REMIC 3 Regular Interest is reduced to zero; and

          (4) fourth, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-3 Interest).

     On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 3 to the Holders of REMIC 3 Regular Interest LT3B-P. The payment of the foregoing amounts to the Holders of REMIC 3 Regular Interest LT3B-P shall not reduce the Uncertificated Principal Balance thereof.

     (g) On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 4 to REMIC 5 on account of the REMIC 4 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-4 Interest), as the case may be:

          (1) first, Group I Available Funds equal to the Group I Interest Remittance Amount shall be distributed (i) first, pro rata to the Holders of each REMIC 4 ACF Interest, (ii) second, pro rata to the Holders of each REMIC 4 AS-1 Interest, (iii) third, pro rata to the Holders of each REMIC 4 AS-2 Interest, and (iv) fourth, pro rata to the Holders of REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, REMIC 4 Regular Interest LT4F-1, REMIC 4 Regular Interest LT4G-1, and REMIC 4 Regular Interest LT4P-1, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; provided, however, that amounts payable as Uncertificated Accrued Interest in respect of REMIC 4 Regular Interest LT4G-1 shall be reduced, when the REMIC 4 Overcollateralized Amount 1 is less than the REMIC 4 Overcollateralization Target Amount 1, by the lesser of (x) the amount of such difference and (y) the Maximum LT4G-1 Uncertificated Accrued Interest Deferral Amount;

          (2) second, Group II Available Funds equal to the Group II Interest Remittance Amount shall be distributed (i) first, pro rata to the Holders of each REMIC 4 BCF Interest, (ii) second, pro rata to the Holders of each REMIC 4 BS-1 Interest, (iii) third, pro rata to the Holders of each REMIC 4 BS-2 Interest, and (iv) fourth, pro rata to Holders of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, REMIC 4 Regular Interest LT4G-2, REMIC 4 Regular Interest LT4H-2, and REMIC 4 Regular Interest LT4P-2, in each case in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; provided, however, that amounts payable as Uncertificated Accrued Interest in respect of REMIC 4 Regular Interest LT4H-2 shall be reduced, when the REMIC 4 Overcollateralized Amount 2 is less than the REMIC 4


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

     Overcollateralization Target Amount 2, by the lesser of (x) the amount of such difference and (y) the Maximum LT4H-2 Uncertificated Accrued Interest Deferral Amount;

          (3) third, to the Holders of REMIC 4 Regular Interests, in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

               (A) (i) 98% to the Holders of REMIC 4 Regular Interest LT4A-1,
          (ii) 1.00% to the Holders of REMIC 4 Regular Interest LT4B-1, REMIC 4 Regular Interest LT4C-1, REMIC 4 Regular Interest LT4D-1, REMIC 4 Regular Interest LT4E-1, and REMIC 4 Regular Interest LT4F-1, in the same proportion as principal payments are allocated to the Corresponding Certificates, and (iii) 1.00% to the Holders of REMIC 4 Regular Interest LT4G-1, until the Uncertificated Principal Balance of all such Uncertificated REMIC 4 Regular Interests is reduced to zero;

               (B) then, to the Holders of REMIC 4 Regular Interest LT4P-1, on the Distribution Date immediately following the expiration of the latest Prepayment Charge with respect to Group I Mortgage Loans as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

               (C) then, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-4 Interest);

          (4) fourth, to the Holders of REMIC 4 Regular Interests, in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (2) above, allocated as follows:

               (A) (i) 98% to the Holders of REMIC 4 Regular Interest LT4A-2,
          (ii) 1.00% to the Holders of REMIC 4 Regular Interest LT4B-2, REMIC 4 Regular Interest LT4C-2, REMIC 4 Regular Interest LT4D-2, REMIC 4 Regular Interest LT4E-2, REMIC 4 Regular Interest LT4F-2, and REMIC 4 Regular Interest LT4G-2, in the same proportion as principal payments are allocated to the Corresponding Certificates, and (iii) 1.00% to the Holders of REMIC 4 Regular Interest LT4H-2, until the Uncertificated Principal Balance of all such Uncertificated REMIC 4 Regular Interests is reduced to zero;

               (B) then, to the Holders of REMIC 4 Regular Interest LT4P-2, on the Distribution Date immediately following the expiration of the latest Prepayment Charge with respect to Group II Mortgage Loans as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

               (C) then, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-4 Interest); and


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

          (5) fifth, to REMIC 4 Regular Interest LT4P-1, 100% of the amount of Prepayment Charges paid in respect of REMIC 3 Regular Interest LT3A-P, and to REMIC 4 Regular Interest LT4P-2, 100% of the amount of Prepayment Charges paid in respect of REMIC 3 Regular Interest LT3B-P provided, however, that 98% and 2% of any principal payments that are attributable to Group I Overcollateralization Release Amount shall be allocated to Holders of REMIC 4 Regular Interest LT4A-1 and REMIC 4 Regular Interest LT4G-1, respectively, and 98% and 2% of any principal payments that are attributable to Group II Overcollateralization Release Amount shall be allocated to Holders of REMIC 4 Regular Interest LT4A-2 and REMIC 4 Regular Interest LT4H-2, respectively.

Section 4.06 Allocation of Realized Losses.

          (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the NIMS Insurer, the Trust Administrator and the Trustee (and upon request, to the Guarantor) by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

          (b) For the avoidance of doubt, through application of definitions in
Section 1.01, (A) all Realized Losses on the Group I Mortgage Loans on any Distribution Date shall reduce the amount otherwise payable in respect of REMIC 5 Regular Interest LT5-IC pursuant to Section 4.01(d)(i)(l) (through the reduction of the Group I Net Monthly Excess Cashflow resulting both from a reduction in the Group I Overcollateralization Release Amount which reduces the amount of the Group I Net Monthly Excess Cashflow and the application of the Group I Net Monthly Excess Cashflow to fund the amount of the Group I Overcollateralization Deficiency Amount, if any, caused by such Realized Losses) until the Group I Overcollateralization Release Amount is reduced to zero and/or the Group I Extra Principal Distribution Amount equals the Group I Net Monthly Excess Cashflow, in each case for such Distribution Date after giving effect to all Realized Losses incurred with respect to the Group I Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class I-A Certificates and the Group I Mezzanine Components on such Distribution Date; and (B) all Realized Losses on the Group II Mortgage Loans on any Distribution Date shall reduce the amount otherwise payable in respect of REMIC 5 Regular Interest LT5-IIC pursuant to Section 4.01(d)(ii)(n) (through the reduction of the Group II Net


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Monthly Excess Cashflow resulting both from a reduction in the Group II
Overcollateralization Release Amount which reduces the amount of the Group II Net Monthly Excess Cashflow and the application of the Group II Net Monthly Excess Cashflow to fund the amount of the Group II Overcollateralization Deficiency Amount, if any, caused by such Realized Losses) until the Group II Overcollateralization Release Amount is reduced to zero and/or the Group II Extra Principal Distribution Amount equals the Group II Net Monthly Excess Cashflow, in each case for such Distribution Date after giving effect to all Realized Losses incurred with respect to the Group II Mortgage Loans during or prior to the related Due Period distributions of principal with respect to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components on such Distribution Date. If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Group I Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class I-A Certificates and the Group I Mezzanine Components on such Distribution Date, a Group I Overcollateralization Deficiency Amount exists and such amount exceeds the sum of (x) the Group I Net Monthly Excess Cashflow and (y) the amounts on deposit in the Group I Cap Reserve Fund (after all distributions pursuant to Sections 4.01(k)(i)(a) through 4.01(k)(i)(d) have been made on such Distribution Date), the Realized Losses equal to the amount of such excess shall be allocated by the Trust Administrator on such Distribution Date as follows: first, concurrently, to the I-M4A Component and the I-M4B Component, pro rata, based on their respective Component Principal Balances, until the Component Principal Balances thereof have been reduced to zero, second, to the I-M3 Component, until the Component Principal Balance thereof has been reduced to zero, third, to the I-M2 Component until the Component Principal Balance thereof has been reduced to zero. If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Group II Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class II-A Certificates, the Class II-M1 Certificates and the Group II Mezzanine Components on such Distribution Date, a Group II Overcollateralization Deficiency Amount exists and such amount exceeds the sum of (x) the Group II Net Monthly Excess Cashflow and (y) the amounts on deposit in the Group II Cap Reserve Fund (after all distributions pursuant to Sections 4.01(k)(iii)(a) through 4.01(k)(iii)(e) have been made on such Distribution Date, the Realized Losses equal to the amount of such excess shall be allocated by the Trust Administrator on such Distribution Date as follows: first, concurrently, to the II-M4A Component and the II-M4B Component, pro rata, based on their respective Component Principal Balances, until the Component Principal Balances thereof have been reduced to zero, second to the II-M3 Component, until the Component Principal Balance thereof has been reduced to zero, third to the II-M2 Component until the Component Principal Balance thereof has been reduced to zero, and fourth to the Class II-M1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of the Class II-M1 Certificates and Component Principal Balances of all Components on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate Principal Balance of the Class II-M1 Certificates and Component Principal Balance of any Component shall be to the Certificate Principal Balance of the Class II-M1 Certificates or Component Principal Balance of such Component immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to the Class II-M1 Certificates or such Components on such Distribution Date.

     Any allocation of Realized Losses to a Class II-M1 Certificate or a Mezzanine Component on any Distribution Date shall be made by reducing the Certificate Principal Balance


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or Component Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Class A Certificates, the Class S Certificates or the Class P Certificates. Any Realized Losses that reduce the distributions in respect of and/or the Uncertificated Principal Balance of REMIC 5 Regular Interest LT5-IC or REMIC 5 Regular Interest LT5-IIC, shall be allocated by the Trust Administrator to reduce the distributions in respect of and/or the Certificate Principal Balance of the Class I-C Certificates and the Class II-C Certificates, respectively.

          (c) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to REMIC 1A Regular Interest LT1A-B until the Uncertificated Principal Balance thereof has been reduced to zero, and with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, first to REMIC 1A Regular Interest LT1A-A until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 1A CF Interest in descending numerical order until the Uncertificated Principal Balance of each has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first to REMIC 1B Regular Interest LT1B-A until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 1B CF Interest in descending numerical order until the Uncertificated Principal Balance thereof has been reduced to zero.

          (d) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of less than 5.25%, to REMIC 2 Regular Interest LT1A-B until the Uncertificated Principal Balance thereof has been reduced to zero, and with respect to those Group I Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 5.25% or greater, first to REMIC 2 Regular Interest LT1A-A until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 2 AS1 Interest in descending numerical order until the Uncertificated Principal Balance of each has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first to REMIC 2 Regular Interest LT1B-A until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 2 BS1 Interest in descending numerical order until the Uncertificated Principal Balance of each has been reduced to zero.

          (e) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first to REMIC 3 Regular Interest LT3A until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 3 AS2 Interest in descending numerical order until the Uncertificated Principal Balance of each has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first to REMIC 3 Regular Interest LT3B until the Uncertificated Principal Balance thereof has been reduced to zero, then to each REMIC 3 BS2 Interest in descending numerical order until the Uncertificated Principal Balance of each has been reduced to zero.

          (f) All Realized Losses on the Group I Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued


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Interest payable to the REMIC 4 Regular Interest LT4A-1 and REMIC 4 Regular
Interest LT4G-1 up to an aggregate amount equal to the REMIC 4 Group I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-1 and REMIC 4 Regular Interest LT4G-1 up to an aggregate amount equal to the REMIC 4 Principal Loss Allocation Amount-1, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4F-1 and REMIC 4 Regular Interest LT4G-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4F-1 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4E-1 and REMIC 4 Regular Interest LT4G-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4E-1 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4D-1 and REMIC 4 Regular Interest LT4G-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4D-1 has been reduced to zero; and sixth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-1, REMIC 4 Regular Interest LT4C-1 and REMIC 4 Regular Interest LT4G-1, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4C-1 has been reduced to zero.

          (g) All Realized Losses on the Group II Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 4 Regular Interest LT4A-2 and REMIC 4 Regular Interest LT4H-2 up to an aggregate amount equal to the REMIC 4 Group II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2 and REMIC 4 Regular Interest LT4H-2 up to an aggregate amount equal to the REMIC 4 Principal Loss Allocation Amount-2, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4G-2 and REMIC 4 Regular Interest LT4H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4G-2 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4F-2 and REMIC 4 Regular Interest LT4H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4F-2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4E-2 and REMIC 4 Regular Interest LT4H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4E-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4D-2 and REMIC 4 Regular Interest LT4H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4D-2 has been reduced to zero; and seventh, to the Uncertificated Principal Balances of REMIC 4 Regular Interest LT4A-2, REMIC 4 Regular Interest LT4C-2 and REMIC 4 Regular Interest LT4H-2, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 4 Regular Interest LT4C-2 has been reduced to zero.


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Section 4.07 Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.08 Commission Reporting.

          (a) Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards and applicable regulations, file with the Commission via the Electronic Data Gathering Analysis and Retrieval system, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an Exhibit thereto. Prior to April 30, in the year following the year of execution of this Agreement, the Trust Administrator shall in accordance with industry standards file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to July 31, in the year following the year of execution of this Agreement, the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section.

Section 4.09 The Guaranty.

     On each Distribution Date following receipt of a statement (as set forth in Section 4.03) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute to the Trust Administrator a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing such amount in the Distribution Account, as follows: (i) the Guaranteed Interest Distribution Amount shall be distributed as interest with respect to the Class I-A Certificates and Class I-S1 Certificates as provided in Section 4.01(a)(i); and (ii) the Guaranteed Principal Distribution Amount shall be distributed as principal with respect to the Class I-A Certificates as provided in Section 4.01(b)(i) or Section 4.01(c)(i), as applicable.


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                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01 The Certificates.

          (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1A and REMIC 1B.

     The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-17. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

     Upon original issue, the Certificates shall be executed by the Trust Administrator on behalf of the Trustee and authenticated and delivered by the Trust Administrator, to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trustee and the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee or the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (b) The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book-Entry Certificates may not be transferred by the Trustee or the Trust Administrator except to another Depository that agrees to hold the Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to


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

act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee and if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

     The Trustee, the Trust Administrator, the Master Servicer, the NIMS Insurer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the


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Trust Administrator, to the extent applicable with respect to such Definitive
Certificates, and the Trustee and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

          (b) No transfer, sale, pledge or other disposition of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with the initial transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller or the transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee and the Trust Administrator, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee, the Trust Administrator and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee, the Trust Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator or the Depositor or (ii) the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor, the Trust Administrator and the Trustee certifying to the Depositor, the Trust Administrator and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) Each Transferee of a Class II-A Certificate, Class II-S1 Certificate, or Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets as defined below, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 89-90 at 54 F.R. 42597 (as


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

amended on November 23, 1990 at 55 F.R. 48939 and by PTE 97-34 at 62 F.R. 39021 (July 21, 1997)) or PTE 90-24 at 55 F.R. 20548 (May 17, 1990) (as amended by PTE
97-34), as both such PTEs are further amended by PTE 2000-58, 65 F.R. 67765 (November 13, 2000) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that the Cap Agreements are "eligible yield supplement agreements" within the meaning of PTE 2000-58 and that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency, or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     No transfer of a Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. 'SS' 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee, the Trust Administrator and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller or the transfer of any Class S2 Certificate, Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Trust Administrator, shall be a written representation) from the Depositor of the status of each transferee the Seller or such an Affiliate. Each transferee of a Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor to the Seller or the transfer of any Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller or the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate).


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

     If any Mezzanine Certificate, Class S2 Certificate, Class C Certificate, Class P Certificate or Residual Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          (d) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

               A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

          (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall,


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               upon discovery that the registration of transfer of such Residual
               Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. Neither the Trustee nor the Trust Administrator shall be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee or the Trust Administrator received the documents specified in clause (iii). The Trustee and the Trust Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee or the Trust Administrator shall be distributed and delivered by the Trust Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee and the Trust Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trust Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trust Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trust Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trust Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on such transfer.

     The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating


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Agency that the removal of the restrictions on Transfer set forth in this
Section will not cause such Rating Agency to downgrade its rating of any of the NIM Notes or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator designated from time to time for such purpose pursuant to Section 8.12, the Trust Administrator, on behalf of the Trustee, shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trust Administrator, on behalf of the Trustee, shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trust Administrator and disposed of pursuant to its standard procedures.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Trust Administrator and the Depositor and (in the case of a Class S2 Certificate, Class C Certificate or Class P Certificate) the NIMS Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator, on behalf of the Trustee, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trust Administrator) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the


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

Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners.

     The Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor and any agent of the Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer or the Guarantor may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor nor any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01 Liability of the Master Servicer and the Depositor.

     The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

     Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae; and provided further that the Rating Agencies' ratings of the NIM Notes, the Class II-A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the Trust Administrator).


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Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and
Others.

     None of the Depositor, the Guarantor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Guarantor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Guarantor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer, the Depositor, or the Guarantor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Guarantor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Depositor, the Guarantor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Guarantor or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Guarantor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor, the Guarantor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Guarantor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

     The Master Servicer (except the Trust Administrator or the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Trust Administrator, the Trustee, the Depositor, the Guarantor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Administrator, the Trustee, the Depositor, the Guarantor or the Trust Fund may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the


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terms of this Agreement. The Master Servicer shall immediately notify the Trust
Administrator, the Trustee, the NIMS Insurer, the Guarantor and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trust Administrator) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trust Administrator, the Trustee, the Depositor, the Guarantor and/or the Trust Fund in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

Section 6.04 Limitation on Resignation of Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trust Administrator and the NIMS Insurer or the Guarantor (as provided in Section 1.04) and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trust Administrator) that such resignation will not cause such Rating Agency to reduce the then current rating of any of the NIM Notes, the Class II-A Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until the Trust Administrator or a successor servicer reasonably acceptable to the NIMS Insurer or the Guarantor (as provided in Section 1.04) shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

Section 6.05 Rights of the Depositor, the NIMS Insurer, the Guarantor, the Trustee and the Trust Administrator in Respect of the Master Servicer.

     The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the


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Master Servicer's rights and obligations hereunder and access to officers of the
Master Servicer (and those of any such Sub-Servicer) responsible for such obligations; provided, that access to records for the Guarantor shall be limited to those related to Group I Mortgage Loans. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master
Servicer's capacity to perform its obligations under this Agreement that it possesses; provided, that any such information furnished to the Guarantor shall be limited to that which is related to Group I Mortgage Loans. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer, the Guarantor, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMS Insurer, the Guarantor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Guarantor, the Trust Administrator or the Trustee, as the case may be, shall use, and the NIMS
Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

Section 7.01 Master Servicer Events of Default.

     "Master Servicer Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee, the Trust Administrator (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Trust Administrator and


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          the Trustee by the NIMS Insurer, the Guarantor or the Holders of
          Certificates entitled to at least 25% of the Voting Rights; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to maintain a Sub-Servicing Agreement with an eligible Sub-Servicer to the extent required in accordance with Section 3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to the Master Servicer, the Depositor, the Trust Administrator and the Trustee by the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Representative of the Master Servicer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

          (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

          (vii) any failure of the Master Servicer to make, or cause an Advancing Person to make, any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to
          Section 4.04 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date; or

          (viii) the Master Servicer ceases to be an approved seller or servicer of Fannie Mae.


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     If a Master Servicer Event of Default described in clauses (i) through (vi)
of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the NIMS Insurer, the Guarantor, or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMS Insurer, the Guarantor and the Master Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clauses
(vii) or (viii) hereof shall occur, the Trust Administrator shall, by notice in writing to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and the Depositor, terminate all of the rights and obligations of the Master
Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trust Administrator and the Trustee, as applicable, shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible
Officer of the Trust Administrator or the Trustee, as applicable, assigned to and working in the Trust Administrator's or the Trustee's Corporate Trust
Office, as the case may be, has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trust Administrator or the Trustee, as applicable, and such notice references the Certificates, any of the Trust REMICs or this Agreement.

     The Trustee and the Trust Administrator, as applicable, shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete


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transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trust Administrator or the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trust Administrator or the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02 Trust Administrator to Act; Appointment of Successor.

     (a) On and after the time the Master Servicer receives a notice of termination, the Trust Administrator shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trust Administrator (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trust Administrator is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trust Administrator shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trust Administrator shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trust Administrator be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein. After the Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

     No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided,


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however, that no such compensation shall be in excess of that permitted the
Master Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trust Administrator shall act in such capacity as hereinabove provided.

     Upon removal or resignation of the Master Servicer, the Trust Administrator, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this
Section 7.02 (including the Trust Administrator, the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trust Administrator, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trust Administrator with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trust Administrator, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale.

          (b) If the Master Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trust Administrator shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trust Administrator at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust


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Administrator shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03 Notification to Certificateholders.

          (a) Upon any termination of the Master Servicer pursuant to Section
7.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the NIMS Insurer and to the Guarantor.

          (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trust Administrator shall transmit by mail to all Holders of Certificates, to the NIMS Insurer and to the Guarantor notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.04 Waiver of Master Servicer Events of Default.

     The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may, with the consent of the NIMS Insurer or the Guarantor, as provided in Section 1.04, waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS Insurer or the Guarantor, as provided in Section 1.04 (as evidenced by the written consent of the NIMS Insurer or the Guarantor, as the case may be). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                     THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01 Duties of Trustee and Trust Administrator.

     Each of the Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right


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of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

     Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trust Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trust Administrator's satisfaction, the Trust Administrator will provide notice thereof to the Certificateholders.

     No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, or exercising any trust or power conferred upon the Trustee or the Trust Administrator, under this Agreement.

Section 8.02 Certain Matters Affecting the Trustee and the Trust Administrator.

          (a) Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon


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     any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer, the Guarantor or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer, the Guarantor or such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer, the Guarantor or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the NIMS Insurer, the Guarantor or such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from the NIMS Insurer, the Guarantor or such Certificateholders as a condition to taking any such action;


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          (vi) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

          (vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

          (viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as applicable, performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03 Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, on behalf of the Trustee, the execution and authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trust Administrator contained in Article II and the representations and warranties of the Trustee and Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor, and neither the Trustee nor the Trust Administrator shall assume any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than execution and authentication of the Trust Administrator, on behalf of the Trustee, on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.


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Section 8.04 Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Trust Administrator, as applicable, and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer, the Guarantor or their Affiliates.

Section 8.05 Trustee's and Trust Administrator's Fees and Expenses.

          (a) On the Closing Date, the Depositor shall pay to the Trust Administrator as specified in a separate agreement between the Depositor and the Trust Administrator. The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trust Administrator Fee for such Distribution Date and one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account. The Group I Trust Administrator Fee shall be payable solely from the Group I Interest Remittance Amount and the Group II Trust Administrator Fee shall be payable solely from the Group II Interest Remittance Amount. The right to receive the Trust Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trust Administrator's responsibilities and obligations under this Agreement. The principal compensation to be paid to the Trustee in respect of its obligations under this Agreement will be the amounts paid by the Trust Administrator pursuant to a letter agreement between the Trust Administrator and the Trustee.

     Each of the Trustee and the Trust Administrator, and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article X hereof. Any amounts payable to the Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or the Trust Administrator, as applicable, or any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Trust Administrator.

     As a limitation on the foregoing with respect to certain expenses of the Trustee or the Trust Administrator, each of the Trustee and the Trust Administrator shall receive from the Trust


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Fund amounts with respect to indemnification for counsel fees and expenses
(collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, "Third Party Claims") in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). Neither the Trustee nor the Trust Administrator shall have any obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The Certificateholders shall hold each of the Trustee and the Trust Administrator harmless for any consequences to such Certificateholders resulting from any failure of the Trustee or the Trust Administrator to incur any such additional expenses in excess of the aforementioned aggregate limit.

          (b) Without limiting the Master Servicer's indemnification obligations under Section 6.03, the Master Servicer agrees to indemnify, the Trustee and the Trust Administrator from, and hold each of them harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator. Any payment under this Section 8.05(b) made by the Master Servicer to the Trustee or the Trust Administrator shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

Section 8.06 Eligibility Requirements for Trustee and Trust Administrator.

     Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation or Removal of Trustee and Trust Administrator.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the Guarantor, the Depositor, the Master Servicer and the Certificateholders and if the Trustee is resigning to the Trust Administrator, or if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor Trustee or Trust Administrator acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, and


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to the Holders of Certificates entitled to at least 51% of the Voting Rights. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Master Servicer by the Depositor. If no successor Trustee or Trust Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

     If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer or the Guarantor, as provided in Section 1.04 (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of either of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of either of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer or the Guarantor, as provided in Section 1.04 (or in the case of the Trust Administrator, the Trustee), may remove the Trustee or the Trust Administrator, as applicable, and the Depositor may appoint a successor Trustee or the Trust Administrator, as applicable (which may be the same person, if both the Trustee and the Trust Administrator are removed), acceptable to the NIMS Insurer or the Guarantor, as provided in Section 1.04, and to the Holders of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Trust Administrator, as applicable, so removed and to the successor Trustee or the Trust Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

     The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer or the Guarantor, as provided in Section 1.04, may at any time remove the Trustee or the Trust Administrator and appoint a successor Trustee or the Trust Administrator by written instrument or instruments, in triplicate, signed by the NIMS Insurer, the Guarantor or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the NIMS Insurer, the Guarantor, the Certificateholders and the Master Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee, assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee or the Trust Administrator as provided in
Section 8.08. Notwithstanding the foregoing, in the event the Trust


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Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new Trust Administrator is appointed and shall be entitled to receive any fees that would have otherwise been payable to the Trust Administrator hereunder. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

Section 8.08 Successor Trustee or Trust Administrator.

     Any successor Trustee or Trust Administrator appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee or Trust Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Trust Administrator herein. The predecessor Trustee or Trust Administrator shall deliver to the successor Trustee or Trust Administrator all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.

     No successor Trustee or Trust Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section
8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of any of the NIM Notes or any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section, the Depositor shall mail notice of the succession of such Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Trust Administrator, the successor Trustee or Trust Administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09 Merger or Consolidation of Trustee or Trust Administrator.

     Any corporation or association into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, shall be the successor of the Trustee or the Trust Administrator, respectively, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or


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any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1A or REMIC 1B, or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer or the Guarantor (as provided in Section 1.04), to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1A or REMIC 1B, as applicable, and to vest in such Person or Persons, in such capacity, such title to REMIC 1A and/or REMIC 1B, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment or the NIMS Insurer or the Guarantor shall (as provided in Section 1.04) not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 1A or REMIC 1B, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


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     Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Appointment of Custodians.

     The Trust Administrator may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trust Administrator, by entering into a Custodial Agreement. The Trust Administrator shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trust Administrator and the consent of the NIMS Insurer, after consultation with the Guarantor, the consent to which shall not be unreasonably withheld. The Trust Administrator shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trust Administrator hereunder.

Section 8.12 Appointment of Office or Agency.

     The Trust Administrator will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served. As of the Closing Date, the Trust Administrator designates its offices located at the office of Trust Administrator's agent, located at DTC transfer agent services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041 for such purpose.

Section 8.13 Representations and Warranties of the Trustee and the Trust Administrator.

     Each of the Trustee and the Trust Administrator hereby represents and warrants, severally and not jointly, and with respect to itself only, to the Master Servicer, the Guarantor and the Depositor and to the Trustee, in the case of the Trust Administrator, or to the Trust Administrator, in the case of the Trustee, as of the Closing Date, that:

          (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.


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          (ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) this Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

Section 8.14 Cap Agreement.

     The Trustee shall not designate a Group I Early Termination Date under the Group I Cap Agreement without the consent of the Group I Cap Controlling Person. The Trustee shall not designate a Group II Early Termination Date under the Group II Cap Agreement without the consent of the Group II Cap Controlling Person.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01 Termination Upon Purchase or Liquidation of All Mortgage Loans.

          (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Guarantor, the Trust Administrator and the Trustee (other than the obligations of the Master Servicer to the Trustee and the Trust Administrator pursuant to
Section 8.05 and of the Master Servicer to provide for and the Trust Administrator to make payments in respect of the REMIC 1A Regular Interests, REMIC 1B Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 4 Regular Interests, REMIC 5 Regular Interests, and the Classes of Certificates as hereinafter set forth) shall terminate upon the latest of (A) the payment in full of all amounts owing to the Guarantor hereunder unless the Guarantor shall otherwise consent, (B) payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC 1A and REMIC 1B and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC 1A or REMIC 1B and (C) the payment in full of all amounts owing to the Cap Provider hereunder unless the Cap Provider shall otherwise consent; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21


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years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1A and REMIC 1B shall be at a price (the "Termination Price") equal to the sum of (x) the Group I Cap Provider Payment, all amounts payable to the Cap Provider pursuant to Section 4.01(d)(i)(k), the Group II Cap Provider Payment and all amounts payable to the Cap Provider pursuant to Section 4.01(d)(ii)(m), plus (y) the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1A and REMIC 1B, plus the appraised value of each REO Property, if any, included in REMIC 1A and REMIC 1B, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion, any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee and (B) the aggregate fair market value of all of the assets of REMIC 1A and REMIC 1B (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01) plus any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee, and in the case of both clauses (A) and (B) of this sentence, any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

          (b) The Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the "Terminator") to purchase all of the Mortgage Loans and each REO Property in both Loan Groups remaining in REMIC 1A and REMIC 1B pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1A and REMIC 1B pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date. The Terminator shall not be entitled to exercise this right, without the Guarantor's consent, if the distribution of the Termination Price according to such priorities would result in the Guarantor being required to make a Guarantor Payment on the applicable Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

          (c) Notice of the liquidation of the REMIC 1A Regular Interests and REMIC 1B Regular Interests shall be given promptly by the Trust Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or
(b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1A Regular Interests,


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REMIC 1B Regular Interests and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC 1A Regular Interests, REMIC 1B Regular Interests or the related Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator designated in such notice for purposes of such surrender. The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trust Administrator by a Servicing Representative of the making of such final deposit, the Trust Administrator shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee or the Trust Administrator, on behalf of the Trustee, shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

          (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section
4.01 in respect of the Certificates so presented and surrendered. On the final Distribution Date, the Trust Administrator will withdraw from the Distribution Account and remit to the Guarantor amounts otherwise payable to the Guarantor on such Distribution Date in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

     Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.


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Section 9.02 Additional Termination Requirements.

          (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1A and REMIC 1B pursuant to
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

          (i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Guarantor, the Trust Administrator, the Trustee, and the Depositor obtained at the expense of the Terminator;

          (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator shall sell all of the assets of REMIC 1A and REMIC 1B to the Terminator for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

     (b) At the expense of the Terminator, the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the Section 9.02(a).

     (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

Section 10.01     REMIC Administration.

     (a) The Trust Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of which forms and returns shall promptly be furnished by the Trust Administrator to the NIMS Insurer. For the purposes of the REMIC election in respect of REMIC 1A, the REMIC 1A Regular Interests shall be designated as the Regular Interests in REMIC 1A and the Class R-1A Interest shall be designated as the Residual Interest in REMIC 1A. For the purposes of the REMIC election in respect of REMIC 1B, the REMIC 1B


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Regular Interests shall be designated as the Regular Interests in REMIC 1B, and the Class R-1B Interest shall be designated as the Residual Interest in REMIC 1B. For the purposes of the REMIC election in respect of REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2. For the purposes of the REMIC election in respect of REMIC 3, the REMIC 3 Regular Interests shall be designated as the Regular Interests in REMIC 3 and the Class R-3 Interest shall be designated as the Residual Interest in REMIC 3. For the purposes of the REMIC election in respect of REMIC 4, the REMIC 4 Group I Regular Interests and the REMIC 4 Group II Regular Interests shall be designated as the Regular Interests in REMIC 4 and the Class R-4 Interest shall be designated as the Residual Interest in REMIC 4. For the purposes of the REMIC election in respect of REMIC 5, (i) the Regular Certificates (other than the Class C Certificates and the Class P Certificates) and the REMIC 5 Regular Interests shall be designated as the Regular Interests in REMIC 5 and (ii) the Class R-5 Interest shall be designated as the Residual Interest in REMIC 5. For the purposes of the REMIC election in respect of REMIC X, the Class C Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC X and the Class R-X Interest shall be designated as the Residual Interest in REMIC X. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in REMIC 1A, REMIC 1B, REMIC 2, REMIC 3, REMIC 4, REMIC 5 or REMIC X (within the meaning of Section 860G of the
Code) other than the REMIC 1A Regular Interests, the REMIC 1B Regular Interests, the REMIC 2 Regular Interests, the REMIC 3 Regular Interests, the REMIC 4 Group I Regular Interests, the REMIC 4 Group II Regular Interests, the REMIC 5 Regular Interests and the interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trust Administrator shall pay, out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The Trust Administrator, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent, after consultation with the Guarantor and upon accommodation of the Guarantor's reasonable requests, the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trust Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder other than REMIC X. The holder of the largest Percentage Interest of the Class R-X Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations
Section 301.6231(a)(7)-1, as the tax matters person of REMIC X. By its acceptance thereof, each such


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holder hereby agrees to irrevocably appoint the Trust Administrator or an
Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

     (d) The Trust Administrator shall prepare and deliver to the Trustee in a timely manner, and the Trustee shall sign and file in a timely manner, all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee or the Trust Administrator to enable it to perform its respective obligations under this Article.

     (e) The Trust Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate (or other person designated in Section 860E(e)(3) of the Code) and to the Internal Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMS Insurer.

     (f) The Trustee and the Trust Administrator shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trust Administrator, to the extent reasonably requested by the Trust Administrator to do specific actions in order to assist in the maintenance of such status). Neither the Trustee nor the Trust Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Section 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor have received an Opinion of Counsel, addressed to the Trustee, the Trust


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Administrator, the NIMS Insurer and the Guarantor (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. The Trustee and the Trust Administrator shall deliver to the NIMS Insurer and the Guarantor a copy of any such advice or opinion. In addition, prior to taking any action with respect to any Trust REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee and the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee and the Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or the Trust Administrator. At all times as may be required by the Code, the Trustee and the Trust Administrator will ensure that substantially all of the assets of both REMIC 1A and REMIC 1B will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) If any tax is imposed on prohibited transactions of any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of any such REMIC pursuant to Section 860G(c) of the Code, or on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or (iv) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year commencing after the date of this Agreement, the Trust Administrator shall deliver to the Master Servicer, the Trustee, the NIMS Insurer, the Guarantor and each Rating Agency a Certificate from a Responsible Officer of the Trust Administrator stating the Trust Administrator's compliance with this Article X.

     (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.


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     (j) Following the Startup Day, neither the Trustee nor the Trust
Administrator shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) None of the Trustee, the Trust Administrator or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

Section 10.02 Prohibited Transactions and Activities.

     None of the Depositor, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1A or REMIC 1B, (iii) the termination of REMIC 1A or REMIC 1B pursuant to Article IX of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it, the NIMS Insurer and the Guarantor have received an Opinion of Counsel, addressed to the Trust Administrator, the Trustee, the NIMS Insurer and the Guarantor (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.03 Trustee, Trust Administrator, Master Servicer and Depositor Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Trust Administrator, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Depositor or the Master Servicer as a result of a breach of the Trustee's covenants set forth in this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

     (b) The Master Servicer agrees to indemnify the Trust Fund, the Trust Administrator, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Depositor or the Trustee as a result of a breach of the Master Servicer's covenants set forth in


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Article III or this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

     (c) The Depositor agrees to indemnify the Trust Fund, the Trust Administrator, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trust Administrator, the Master Servicer or the Trustee as a result of a breach of the Depositor's covenants set forth in this
Article X.

     (d) The Trust Administrator agrees to indemnify the Trust Fund, the Trustee, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Trustee, the Depositor or the Master Servicer as a result of a breach of the Trust Administrator's covenants set forth in this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trust Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and, if applicable, the Custodian, with the consent of the NIMS Insurer, and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Trust Administrator, the NIMS Insurer, the Guarantor, the Depositor and the Master Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS Insurer, adversely affect in any material respect the interests of any Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.


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

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and, if applicable, the Custodian, with the consent of the NIMS Insurer, and with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Notwithstanding any contrary provision in this Agreement, each of the Depositor, the Guarantor, the Master Servicer, the Trustee and the Trust Administrator hereby agrees that Section 4.01 or any definitions or specific provisions relating to the Group I Cap Agreement or the Group II Cap Agreement cannot be amended without the prior written consent of the Cap Provider in a manner that, in the Cap Provider's reasonable and good faith discretion, adversely affects the rights or obligations of the Cap Provider under the Group I Cap Agreement or the Group II Cap Agreement, respectively.

     Notwithstanding any contrary provision of this Agreement, the Trustee, the Trust Administrator, the NIMS Insurer and the Guarantor shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment the Trust Administrator shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

     The cost of any Opinion of Counsel to be delivered pursuant to this Section
11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

     Each of the Trustee and the Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.


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Section 11.02 Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common


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

benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.04 Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1100 Town & Country Road, Suite 1600, Orange, California 92868, Attention: General Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master Servicer, (b) in the case of the Trust Administrator, Deutsche Bank National Trust Company, 1761 St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration Services LB0202 (telecopy number (714) 247-6478) or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trust Administrator, (c) in the case of the Depositor, Long Beach Securities Corp., 1100 Town & Country Road, Suite 1600, Orange California 92868, Attention: General Counsel (telecopy number:
(714) 543-6847), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, (d) in the case of Guarantor, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, D.C. 20016,
Attention: Vice President-Capital Markets (telecopy number (202) 752-6890), or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the Guarantor, (e) in the case of the NIMS Insurer, Asset Guaranty Insurance Company, 335 Madison Avenue, New York, New York 10017,
Attention: Manager, Asset-Backed Surveillance (telecopy number: (212) 682-5377), or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the NIMS Insurer, and (f) in the case of the Trustee, Wachovia Bank, National Association, 401 South Tryon Street, Charlotte, NC 28288 or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Notice to the Rating Agencies, the NIMS Insurer and the Guarantor.

     The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies, the NIMS Insurer and the Guarantor with respect to each of the following of which it has actual knowledge:

     1.   Any amendment to this Agreement;

     2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

     3. The resignation or termination of the Master Servicer, the Trust Administrator or the Trustee;

     4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

     5.   The final payment to the Holders of any Class of Certificates;

     6. Any change in the location of the Collection Account or the Distribution Account;

     7. The Trustee or the Trust Administrator, as applicable, were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

     8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

     In addition, the Trust Administrator shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in
Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

     1. each annual statement as to compliance described in Section 3.20 hereof;

     2. each annual independent public accountants' servicing report described in Section 3.21 hereof.

     Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Long Beach Mortgage Loan Trust 2002-2; Fitch, Inc., One State Street Plaza, New York, New York 10004, Standard & Poor's Rating Services, Inc., 55 Water Street, New York, New York 10004, and the NIMS Insurer and the Guarantor at the address provided in Section 11.05.

     In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee, the Trust Administrator or the Certificateholders.

Section 11.08 Article and Section References.

     All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09 Third-Party Beneficiaries.

     Each of the NIMS Insurer and the Cap Provider shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the NIMS Insurer hereunder
(i) shall not be operable whenever an Insurer Default or an Insurer Insolvency Event and a Backup Insurer Default (in each case, as defined in the Indenture) shall have occurred and be continuing and (ii) except in the case of any right to indemnification hereunder shall permanently cease to be operable upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

Section 11.10 Grant of Security Interest.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Guarantor, the Trust Administrator, and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 LONG BEACH SECURITIES CORP.,
                                   as Depositor


                                 By:
                                     -------------------------------------------
                                 Name:  Jeffery A Sorensen
                                 Title: Vice President


                                 LONG BEACH MORTGAGE COMPANY,
                                   as Master Servicer


                                 By:
                                     -------------------------------------------
                                 Name:  Jeffery A Sorensen
                                 Title: First Vice President


                                 DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Trust Administrator


                                 By:
                                     -------------------------------------------
                                 Name:  Ronaldo Reyes
                                 Title: Associate


                                 FEDERAL NATIONAL MORTGAGE
                                 ASSOCIATION,
                                   as Guarantor (with respect to the Class I-A
                                   Certificates and the Class I-S1 Certificates)


                                 By:
                                     -------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------


                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as Trustee


                                 By:
                                     -------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

STATE OF WASHINGTON        )
                           ) ss.:
COUNTY OF KING             )

     On the ___th day of June, 2002 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a Vice President of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

STATE OF WASHINGTON        )
                           ) ss.:
COUNTY OF KING             )

     On the ___th day of June, 2002 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen known to me to be a First Vice President of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

     On the ___th day of June, 2002 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

     On the ___th day of June, 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Federal National Mortgage Association, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

     On the ___th day of June, 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ____________ of Wachovia Bank, National Association, a ____________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Date]

[Purchaser Name]
[Purchaser Address]
[Purchaser Address]

     Re: [Name of Securities]

Ladies and Gentlemen:

     The following terms shall have the meanings indicated:

     "Act" shall mean The Securities Act of 1933, as amended.

     "Claims" shall mean losses, third-party claims, damages, joint or several liabilities or expenses (including the reasonable cost of investigating and defending against any third-party claims including related counsel fees, except as otherwise provided herein).

     "Controlling Person" shall mean the officers and directors, and each person, if any, who controls a party to this letter agreement within the meaning of Section 15 of the Act.

     "Indemnified Party" A party to this letter agreement (in its own right and on behalf of its related Controlling Persons) entitled to an indemnification under the terms of this letter agreement.

     "Indemnifying Party" A party to this letter agreement obligated to indemnify an Indemnified Party under the terms of this letter agreement.

     "Prospectus Supplement" The prospectus supplement dated on or about __________, 200_ under the Act related to the securities described in the subject line of this letter agreement.

     "Seller" As the context requires, any of Washington Mutual Bank, FA, Washington Mutual Bank fsb and/or Washington Mutual Bank.

     "Seller Information" shall mean the information contained on Exhibit A attached hereto.

     Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of ___________, 200_ (the "Pooling and Servicing Agreement"), among ___________, as depositor, _____________, as trustee, _________________, as a seller, and ______________, as a seller and servicer.

     Each of the Sellers, severally and not jointly, represents and warrants that the Seller Information related to such Seller does not (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event of a breach of the foregoing representation and warranty, each Seller agrees to indemnify and hold harmless each addressee of this letter agreement and each of its related Controlling Persons against any Claim that may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Prospectus Supplement, to the limited extent of the Seller information related to such Seller contained therein, (1) contains an untrue statement of a material fact, or (2) omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each addressee of this letter agreement represents and warrants that the Prospectus Supplement, exclusive of the Seller Information, does not (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event of a breach of the foregoing representation and warranty, each addressee of this letter agreement agrees to indemnify and hold harmless each of the Sellers and each of its respective Controlling Persons, against any Claim that may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the statements made in the Prospectus Supplement (exclusive of the Seller Information) (1) contain any untrue statement of a material fact or (2) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In no case is an Indemnifying Party to be liable with respect to any claims made against such Indemnifying Party unless Indemnified Party shall have notified the Indemnifying Party in writing, giving notice of the nature of the claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon such Indemnified Party, but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise than on account of the indemnity contained in this letter agreement.

     The Indemnified Party will be entitled to participate at its own expense in the defense or, if the Indemnified Party so elects, to assume the defense of any suit brought to enforce any such liability, but if the Indemnified Party elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Indemnified Party elects to assume the defense of any such suit and retain such counsel, the Indemnified Party or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (1) the Indemnifying Party shall have agreed to the retention of such counsel; or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying
Party and the Indemnified Party, and representation of both by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnified Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Indemnified Party and that all such fees and expenses shall be reimbursed as they are incurred.

     The Indemnified Party shall not be liable to indemnify any person for any settlement of any claim effected without the Indemnified Party's consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party, which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity is or could have been sought hereunder by such Indemnified Party.

     If the indemnification provided for in this letter is insufficient or unavailable to an Indemnified Pasty in respect of any losses, claims, damages, liabilities or judgments referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate equally to reflect
(1) the relative fault and benefits of (a) the Indemnifying Party on the one hand and (b) the Indemnified Party on the other hand, as well as (2) any other relevant equitable considerations.

     The Controlling Person of any Indemnified Party shall be an intended third-party beneficiary of this letter agreement; provided, however, that any Controlling Person shall appoint its related Indemnified Party as its exclusive agent for, on behalf of, and in the name of such Controlling Person, to exercise any and all rights of such Controlling Person under this letter agreement, without prejudice to the right of any Controlling Party to retain additional counsel at its own expense, as provided in this letter agreement. In no event, however, will an Indemnifying Party be required to bear the expense of such additional counsel on the grounds that representation of both the Indemnified Party and its related Controlling Person by the same counsel would be inappropriate due to actual or potential differing interests between them.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

     Please signify your acceptance of this letter agreement by signing below and returning to the undersigned. This letter agreement shall be effective as of the date first stated above upon delivery of written acceptance by all parties hereto.

     Very truly yours,

     WASHINGTON MUTUAL BANK, FA
     a federally chartered savings association


     By:
        ---------------------------------------

     Name:
          -------------------------------------

     Title:
          -------------------------------------


     WASHINGTON MUTUAL BANK fsb
     a federal savings bank


     By:
        ---------------------------------------

     Name:
          -------------------------------------

     Title:
           ------------------------------------


     WASHINGTON MUTUAL BANK
     a Washington state chartered stock savings bank


     By:
        ---------------------------------------

     Name:
          -------------------------------------

     Title:
           ------------------------------------

     AGREED AND ACCEPTED

     [PURCHASER]
     a
       --------------------


     By:
        ---------------------------------------

     Name:
          -------------------------------------

     Title:
           ------------------------------------

                                    Exhibit A

                           WASHINGTON MUTUAL BANK, FA

     Washington Mutual Bank, FA ("WMBFA"), is a federally chartered savings association. WMBFA's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth, California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC, primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA.

                           WASHINGTON MUTUAL BANK fsb

     Washington Mutual Bank fsb ("WMBfsb") is a federally chartered savings bank. WMBfsb's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000. WMBfsb is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the FDIC through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBfsb.

                             WASHINGTON MUTUAL BANK

     Washington Mutual Bank ("WMB") is a savings bank chartered under the laws of the State of Washington. WMB is subject to regulation and supervision by the Director of Financial Institutions of the State of Washington. As a state savings bank, WMB is also subject to examination and regulation by the FDIC. WMB's principal executive offices are located at 1201 Third Avenue, Seattle, WA 98101, telephone (206) 461-2000.

                           NONACCRUAL LOAN STATISTICS

                                [to be attached]

                      ORIGINATION AND UNDERWRITING CRITERIA

                                [to be attached]

                                   EXHIBIT A-1

                             CLASS I-A CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

Percentage Interest               :   [      ]

Pass-Through Rate                 :   Variable

CUSIP                                 [____]

Class                             :   I-A

Assumed Maturity Date             :   July, 2032


                                      I-A-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class I-A

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A Certificate (obtained by dividing the Denomination of this Class I-A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,


                                      I-A-2
indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Class I-A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      I-A-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class I-A
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      I-A-4

                       [Reverse of Class I-A Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon


                                      I-A-5
the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      I-A-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      I-A-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      I-A-8

                             CLASS I-A CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   2

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

Percentage Interest               :   [      ]

Pass-Through Rate                 :   Variable

CUSIP                                 [____]

Class                             :   I-A

Assumed Maturity Date             :   July, 2032


                                      I-A-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class I-A

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-A Certificate (obtained by dividing the Denomination of this Class I-A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,


                                      I-A-2
indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Class I-A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      I-A-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                              ----------------------------------

This is one of the Class I-A
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      I-A-4

                       [Reverse of Class I-A Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                      I-A-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      I-A-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      I-A-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
________________________________________________________________________________
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      I-A-8

                                   EXHIBIT A-2

                             CLASS II-A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

Percentage Interest               :   [____]

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]

Class                             :   II-A

Assumed Maturity Date             :   July, 2032


                                     II-A-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-A

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-A Certificate (obtained by dividing the Denomination of this Class II-A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class II-A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     II-A-2

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-A
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     II-A-3

                       [Reverse of Class II-A Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                     II-A-4
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     II-A-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     II-A-6

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     II-A-7

                                   EXHIBIT A-3

                             CLASS I-S1 CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Notional
Amount of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Notional Amount of this Class     :   $[_______]

Percentage Interest               :   100.00%

CUSIP                                 [____]

Pass-Through Rate                 :   5.25%

Class                             :   I-S1

Assumed Maturity Date             :   May, 2005


                                     I-S1-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class I-S1

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Class I-S1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class I-S1 Certificate (obtained by dividing the Denomination of this Class I-S1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-S1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-S1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                     I-S1-2

     Reference is hereby made to the further provisions of this Class I-S1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-S1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     I-S1-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class I-S1
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     I-S1-4

                       [Reverse of Class I-S1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                     I-S1-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     I-S1-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     I-S1-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     I-S1-8

                                   EXHIBIT A-4

                             CLASS I-S2 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES AND THE CLASS M3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Notional
Amount of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Notional Amount of this Class     :   $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   4.25%

Class                             :   I-S2

Assumed Maturity Date             :   December, 2004


                                     I-S2-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class I-S2

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Class I-S2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class I-S2 Certificate (obtained by dividing the Denomination of this Class I-S2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-S2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-S2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                     I-S2-2

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class I-S2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-S2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     I-S2-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class I-S2
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     I-S2-4

                       [Reverse of Class I-S2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                     I-S2-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     I-S2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     I-S2-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to_______.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________,
_____________________________________________________________________ the
assignee named above, or ______________________________________________________,
as its agent.


                                     I-S2-8

                                   EXHIBIT A-5

                            CLASS II-S1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Notional
Amount of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Notional Amount of this Class     :   $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   4.00%

CUSIP                             :   [____]

Class                             :   II-S1

Assumed Maturity Date             :   May, 2005


                                    II-S1-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-S1

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Class II-S1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-S1 Certificate (obtained by dividing the Denomination of this Class II-S1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-S1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-S1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class II-S1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-S1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                    II-S1-2

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-S1
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                    II-S1-3

                      [Reverse of Class II-S1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                    II-S1-4
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    II-S1-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                    II-S1-6

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to_______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                    II-S1-7

                                   EXHIBIT A-6

                            CLASS II-S2 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS II-A CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES AND THE CLASS M3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Notional
Amount of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Notional Amount of this Class     :   $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   4.25%

Class                             :   II-S2

Assumed Maturity Date             :   December, 2004


                                    II-S2-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-S2

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Class II-S2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class II-S2 Certificate (obtained by dividing the Denomination of this Class II-S2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-S2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-S2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may


                                    II-S2-2
result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class II-S2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-S2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                    II-S2-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-S2
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                    II-S2-4

                      [Reverse of Class II-S2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                    II-S2-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    II-S2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                    II-S2-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _______________________, or, if mailed by check, to ____________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                    II-S2-8

                                   EXHIBIT A-7

                            CLASS II-M1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS II-A CERTIFICATES AND THE CLASS II-S1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]

Class                             :   II-M1

Assumed Maturity Date             :   July, 2032


                                    II-M1-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-M1

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-M1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-M1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class II-M1 Certificate (obtained by dividing the Denomination of this Class II-M1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-M1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-M1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class II-M1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-M1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                    II-M1-2

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-M1
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                    II-M1-3

                      [Reverse of Class II-M1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                    II-M1-4

The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                    II-M1-5

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                    II-M1-6

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _______________________, or, if mailed by check, to ____________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                    II-M1-7

                                   EXHIBIT A-8

                              CLASS M2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES AND THE CLASS II-M1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO SEPARATE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"): THE I-M2 COMPONENT AND THE II-M2 COMPONENT.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

I-M2 Component Balance                $[_______]

II-M2 Component Balance               $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]


                                      M2-1

Class                             :   M2

Assumed Maturity Date             :   July, 2032


                                      M2-2

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class M2

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M2 Certificate (obtained by dividing the Denomination of this Class M2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class M2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class M2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      M2-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2

                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class M2
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      M2-4

                        [Reverse of Class M2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                      M2-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      M2-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _______________________, or, if mailed by check, to_____________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      M2-8

                                   EXHIBIT A-9

                              CLASS M3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES AND THE CLASS M2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO SEPARATE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"): THE I-M3 COMPONENT AND THE II-M3 COMPONENT.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

I-M3 Component Balance                $[_______]

II-M3 Component Balance               $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]


                                      M3-1

Class                             :   M3

Assumed Maturity Date             :   July, 2032


                                      M3-2

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class M3

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M3 Certificate (obtained by dividing the Denomination of this Class M3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class M3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class M3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      M3-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2

                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class M3
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      M3-4

                        [Reverse of Class M3 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                      M3-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      M3-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      M3-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ________________________, or, if mailed by check, to ___________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      M3-8

                                  EXHIBIT A-10

                             CLASS M4A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES AND THE CLASS M3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO SEPARATE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"): THE I-M4A COMPONENT AND THE II-M4A COMPONENT.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

I-M4A Component Balance               $[_______]

II-M4A Component Balance              $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]


                                     M4A-1

Class                             :   M4A

Assumed Maturity Date             :   July, 2032


                                     M4A-2

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class M4A

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M4A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M4A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M4A Certificate (obtained by dividing the Denomination of this Class M4A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M4A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M4A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class M4A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class M4A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     M4A-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class M4A
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     M4A-4

                       [Reverse of Class M4A Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                     M4A-5

The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     M4A-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
       ------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     M4A-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _________________, or, if mailed by check, to __________________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or___________________________________________________,
as its agent.


                                     M4A-8

                                  EXHIBIT A-11

                             CLASS M4B CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES AND THE CLASS M3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO SEPARATE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"): THE I-M4B COMPONENT AND THE II-M4B COMPONENT.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $[_______]

Original Class Certificate
Principal Balance of this Class   :   $[_______]

I-M4B Component Balance               $[_______]

II-M4B Component Balance              $[_______]

Percentage Interest               :   100.00%

Pass-Through Rate                 :   Variable

CUSIP                             :   [____]


                                     M4B-1

Class                             :   M4B

Assumed Maturity Date             :   July, 2032


                                     M4B-2

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class M4B

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M4B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M4B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M4B Certificate (obtained by dividing the Denomination of this Class M4B Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M4B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M4B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Class M4B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class M4B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     M4B-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class M4B
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     M4B-4

                       [Reverse of Class M4B Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                     M4B-5

The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     M4B-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
       ------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     M4B-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ________________, or, if mailed by check, to ___________________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     M4B-8

                                  EXHIBIT A-12

                             CLASS I-C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES, THE CLASS M3 CERTIFICATES, THE CLASS M4A CERTIFICATES, THE CLASS M4B CERTIFICATES, THE CLASS I-S2 CERTIFICATES AND THE CLASS II-S2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Original Certificate Principal
Balance                               $[_______]

Initial Notional Amount of this
Certificate ("Denomination")      :   $[_______]

Original Notional Amount of
this                              :   $[_______]

Percentage                        :   100.00%

Pass-Through Rate                     Variable

Class                             :   I-C


                                      I-C-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class I-C

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class I-C Certificate (obtained by dividing the Denomination of this Class I-C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may


                                      I-C-2
result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class I-C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      I-C-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class I-C
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      I-C-4

                       [Reverse of Class I-C Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      I-C-5

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      I-C-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      I-C-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________

for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or___________________________________________________,
as its agent.


                                      I-C-8

                                  EXHIBIT A-13

                             CLASS II-C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS I-A CERTIFICATES, THE CLASS II-A CERTIFICATES, THE CLASS I-S1 CERTIFICATES, THE CLASS II-S1 CERTIFICATES, THE CLASS II-M1 CERTIFICATES, THE CLASS M2 CERTIFICATES, THE CLASS M3 CERTIFICATES, THE CLASS M4A CERTIFICATES, THE CLASS M4B CERTIFICATES, THE CLASS I-S2 CERTIFICATES AND THE CLASS II-S2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Original Certificate Principal
Balance                               $[_______]

Initial Notional Amount of this
Certificate ("Denomination")      :   $[_______]

Original Notional Amount of
this Class                        :   $[_______]

Percentage                        :   100.00%

Pass-Through Rate                     Variable

Class                             :   II-C


                                     II-C-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-C

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class II-C Certificate (obtained by dividing the Denomination of this Class II-C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,


                                     II-C-2
indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class II-C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     II-C-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-C
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     II-C-4

                       [Reverse of Class II-C Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                     II-C-5

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     II-C-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     II-C-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     II-C-8

                                  EXHIBIT A-14

                              CLASS I-P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $100.00

Original Class Certificate
Principal Balance of this Class   :   $100.00

Percentage Interest               :   100.00%

Class                             :   I-P


                                      I-P-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class I-P

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class I-P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class I-P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class I-P Certificate (obtained by dividing the Denomination of this Class I-P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class I-P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class I-P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the


                                      I-P-2

Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class I-P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class I-P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                      I-P-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------


This is one of the Class I-P
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      I-P-4

                       [Reverse of Class I-P Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                      I-P-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      I-P-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      I-P-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ____________________, or, if mailed by check, to _______________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by , ________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      I-P-8

                                  EXHIBIT A-15

                             CLASS II-P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Initial Certificate Principal
Balance of this Certificate
("Denomination")                  :   $100.00

Original Class Certificate
Principal Balance of this Class   :   $100.00

Percentage Interest               :   100.00%

Class                             :   II-P


                                     II-P-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                   Class II-P

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class II-P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class II-P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class II-P Certificate (obtained by dividing the Denomination of this Class II-P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class II-P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class II-P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall


                                     II-P-2
not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Reference is hereby made to the further provisions of this Class II-P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Class II-P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator on behalf of the Trustee.


                                     II-P-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2

                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class II-P
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                     II-P-4

                       [Reverse of Class II-P Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                     II-P-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                     II-P-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________


Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                     II-P-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ___________________, or, if mailed by check, to ________________.
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     II-P-8

                                  EXHIBIT A-16

                              CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS "RESIDUAL INTERESTS" IN SIX SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Percentage Interest               :   100.00%

Class                             :   R

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                     Class R

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Santa Ana, California.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the

Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator on behalf of the Trustee.

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class R
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee

                        [Reverse of Class R Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     By acceptance of the Class R Certificates the Holders of the Class R Certificates agree that for so long as any of the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMs Insurer, if any, in accordance with the terms of the Indenture, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to clauses
(i)(l) and (ii)(p) of Section 4.01(d) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Trust Administrator, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the Class I-C Certificates and Class II-C Certificates, respectively.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to _____________________________________.
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                  EXHIBIT A-17

                             CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.                   :   1

Cut-off Date                      :   With respect to any Mortgage Loan,
                                      June__, 2002

First Distribution Date           :   July 25, 2002

Percentage Interest               :   100.00%

Class                             :   R-X


                                      R-X-1

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2
                                    Class R-X

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

     This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.

     This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among the Depositor, Long Beach Mortgage Corporation, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Santa Ana, California.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of


                                      R-X-2

Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator on behalf of the Trustee.


                                      R-X-3

     IN WITNESS WHEREOF, the Trust Administrator, on behalf of the Trustee, on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  June___, 2002

                                           LONG BEACH MORTGAGE LOAN TRUST 2002-2


                                           By: DEUTSCHE BANK NATIONAL
                                               TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trust Administrator
                                               on behalf of the Trustee


                                           By
                                             -----------------------------------

This is one of the Class R-X
Certificates referenced in the
within-mentioned Agreement


By
  -----------------------------------------------
  Authorized Signatory of
  Deutsche Bank National Trust Company,
  as Trust Administrator on behalf of the Trustee


                                      R-X-4

                       [Reverse of Class R-X Certificate]

                      Long Beach Mortgage Loan Trust 2002-2
                           Asset-Backed Certificates,
                                  Series 2002-2

     This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

     Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Trust Administrator, the Guarantor and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation


                                      R-X-5
of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trust Administrator accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Guarantor, the NIMs Insurer, if any, the Trustee nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date following the date at which the remaining Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or NIMs Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date for the Certificates other than the Class S Certificates in July, 2032.

     Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                      R-X-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________

                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________
________________________________________________________________________________

Dated:
      ------------------------------


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                      R-X-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to ______.
________________________________________________________________________________
Applicable statements should be mailed to _____________________________________.
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      R-X-8

                                   EXHIBIT B-1

                          FORM OF GROUP I CAP AGREEMENT

Multicurrency-Cross Border)

                                     ISDA'r'

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of June 4, 2002

WESTDEUTSCHE LANDESBANK GIROZENTRALE            LONG BEACH MORTGAGE LOAN
TRUST 2002-2
NEW YORK BRANCH and ASSET-BACKED CERTIFICATES, SERIES 2002-2

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a) General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such


                                     B-1-1
     delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.


                                     B-1-2
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale   Long Beach Mortgage Loan Trust 2002-2
acting through its New York Branch     Asset-Backed Certificates, Series 2002-2
       (Name of Party)  "A"                     (Name of Party)  "B"


By :                              By:  Deutsche Bank National Trust Company
    ---------------------------          not in its individual capacity
   Name:                                   but solely as the Trust Administrator
   Title:
   Date:


By:
    ---------------------------
    Name:
    Title:
    Date:

EXECUTION COPY

SCHEDULE  TO THE MASTER AGREEMENT
DATED AS OF JUNE 4, 2002

between

WESTDEUTSCHE LANDESBANK GIROZENTRALE, a bank organized under the laws of the State of North Rhine - Westphalia acting through its NEW YORK BRANCH
("Party A")

and

LONG BEACH MORTGAGE LOAN TRUST 2002-2
ASSET-BACKED CERTIFICATES, SERIES 2002-2
("Party B")

PART I
TERMINATION PROVISIONS

(a) "Specified Entity" has no meaning in relation to either Party A or Party B.

(b) "Specified Transaction" has the meaning specified in Section 14.

(c) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to both Party A and Party B; provided, however, that with respect to Party B, that Party B has funds available to make payments in accordance with the terms of the Pooling and Servicing Agreement (as evidenced by the Remittance Report to be delivered by Party B to Party A hereunder) and the Trustee has failed to make any such payments in violation of the terms of the Pooling and Servicing Agreement by reason of fraud, negligence or willful misconduct. The "Failure to Pay or Deliver" provision in Section 5(a)(i) which applies to both parties is hereby amended by deleting the word "third" before the words "Local Business Day" in the last line thereof and substituting therefor the word "second".

(d) The "Default under Specified Transaction" provision of Section 5(a)(v) will not apply to either Party A or Party B.

(e) The "Cross-Default" provisions of Section 5(a)(vi) will not apply to either Party A or Party B.

(f) The "Credit Support Default" provisions of Section 5(a)(iii), "Breach of Agreement" provisions of 5(a)(ii) and the "Misrepresentation" provisions of
Section 5(a)(iv) will not apply to Party B.

(g) The "Credit Event Upon Merger" provision of Section 5(b)(iv) will apply to Party A but not to Party B, restated as follows:

"Credit Event Upon Merger" shall mean that a Designated Event (as defined below) occurs with respect to a party ("X"), and such Designated Event does not constitute an event described in Section 5(a)(viii) of this Agreement but that the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such action (and, in such event, such party or its successor or transferee, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the Trade Date of the Transaction between the parties: X consolidates or amalgamates with or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the execution date hereof).

(h) The "Automatic Early Termination" provision of Section 6(a) will not apply to either Party A or to Party B.


                                     B-1-1

(i) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement but subject to Part 6 of this Schedule:

     (i)  Market Quotation will apply.
     (ii) The Second Method will apply.

For the avoidance of doubt, any such determination will take into account the present value of the remaining Fixed Amounts owed by Party B to Party A under the Confirmation relating to the Sole Transaction. Also for the avoidance of doubt, interest shall accrue at the Default Rate (compounded on a daily basis) with respect to any Termination Payment not paid on the date that such payment is due under Section 6(d)(ii) of this Agreement.

(j) "Termination Currency" means United States Dollars.

PART 2
TAX REPRESENTATIONS

(a) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, each party will make with respect to itself the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement;

provided that it shall not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representation. Party A makes the following Payee Tax
Representation: Each payment received or to be received by Party A in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States. Party B makes no Payee Tax Representations.


                                     B-1-2

PART 3
AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

PARTY REQUIRED TO                                                                           COVERED
     DELIVER                  FORM/DOCUMENT/                    DATE BY WHICH           BY SECTION 3(d)
     DOCUMENT                  CERTIFICATE                     TO BE DELIVERED          REPRESENTATION
Party A and Party B   With respect to Party A, an      (i)  Upon the execution of            Yes.
                      executed U.S. Internal Revenue        this Agreement or shortly
                      Service Form W-8ECI, in               thereafter, with such
                      duplicate (or any successor           form to be updated as
                      thereto). With respect to             requested by the other
                      Party B, a U.S. Internal              party; and
                      Revenue Form W-9 (with respect
                      to, and executed by Long Beach   (ii) promptly upon reasonable
                      Securities Corp.) in duplicate        demand by the other
                      (or any successor thereto).           Party.

Party A and B         Evidence reasonably              Upon execution of this                Yes.
                      satisfactory to the other        Agreement and, if requested,
                      party as to the authority,       upon execution of any
                      incumbency and specimen          Confirmation.
                      signature of each person
                      executing any document on its
                      behalf in connection with this
                      Agreement, any Confirmation
                      and any Credit Support
                      Document.

Party A and B         A legal opinion from counsel     Upon execution of this                 No.
                      to each Party in the form and    Agreement.
                      substance to be satisfactory
                      to the other Party to whom
                      such opinion is being
                      delivered.

Party A               Annual audited financial         Promptly after request upon           Yes.
                      statements prepared in           becoming publicly available.
                      accordance with generally
                      accepted accounting principles
                      in the country in which the
                      party is organized.


                                     B-1-3

PARTY REQUIRED TO                                                                           COVERED
     DELIVER                  FORM/DOCUMENT/                    DATE BY WHICH           BY SECTION 3(d)
     DOCUMENT                  CERTIFICATE                     TO BE DELIVERED          REPRESENTATION
Party A and Party B   A certificate of the Secretary   Upon delivery of this                 Yes.
                      or another authorized officer    Agreement.
                      (or, in the case of Party A,
                      the current authorized
                      signature book of such party)
                      specifying the names, titles,
                      authority and specimen
                      signatures of the persons
                      authorized to execute this
                      Agreement and each
                      Confirmation on its behalf.

Party B               A copy of each Remittance        Upon being delivered to the           Yes.
                      Report with respect to each      Trust Administrator in
                      Distribution Date.               accordance with the Pooling
                                                       and Servicing Agreement.

PART 4
MISCELLANEOUS

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

To the office(s) specified in the relevant Confirmation with a copy of any notice or other communication under Section 5, 6, 7, 11 or 13 to the New York Branch Legal Department and Duesseldorf Office of Party A as set forth below:

Address:  Westdeutsche Landesbank Girozentrale, New York Branch
Attention: Legal Department
1211 Avenue of the Americas
New York, New York 10036
Tel: (212) 852-6092
Fax: (212) 768-4781

Westdeutche Landesbank Girozentrale
Herzogstrasse 15
D-40217 Duesseldorf,
Germany
Attn: Legal Department (Documentation Unit)
Tel: 011-49-211-826-71709
Fax: 011-49-211-826-6124

Address for notices or communications to Party B:

               Address:
               Wachovia Bank, National Association
               401 South Tryon Street
               Charlotte, NC 28288


                                     B-1-4

Attention:     Long Beach Mortgage Loan Trust 2002-2

with copies to:

Address: Credit Suisse First Boston Corporation
               11 Madison Avenue
               5th Floor
               New York, NY 10010

and

Address: Deutsche Bank National Trust Company
               1761 East St. Andrews Place
               Santa Ana, CA 92705-4934

Attention:     LB0202
Facsimile No.: (714) 247-6478   Telephone No.: (714) 247-6000

(ii) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words: "provided, however, any such notice or other communication may be given by facsimile transmission".

(b) Process Agent. For purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For purposes of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party and will act through its New York office.

     Party B is not a Multibranch Party and will act through its Santa Ana office.

(e) Calculation Agent. Party A. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f) Credit Support Documents. Details of any Credit Support Documents: In relation to Party A, a collateral agreement, if any, delivered pursuant to Part 6(l).

(g) Credit Support Provider means

     In relation to Party A:    Not Applicable.
     In relation to Party B:    Not Applicable.

(h) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(i) Netting of Payments. Section 2(c) of this Agreement will not apply.


                                     B-1-5

(j) "Affiliate" will have (i) with respect to Party A, the meaning specified in
Section 14 and (ii) with respect to Party B, no meaning.

PART 5
OTHER PROVISIONS

(a) ISDA Definitions Incorporated by Reference. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (the "Definitions") are incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the Definitions shall have the meaning set forth therein.

(b) Additional Representations. Section 3 is hereby amended by adding at the end thereof the following subparagraphs:

     "(g) No Agency. It is entering into this Agreement, any Credit Support Document and any other document relating to this Agreement and the Sole Transaction as principal and not as agent or on any capacity, fiduciary or otherwise."

(c) Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on the date on which the Sole Transaction is entered into between them hereunder, that in connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, the Sole Transaction and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, that:

     (i) This Agreement (including the Sole Transaction) constitutes a "swap agreement" within the meaning of Commodity Futures Trading Commission ("CFTC") Regulations (the "CFTC Regulations") Section 35.1(b)(1), Section 101(53)(B) of the U.S. Bankruptcy Code and the CFTC Policies Statement concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21, 1989) (the "CFTC Swap Policies Statement").

     (ii) It is an "eligible contract participant' as defined in Section 1a (12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000.

     (iii) This Agreement (including the Sole Transaction) is one of a fungible class of agreements that are standardized as to their material economic terms, within the meaning of Section 35.2(b) of the CFTC Regulations.

     (iv) The economic terms of this Agreement, any Credit Support Document to which it is a party, and the Sole Transaction has been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, any such Credit Support Document and such Transaction (including, without limitation, pricing, cost and credit enhancement terms), within the meaning of Section 35.2(c) of the CFTC Regulations.

     (v) It has entered into this Agreement (including the Sole Transaction) in conjunction with its line of business (including financial intermediation services) or the financing of its business, within the meaning of the CFTC Swap Policies Statement.

(d) Relationship between Parties. In connection with the negotiation of, the entering into, and the confirming of this Agreement, and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into, and the confirming of the execution of the Sole Transaction, each party will be deemed to represent, to the other party as of the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for such Transaction):


                                     B-1-6

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Sole Transaction and as to whether the Sole Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Sole Transaction; it being understood that information and explanations related to the terms and conditions of the Sole Transaction shall not be considered investment advice or a recommendation to enter into the Sole Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Sole Transaction.

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Sole Transaction. It is also capable of assuming, and assumes, the risks of the Sole Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of the Sole Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties.

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Sole Transaction.

Related Transactions. It is aware that each other party to this Agreement and its Affiliates may from time to time (A) take positions in instruments that are identical or economically related to the Sole Transaction or (B) have an investment banking or other commercial relationship with the issuer of an instrument underlying the Sole Transaction.

(e) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

(f) Consent to Telephonic Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this Agreement, including the Sole Transaction; and the parties waive any further notice of such monitoring or recording and agree to give proper notice and obtain any necessary consent of such personnel for any such monitoring or recording.

(g) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

"to another account in the same legal and tax jurisdiction as the original account."

Part 6
Trust/Trustee/Rating Agency Provisions

(a) Definitions of Certain Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") that relates to the Long Beach Mortgage Loan Trust 2002-2 Asset Backed Certificates, Series 2002-2 (the "Certificates"), dated as June 1, 2002 and as entered into among the Depositor, the Master Servicer, the Guarantor, the Trustee and the Trust Administrator. In the case of any inconsistency between this Agreement and such terms, this Agreement will prevail.

(b) Sole Transaction. Notwithstanding anything else in this Agreement to the contrary, the Transaction contemplated by the Confirmation (Reference: 223317N) between the parties hereto and dated as of the date hereof are and will be the only Transaction governed by this Agreement (the "Sole Transaction").


                                     B-1-7

(c) Limited Recourse to Party B. Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on a Distribution Date to the extent funds are available therefor under Sections 4.01(a)(i), and 4.01(d)(i)(k) of the Pooling and Servicing Agreement (as evidenced by each Remittance Report to be delivered by Party B to Party A hereunder) and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute an Event of Default caused by Party B to the extent of such unavailability or insufficiency until the Distribution Date on which Party B has funds available for distribution pursuant to such Sections sufficient to pay such prior deficiency (absent fraud, negligence and willful misconduct on the part of the Trustee).

(d) No Bankruptcy Petition. Prior to the date that is one-year and one-day after the date upon which Party B is terminated in accordance with the terms of the Pooling and Servicing Agreement, Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, provided that nothing herein shall preclude, or be deemed to estop, Party A from (i) taking any action prior to the expiration of the aforementioned one-year and one-day period (A) in any case or proceeding voluntarily filed or commenced by Party B, or (B) in any involuntary case or insolvency proceeding filed or commenced against Party B by a person other than Party A, or (ii) commencing against Party B or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or like proceeding.

(e) Notwithstanding anything else to the contrary herein or in the Confirmation, any outstanding obligations of the Parties hereunder (including without limitation the obligation of Party B to pay the full amount of all Cap Premiums, Group I Termination Payment and Group II Termination Payment, if any, and accrued interest thereon) shall survive the stated termination date of the Sole Transaction and will only be discharged upon the payment in full of all such amounts.

(f) In no event shall either Party A or Party B be entitled to:

     (i) set-off its payment obligations in respect of the Sole Transaction against the payment obligations of the other party (whether by counterclaim or otherwise) that do not relate to the Sole Transaction, or

     (ii) net the payment obligations of the other party that are not with respect to the Sole Transaction against the payment obligations of such party under the Sole Transaction,

     it being the intention of the parties that their payment obligations under the Sole Transaction be treated separate and apart from all other obligations. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of the Sole Transaction shall be determined without regard to any obligation other than those under the Sole Transaction, it being the intention of the parties that their payment obligations under the Sole Transaction be treated separate and apart from all other obligations.

(g) Scope of Obligations of Trust Administrator. The parties hereto agree that:

     (i) This Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely in its capacity as the Trust Administrator for Party B, for the exclusive benefit of the Holders of the Certificates of the Trust and in the exercise of the powers and authority conferred and vested in the Trust Administrator under the Pooling and Servicing Agreement.

     (ii) Each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trust Administrator but is made and intended for the purpose of binding only the Trust.


                                     B-1-8

     (iii) Under no circumstances shall the Trust Administrator in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligations, representations, warranty or covenant made or undertaken by the Trust under this Agreement.

     (h) Rating Agency Downgrade. In the event that Party A's short term unsecured and unsubordinated debt rating is withdrawn or reduced below "F-1" by Fitch, Inc. ("Fitch"), its short term unsecured and unsubordinated debt rating is withdrawn or reduced to below "A-1" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"), or its short term unsecured and unsubordinated debt rating is withdrawn or reduced to below "P-1" by Moody's Investors Service, Inc. ("Moody's" and together with Fitch and S&P, the "Swap Rating Agencies", and such rating thresholds, "Approved Rating Thresholds"), within 30 days of such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade each such Swap Rating Agency has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), then Party A shall (1) obtain a replacement ISDA Interest Rate and Currency Exchange Agreement and confirmation with another counterparty with the Approved Rating Thresholds and approved by Party B (which approval shall not be unreasonably withheld) on terms substantially similar to this Master Agreement and the related Confirmation (2) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, Party A's obligations under this Master Agreement and the related Confirmation; provided that such other person is approved by Party B, such approval not to be unreasonably withheld, (3) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates; or (4) establish any other arrangement satisfactory to the applicable Swap Rating Agency which will be sufficient to restore the immediately prior ratings of the Certificates; provided in each case that the Trust Administrator has received a letter from each of the Swap Rating Agencies confirming the then-current rating of the Certificates.

(i) Additional Termination Events. Additional Termination Events will apply. The following shall constitute an Additional Termination Event:

     (A) A Rating Agency Downgrade has occurred and Party A has not, within 30 days, complied with Part 6(h) hereof.

     (B) The Trust relating to the Certificates is terminated and there are outstanding amounts owed under this Agreement by one or both Parties. In the event of the termination of the Trust or the retirement of the Certificates, in either case pursuant to Section 9.01of the Pooling and Servicing Agreement, then an Additional Termination Event will have occurred that constitutes a Cap Default within the meaning and for the purposes of second clause of Section 4.01(a)(i).

     Party A will be the sole Affected Party with respect to an Additional Termination Event described in Part 6(i)(A), Party B will be the sole Affected Party with respect to an Additional Termination Event described in either of Parts 6(i)(B) and (C), and in each such case the Transaction will be an Affected Transaction.

     (k) No suspension of payments. Notwithstanding Section 2(a)(iii) of this Agreement, Party A and Party B shall not suspend any payments due under a Transaction under Section 2(a)(iii), except as provided herein or in the Confirmation.

(l) Replacement. Party A agrees that if Party B has a right to designate an Early Termination Date pursuant to Part 6(i)(A) above, then, upon the request of Party B, Party A shall procure a replacement transaction at its own expense (and at no expense to Party B) with a swap counterparty on the same terms


                                     B-1-9
as this Agreement mutatis mutandis, or else with such amendments to the terms of this Agreement as have been approved by Moody's, S&P and Fitch ("Replacement Transaction").

(m) The Trust Administrator hereby agrees that it shall not consent to any modifications, transfer or assignment of this Agreement unless it has received written confirmation from each of the Swap Rating Agencies that the then-current rating of the Certificates will not be reduced or withdrawn.

(n) Section 5(a) of the Agreement is hereby amended by inserting the following clause (ix) at the end thereof:

     (ix) With respect to the Pooling and Servicing Agreement, in the event
     Section 4.01 or any definitions or specific provisions relating to the Cap Agreement is amended without the written prior consent of Party A in a manner that, in Party A's reasonable and good faith discretion, adversely affects the rights or obligations of Party A hereunder or in the Confirmation, then an Event of Default will have occurred with respect to Party B, it being understood that Party B also hereby covenants and undertakes not to so amend the Pooling and Servicing Agreement.


                                     B-1-10

IN WITNESS WHEREOF, Party A and Party B have caused this Schedule to be duly executed as its act and deeds of the date first written above.

Westdeutsche Landesbank Girozentrale,   Long Beach Mortgage Loan Trust 2002-2
acting through its New York Branch      Asset-Backed Certificates, Series 2002-2


                                        By: Deutsche Bank National
                                            Trust Company
                                            not in its individual capacity,
                                            but solely as Trust Administrator


By:                                     By:
   --------------------------              -------------------------------------
Name:                                   Name:
Title:                                  Title:


By:
   --------------------------
Name:
Title:


                                     B-1-11

June 4, 2002

                                   TRANSACTION

Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2
Attn.: Swaps Documentation
Fax: 714-247-6478

Our Reference: 223317N

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Westdeutsche Landesbank Girozentrale, New York Branch, ("Party A") and Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2 "Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 2000 ISDA Definitions, (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms a part of, and is subject to, the Master Agreement including the Schedule thereto dated as of June 4, 2002, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts would otherwise be payable in the same currency by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of laws doctrine.


                                     B-1-1

     2. Subject to Part 7 of the Schedule, the terms of the particular Transaction, which is a Rate Cap Transaction, to which this Confirmation relates are as follows:

     Fixed Rate Payer Notional Amount:               See Amortization Schedule, Section 7, Schedule A

     Floating Rate Payer Notional Amount:            See Amortization Schedule, Section 7, Schedule B

     Trade Date:                                     May 23, 2002

     Effective Date:                                 June 4, 2002

     Termination Date:                               May 26, 2005 subject to adjustment in accordance with
                                                     the Following Business Day Convention

Fixed Amounts:

     Fixed Rate Payer:                               Party B

     Fixed Rate Payer Payment Date:                  Each 25th day of each month of each year commencing
                                                     July 25, 2002 through and including the Termination
                                                     Date, subject to adjustment in accordance with the
                                                     Following Business Day Convention

     Fixed Rate:                                     0.82 percent

     Fixed Rate Day Count Fraction:                  Actual/360

Floating Amounts:

     Floating Rate Payer:                            Party A

     Cap Rate:                                       5.00 percent

     Floating Rate Payer Payment Dates:              Each 25th day of each month of each year commencing
                                                     July 25, 2002 through and including the Termination
                                                     Date, subject to adjustment in accordance with the
                                                     Following Business Day Convention

     Floating Rate for initial Calculation Period:   To be determined

     Floating Rate Option:                           USD-LIBOR-BBA

     Designated Maturity:                            (1) month

     Spread:                                         None

     Floating Rate Day Count Fraction:               Actual/360

     Reset Dates:                                    The first day of each Floating Rate Payer Calculation
                                                     Period

     Rate Cut-off Dates:                             Inapplicable


                                     B-1-2

     Method of Averaging:                            Inapplicable

     Compounding:                                    Inapplicable

     Business Days for payment:                      London and New York

     Calculation Agent:                              WestLB

     Set Off:                                        Applies. Party A may set off any Fixed Amount
                                                     previously due on a prior Fixed Rate Payer Payment
                                                     Date that remains unpaid as of a Floating Rate Payer
                                                     Payment Date against any Floating Amount owed by it
                                                     to Party B on such Floating Rate Payer Payment Date.

3.   Credit Support Documents:

     Party A Credit Support Documents:               As provided in the Agreement, if any

     Party B Credit Support Documents:               As provided in the Agreement, if any

4.   Account Details:

     Payments to Party A:                            Chase Manhattan Bank, NY
                                                     ABA#:  021000021
                                                     Acct.#:  001-1-621398
                                                     Acct. Name:  WestLB-NY Derivatives
                                                     Ref: 223318N
                                                     Swift Code: WELAUS3XGDG

     Payments to Party B:                            Please Advise.

5.   Offices:

               The Office of Party A for the Transaction is New York.

               The Office of Party B for the Transaction is Santa Ana.

6.   Addresses for Notices:

               Address for notices or communications to Party A:

               Westdeutsche Landesbank Girozentrale
               1211 Avenue of the Americas, 26th Floor
               New York, NY  10036-8701
               Attn.:  Derivatives Operations
               Tel:  (212) 597-8580
               Fax: (212) 597-8592


                                     B-1-3

               Address for notices or communications to Party B:

               Wachovia Bank, National Association
               401 South Tryon Street,
               Charlotte, NC 28288
               Phone: [Please Advise]
               Fax: [Please Advise]

               With a copy to:
               Deutsche Bank National Trust Company
               1761 East St. Andrews Place
               Santa Ana, CA 92705
               Phone: 714-247-6000
               Fax: 714-247-6478

5. Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

Schedule A:

For the period from and including:   to but excluding:    Notional Amount (USD)

June 4, 2002                         July 25, 2002            121,942,690.52
July 25, 2002                        August 25, 2002          120,916,367.75
August 25, 2002                      September 25, 2002       119,702,533.56
September 25, 2002                   October 25, 2002         118,303,157.31
October 25, 2002                     November 25, 2002        116,721,084.59
November 25, 2002                    December 25, 2002        114,959,941.66
December 25, 2002                    January 25, 2003         113,024,440.26
January 25, 2003                     February 25, 2003        110,871,320.02
February 25, 2003                    March 25, 2003           108,556,564.07
March 25, 2003                       April 25, 2003           106,087,620.23
April 25, 2003                       May 25, 2003             103,472,641.40
May 25, 2003                         June 25, 2003            100,720,452.01
June 25, 2003                        July 25, 2003             97,866,316.75
July 25, 2003                        August 25, 2003           94,894,395.24
August 25, 2003                      September 25, 2003        91,838,949.28
September 25, 2003                   October 25, 2003          88,709,562.92
October 25, 2003                     November 25, 2003         85,516,454.25
November 25, 2003                    December 25, 2003         82,620,169.03
December 25, 2003                    January 25, 2004          79,720,597.13
January 25, 2004                     February 25, 2004         76,916,528.46
February 25, 2004                    March 25, 2004            74,202,127.23
March 25, 2004                       April 25, 2004            71,568,467.06
April 25, 2004                       May 25, 2004              69,021,568.70


                                     B-1-4

May 25, 2004                         June 25, 2004             64,795,199.12
June 25, 2004                        July 25, 2004             60,837,092.04
July 25, 2004                        August 25, 2004           57,121,424.54
August 25, 2004                      September 25, 2004        53,632,940.87
September 25, 2004                   October 25, 2004          50,357,358.48
October 25, 2004                     November 25, 2004         47,281,305.55
November 25, 2004                    December 25, 2004         45,461,743.59
December 25, 2004                    January 25, 2005          43,681,061.61
January 25, 2005                     February 25, 2005         41,962,267.09
February 25, 2005                    March 25, 2005            40,279,058.79
March 25, 2005                       April 25, 2005            38,653,582.57
April 25, 2005                       May 25, 2005              37,084,697.65


                                     B-1-5

For the period from and including:   to but excluding:    Notional Amount:

Schedule B:

June 4, 2002                         July 25, 2002         587,675,616.96
July 25, 2002                        August 25, 2002       573,403,616.15
August 25, 2002                      September 25, 2002    559,398,648.71
September 25, 2002                   October 25, 2002      545,652,083.00
October 25, 2002                     November 25, 2002     532,155,947.38
November 25, 2002                    December 25, 2002     518,902,927.22
December 25, 2002                    January 25, 2003      505,886,359.31
January 25, 2003                     February 25, 2003     493,100,223.45
February 25, 2003                    March 25, 2003        480,539,131.31
March 25, 2003                       April 25, 2003        468,198,312.24
April 25, 2003                       May 25, 2003          456,073,596.18
May 25, 2003                         June 25, 2003         444,261,686.31
June 25, 2003                        July 25, 2003         432,754,527.32
July 25, 2003                        August 25, 2003       421,544,271.19
August 25, 2002                      September 25, 2003    410,623,271.87
September 25, 2003                   October 25, 2003      399,984,080.06
October 25, 2003                     November 25, 2003     389,619,438.16
November 25, 2003                    December 25, 2003     379,522,275.33
December 25, 2003                    January 25, 2004      369,685,702.67
January 25, 2004                     February 25, 2004     360,103,008.60
February 25, 2004                    March 25, 2004        350,767,654.22
March 25, 2004                       April 25, 2004        341,673,268.90
April 25, 2004                       May 25, 2004          332,813,645.98
May 25, 2004                         June 25, 2004         324,182,738.49
June 25, 2004                        July 25, 2004              0.00
July 25, 2004                        August 25, 2004            0.00
August 25, 2004                      September 25, 2004         0.00
September 25, 2004                   October 25, 2004           0.00
October 25, 2004                     November 25, 2004          0.00
November 25, 2004                    December 25, 2004          0.00
December 25, 2004                    January 25, 2005           0.00
January 25, 2005                     February 25, 2005          0.00
February 25, 2005                    March 25, 2005             0.00
Mar 25, 2005                         April 25, 2005             0.00
April 25, 2005                       May 25, 2005               0.00


                                     B-1-6

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile at
(212) 597-8592. No hard copy of this will follow. If you require hard copies, please contact Derivatives Operations, Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, 26th Floor, New York, NY 10036-8701, tel: (212) 597-8580. If you have any questions payments or resets, please contact our Business Area Control Group at (212) 597-8580.

We are happy to have completed this transaction with you.

Yours Sincerely,

WESTDEUTSCHE LANDESBANK GIROZENTRALE
NEW YORK BRANCH


By:
   ----------------------------------
   Name:
   Title:


By:
   ----------------------------------
   Name:
   Title:

Accepted and Confirmed as of The date first above written:

LONG BEACH MORTGAGE LOAN TRUST 2002-2 ASSET-BACKED CERTIFICATES, SERIES 2002-2


By:
   ----------------------------------
   Name:
   Title:


                                     B-1-7

                                   EXHIBIT B-2

                         FORM OF GROUP II CAP AGREEMENT

Multicurrency-Cross Border)

                                     ISDA'r'

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of June 4, 2002

WESTDEUTSCHE LANDESBANK GIROZENTRALE       LONG BEACH MORTGAGE LOAN
TRUST 2002-2
NEW YORK BRANCH and ASSET-BACKED CERTIFICATES, SERIES 2002-2

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a) General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant


                                     B-2-1
     obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.


                                     B-2-2
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale   Long Beach Mortgage Loan Trust 2002-2
acting through its New York Branch     Asset-Backed Certificates, Series 2002-2
      (Name of Party)  "A"                       (Name of Party)  "B"


By:                               By: Deutsche Bank National Trust Company
    ---------------------------          not in its individual capacity
    Name:                                  but solely as the Trust Administrator
    Title:
    Date:


By:
   ----------------------------
    Name:
    Title:
    Date:

EXECUTION COPY

SCHEDULE TO THE MASTER AGREEMENT
DATED AS OF JUNE 4, 2002

between

WESTDEUTSCHE LANDESBANK GIROZENTRALE, a bank organized under the laws of the State of North Rhine - Westphalia acting through its NEW YORK BRANCH
("Party A")

and

LONG BEACH MORTGAGE LOAN TRUST 2002-2
ASSET-BACKED CERTIFICATES, SERIES 2002-2
("Party B")

PART I
TERMINATION PROVISIONS

(a) "Specified Entity" has no meaning in relation to either Party A or Party B.

(b) "Specified Transaction" has the meaning specified in Section 14.

(c) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to both Party A and Party B; provided, however, that with respect to Party B, that Party B has funds available to make payments in accordance with the terms of the Pooling and Servicing Agreement (as evidenced by the Remittance Report to be delivered by Party B to Party A hereunder) and the Trustee has failed to make any such payments in violation of the terms of the Pooling and Servicing Agreement by reason of fraud, negligence or willful misconduct. The "Failure to Pay or Deliver" provision in Section 5(a)(i) which applies to both parties is hereby amended by deleting the word "third" before the words "Local Business Day" in the last line thereof and substituting therefor the word "second".

(d) The "Default under Specified Transaction" provision of Section 5(a)(v) will not apply to either Party A or Party B.

(e) The "Cross-Default" provisions of Section 5(a)(vi) will not apply to either Party A or Party B.

(f) The "Credit Support Default" provisions of Section 5(a)(iii), "Breach of Agreement" provisions of 5(a)(ii) and the "Misrepresentation" provisions of
Section 5(a)(iv) will not apply to Party B.

(g) The "Credit Event Upon Merger" provision of Section 5(b)(iv) will apply to Party A but not to Party B, restated as follows:

"Credit Event Upon Merger" shall mean that a Designated Event (as defined below) occurs with respect to a party ("X"), and such Designated Event does not constitute an event described in Section 5(a)(viii) of this Agreement but that the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such action (and, in such event, such party or its successor or transferee, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the Trade Date of the Transaction between the parties: X consolidates or amalgamates with or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the execution date hereof).

(h) The "Automatic Early Termination" provision of Section 6(a) will not apply to either Party A or to Party B.


                                     B-2-2

(i) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement but subject to Part 6 of this Schedule:

     (i)  Market Quotation will apply.
     (ii) The Second Method will apply.

For the avoidance of doubt, any such determination will take into account the present value of the remaining Fixed Amounts owed by Party B to Party A under the Confirmation relating to the Sole Transaction. Also for the avoidance of doubt, interest shall accrue at the Default Rate (compounded on a daily basis) with respect to any Termination Payment not paid on the date that such payment is due under Section 6(d)(ii) of this Agreement.

(j) "Termination Currency" means United States Dollars.

PART 2
TAX REPRESENTATIONS

(a) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, each party will make with respect to itself the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement;

provided that it shall not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representation. Party A makes the following Payee Tax
Representation: Each payment received or to be received by Party A in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States. Party B makes no Payee Tax Representations.


                                     B-2-3

PART 3
AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

PARTY REQUIRED TO                                                                             COVERED
    DELIVER                   FORM/DOCUMENT/                      DATE BY WHICH           BY SECTION 3(d)
    DOCUMENT                   CERTIFICATE                       TO BE DELIVERED          REPRESENTATION
Party A and Party B   With respect to Party A, an         (i)  Upon the execution of           Yes.
                      executed U.S. Internal Revenue           this Agreement or
                      Service Form W-8ECI, in duplicate        shortly thereafter, with
                      (or any successor thereto). With         such form to be updated
                      respect to Party B, a U.S.               as requested by the
                      Internal Revenue Form W-9 (with          other party; and
                      respect to, and executed by Long
                      Beach Securities Corp.) in          (ii) promptly upon
                      duplicate (or any successor              reasonable demand by the
                      thereto).                                other Party.

Party A and B         Evidence reasonably satisfactory    Upon execution of this               Yes.
                      to the other party as to the        Agreement and, if requested,
                      authority, incumbency and           upon execution of any
                      specimen signature of each person   Confirmation.
                      executing any document on its
                      behalf in connection with this
                      Agreement, any Confirmation and
                      any Credit Support Document.

Party A and B         A legal opinion from counsel to     Upon execution of this                No.
                      each Party in the form and          Agreement.
                      substance to be satisfactory to
                      the other Party to whom such
                      opinion is being delivered.

Party A               Annual audited financial            Promptly after request upon          Yes.
                      statements prepared in accordance   becoming publicly available.
                      with generally accepted
                      accounting principles in the
                      country in which the party is
                      organized.


                                     B-2-4

PARTY REQUIRED TO                                                                             COVERED
    DELIVER                   FORM/DOCUMENT/                      DATE BY WHICH           BY SECTION 3(d)
    DOCUMENT                   CERTIFICATE                       TO BE DELIVERED          REPRESENTATION
Party A and           A certificate of the Secretary or   Upon delivery of this                Yes.
Party B               another authorized officer (or,     Agreement.
                      in the case of Party A, the
                      current authorized signature book
                      of such party) specifying the
                      names, titles, authority and
                      specimen signatures of the
                      persons authorized to execute
                      this Agreement and each
                      Confirmation on its behalf.

Party B               A copy of each Remittance Report    Upon being delivered to the          Yes.
                      with respect to each Distribution   Trust Administrator in
                      Date.                               accordance with the Pooling
                                                          and Servicing Agreement.

PART 4
MISCELLANEOUS

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

To the office(s) specified in the relevant Confirmation with a copy of any notice or other communication under Section 5, 6, 7, 11 or 13 to the New York Branch Legal Department and Duesseldorf Office of Party A as set forth below:

Address: Westdeutsche Landesbank Girozentrale, New York Branch
Attention: Legal Department
1211 Avenue of the Americas
New York, New York 10036
Tel: (212) 852-6092
Fax: (212) 768-4781

Westdeutche Landesbank Girozentrale
Herzogstrasse 15
D-40217 Duesseldorf,
Germany
Attn: Legal Department (Documentation Unit)
Tel: 011-49-211-826-71709
Fax: 011-49-211-826-6124

Address for notices or communications to Party B:

               Address:
               Wachovia Bank, National Association
               401 South Tryon Street
               Charlotte, NC 28288


                                     B-2-5

Attention:     Long Beach Mortgage Loan Trust 2002-2

with copies to:

Address: Credit Suisse First Boston Corporation
               11 Madison Avenue
               5th Floor
               New York, NY 10010

and

Address: Deutsche Bank National Trust Company
               1761 East St. Andrews Place
               Santa Ana, CA 92705-4934

Attention:     LB0202
Facsimile No.: (714) 247-6478   Telephone No.: (714) 247-6000

(ii) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words: "provided, however, any such notice or other communication may be given by facsimile transmission".

(b) Process Agent. For purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For purposes of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party and will act through its New York office.

     Party B is not a Multibranch Party and will act through its Santa Ana office.

(e) Calculation Agent. Party A. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f) Credit Support Documents. Details of any Credit Support Documents: In relation to Party A, a collateral agreement, if any, delivered pursuant to Part 6(l).

(g) Credit Support Provider means

     In relation to Party A:    Not Applicable.
     In relation to Party B:    Not Applicable.

(h) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(i) Netting of Payments. Section 2(c) of this Agreement will not apply.


                                     B-2-6

(j) "Affiliate" will have (i) with respect to Party A, the meaning specified in
Section 14 and (ii) with respect to Party B, no meaning.

PART 5
OTHER PROVISIONS

(a) ISDA Definitions Incorporated by Reference. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (the "Definitions") are incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the Definitions shall have the meaning set forth therein.

(b) Additional Representations. Section 3 is hereby amended by adding at the end thereof the following subparagraphs:

     "(g) No Agency. It is entering into this Agreement, any Credit Support Document and any other document relating to this Agreement and the Sole Transaction as principal and not as agent or on any capacity, fiduciary or otherwise."

(c) Swap Exemption. Each party hereto represents to the other party on and as of the date hereof and on the date on which the Sole Transaction is entered into between them hereunder, that in connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, the Sole Transaction and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, that:

     (i) This Agreement (including the Sole Transaction) constitutes a "swap agreement" within the meaning of Commodity Futures Trading Commission ("CFTC") Regulations (the "CFTC Regulations") Section 35.1(b)(1), Section 101(53)(B) of the U.S. Bankruptcy Code and the CFTC Policies Statement concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21, 1989) (the "CFTC Swap Policies Statement").

     (ii) It is an "eligible contract participant' as defined in Section 1a (12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000.

     (iii) This Agreement (including the Sole Transaction) is one of a fungible class of agreements that are standardized as to their material economic terms, within the meaning of Section 35.2(b) of the CFTC Regulations.

     (iv) The economic terms of this Agreement, any Credit Support Document to which it is a party, and the Sole Transaction has been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, any such Credit Support Document and such Transaction (including, without limitation, pricing, cost and credit enhancement terms), within the meaning of Section 35.2(c) of the CFTC Regulations.

     (v) It has entered into this Agreement (including the Sole Transaction) in conjunction with its line of business (including financial intermediation services) or the financing of its business, within the meaning of the CFTC Swap Policies Statement.

(d) Relationship between Parties. In connection with the negotiation of, the entering into, and the confirming of this Agreement, and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into, and the confirming of the execution of the Sole Transaction, each party will be deemed to represent, to the other party as of the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for such Transaction):

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Sole Transaction and as to whether the Sole Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral)


                                     B-2-7
of the other party as investment advice or as a recommendation to enter into the Sole Transaction; it being understood that information and explanations related to the terms and conditions of the Sole Transaction shall not be considered investment advice or a recommendation to enter into the Sole Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Sole Transaction.

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Sole Transaction. It is also capable of assuming, and assumes, the risks of the Sole Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of the Sole Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm's length negotiations between the parties.

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Sole Transaction.

Related Transactions. It is aware that each other party to this Agreement and its Affiliates may from time to time (A) take positions in instruments that are identical or economically related to the Sole Transaction or (B) have an investment banking or other commercial relationship with the issuer of an instrument underlying the Sole Transaction.

(e) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

(f) Consent to Telephonic Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this Agreement, including the Sole Transaction; and the parties waive any further notice of such monitoring or recording and agree to give proper notice and obtain any necessary consent of such personnel for any such monitoring or recording.

(g) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

"to another account in the same legal and tax jurisdiction as the original account."

Part 6
Trust/Trustee/Rating Agency Provisions

(a) Definitions of Certain Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") that relates to the Long Beach Mortgage Loan Trust 2002-2 Asset Backed Certificates, Series 2002-2 (the "Certificates"), dated as June 1, 2002 and as entered into among the Depositor, the Master Servicer, the Guarantor, the Trustee and the Trust Administrator. In the case of any inconsistency between this Agreement and such terms, this Agreement will prevail.

(b) Sole Transaction. Notwithstanding anything else in this Agreement to the contrary, the Transaction contemplated by the Confirmation (Reference: 223318N) between the parties hereto and dated as of the date hereof are and will be the only Transaction governed by this Agreement (the "Sole Transaction").

(c) Limited Recourse to Party B. Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on a Distribution Date to the extent funds are available therefor under Sections 4.01(a)(iii), and 4.01(d)(ii)(m) of the Pooling and Servicing Agreement (as evidenced by each Remittance Report to be delivered by Party B to Party A hereunder) and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute an Event of Default caused by Party B to the extent of such unavailability or insufficiency until the Distribution Date on which Party B has funds available for distribution


                                     B-2-8
pursuant to such Sections sufficient to pay such prior deficiency (absent fraud, negligence and willful misconduct on the part of the Trustee).

(d) No Bankruptcy Petition. Prior to the date that is one-year and one-day after the date upon which Party B is terminated in accordance with the terms of the Pooling and Servicing Agreement, Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, provided that nothing herein shall preclude, or be deemed to estop, Party A from (i) taking any action prior to the expiration of the aforementioned one-year and one-day period (A) in any case or proceeding voluntarily filed or commenced by Party B, or (B) in any involuntary case or insolvency proceeding filed or commenced against Party B by a person other than Party A, or (ii) commencing against Party B or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or like proceeding.

(e) Notwithstanding anything else to the contrary herein or in the Confirmation, any outstanding obligations of the Parties hereunder (including without limitation the obligation of Party B to pay the full amount of all Cap Premiums, Group I Termination Payment and Group II Termination Payment, if any, and accrued interest thereon) shall survive the stated termination date of the Sole Transaction and will only be discharged upon the payment in full of all such amounts.

(f) In no event shall either Party A or Party B be entitled to:

     (i) set-off its payment obligations in respect of the Sole Transaction against the payment obligations of the other party (whether by counterclaim or otherwise) that do not relate to the Sole Transaction, or

     (ii) net the payment obligations of the other party that are not with respect to the Sole Transaction against the payment obligations of such party under the Sole Transaction,

     it being the intention of the parties that their payment obligations under the Sole Transaction be treated separate and apart from all other obligations. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of the Sole Transaction shall be determined without regard to any obligation other than those under the Sole Transaction, it being the intention of the parties that their payment obligations under the Sole Transaction be treated separate and apart from all other obligations.

(g) Scope of Obligations of Trust Administrator. The parties hereto agree that:

     (i) This Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely in its capacity as the Trust Administrator for Party B, for the exclusive benefit of the Holders of the Certificates of the Trust and in the exercise of the powers and authority conferred and vested in the Trust Administrator under the Pooling and Servicing Agreement.

     (ii) Each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trust Administrator but is made and intended for the purpose of binding only the Trust.

     (iii) Under no circumstances shall the Trust Administrator in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligations, representations, warranty or covenant made or undertaken by the Trust under this Agreement.

     (h) Rating Agency Downgrade. In the event that Party A's short term unsecured and unsubordinated debt rating is withdrawn or reduced below "F-1" by Fitch, Inc. ("Fitch"), its short term unsecured and unsubordinated debt rating is withdrawn or reduced to below "A-1" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"), or its short term unsecured and unsubordinated debt rating is withdrawn or reduced to below "P-1" by Moody's Investors Service, Inc. ("Moody's" and together with Fitch and S&P, the "Swap Rating Agencies", and such rating thresholds, "Approved Rating Thresholds"), within 30 days of such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade each such Swap Rating


                                     B-2-9

Agency has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), then Party A shall (1) obtain a replacement ISDA Interest Rate and Currency Exchange Agreement and confirmation with another counterparty with the Approved Rating Thresholds and approved by Party B (which approval shall not be unreasonably withheld) on terms substantially similar to this Master Agreement and the related Confirmation (2) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, Party A's obligations under this Master Agreement and the related Confirmation; provided that such other person is approved by Party B, such approval not to be unreasonably withheld, (3) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates; or (4) establish any other arrangement satisfactory to the applicable Swap Rating Agency which will be sufficient to restore the immediately prior ratings of the Certificates; provided in each case that the Trust Administrator has received a letter from each of the Swap Rating Agencies confirming the then-current rating of the Certificates.

(i) Additional Termination Events. Additional Termination Events will apply. The following shall constitute an Additional Termination Event:

     (A) A Rating Agency Downgrade has occurred and Party A has not, within 30 days, complied with Part 6(h) hereof.

     (B) The Trust relating to the Certificates is terminated and there are outstanding amounts owed under this Agreement by one or both Parties. In the event of the termination of the Trust or the retirement of the Certificates, in either case pursuant to Section 9.01of the Pooling and Servicing Agreement, then an Additional Termination Event will have occurred that constitutes a Cap Default within the meaning and for the purposes of first clause of Section 4.01(a)(iii).

     Party A will be the sole Affected Party with respect to an Additional Termination Event described in Part 6(i)(A), Party B will be the sole Affected Party with respect to an Additional Termination Event described in either of Parts 6(i)(B) and -(C), and in each such case the Transaction will be an Affected Transaction.

(k) No suspension of payments. Notwithstanding Section 2(a)(iii) of this Agreement, Party A and Party B shall not suspend any payments due under a Transaction under Section 2(a)(iii), except as provided herein or in the Confirmation.

(l) Replacement. Party A agrees that if Party B has a right to designate an Early Termination Date pursuant to Part 6(i)(A) above, then, upon the request of Party B, Party A shall procure a replacement transaction at its own expense (and at no expense to Party B) with a swap counterparty on the same terms as this Agreement mutatis mutandis, or else with such amendments to the terms of this Agreement as have been approved by Moody's, S&P and Fitch ("Replacement Transaction").

(m) The Trust Administrator hereby agrees that it shall not consent to any modifications, transfer or assignment of this Agreement unless it has received written confirmation from each of the Swap Rating Agencies that the then-current rating of the Certificates will not be reduced or withdrawn.

(n) Section 5(a) of the Agreement is hereby amended by inserting the following clause (ix) at the end thereof:

     (ix) With respect to the Pooling and Servicing Agreement, in the event
     Section 4.01 or any definitions or specific provisions relating to the Cap Agreement is amended without the written prior consent of Party A in a manner that, in Party A's reasonable and good faith discretion, adversely affects the rights or obligations of Party A hereunder or in the Confirmation, then an Event of Default will have occurred with respect to Party B, it being understood that Party B also hereby covenants and undertakes not to so amend the Pooling and Servicing Agreement.


                                     B-2-10

IN WITNESS WHEREOF, Party A and Party B have caused this Schedule to be duly executed as its act and deeds of the date first written above.

Westdeutsche Landesbank Girozentrale, Long Beach Mortgage Loan Trust 2002-2
acting through its New York Branch      Asset-Backed Certificates, Series 2002-2


                                        By: Deutsche Bank National Trust Company
                                            not in its individual capacity but
                                            solely  as the Trust Administrator


By:                                     By:
   ----------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:


By:
    ---------------------------------
Name:
Title:


                                     B-2-11

June 4, 2002

                                   TRANSACTION

Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2
Attn.: Swaps Documentation
Fax:   714-247-6478

Our Reference: 223318N

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Westdeutsche Landesbank Girozentrale, New York Branch, ("Party A") and Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2 "Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 2000 ISDA Definitions, (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms a part of, and is subject to, the Master Agreement including the Schedule thereto dated as of June 4, 2002, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts would otherwise be payable in the same currency by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of laws doctrine.


                                     B-2-12

2. Subject to Part 7 of the Schedule, the terms of the particular Transaction, which is a Rate Cap Transaction, to which this Confirmation relates are as follows:

     Fixed Rate Payer Notional Amount:               See Amortization Schedule, Section 7, Schedule A

     Floating Rate Payer Notional Amount:            See Amortization Schedule, Section 7, Schedule B

     Trade Date:                                     May 23, 2002

     Effective Date:                                 June 4, 2002

     Termination Date:                               May 26, 2005 subject to adjustment in accordance with
                                                     the Following Business Day Convention

Fixed Amounts:

     Fixed Rate Payer:                               Party B

     Fixed Rate Payer Payment Date:                  Each 25th day of each month of each year commencing
                                                     July 25, 2002 through and including the Termination
                                                     Date, subject to adjustment in accordance with the
                                                     Following Business Day Convention

     Fixed Rate:                                     0.82 percent

     Fixed Rate Payer Count Fraction:                Actual/360

Floating Amounts:

     Floating Rate Payer:                            Party A

     Cap Rate:                                       5.00 percent

     Floating Rate Payer Payment Dates:              Each 25th  of each month of each year  commencing
                                                     July 25, 2002 through and including the Termination
                                                     Date, subject to adjustment in accordance with the
                                                     Following Business Day Convention

     Floating Rate for initial Calculation Period:   To be determined

     Floating Rate Option:                           USD-LIBOR-BBA

     Designated Maturity:                            (1) month

     Spread:                                         None

     Floating Rate Day Count Fraction:               Actual/360

     Reset Dates:                                    The first day of each Floating Rate Payer Calculation
                                                     Period

     Rate Cut-off Dates:                             Inapplicable


                                     B-2-13

     Method of Averaging:                            Inapplicable

     Compounding:                                    Inapplicable

     Business Days for payment:                      London and New York

     Calculation Agent:                              WestLB

     Set Off:                                        Applies. Party A may set off any Fixed Amount
                                                     previously due on a prior Fixed Rate Payer Payment
                                                     Date that remains unpaid as of a Floating Rate Payer
                                                     Payment Date against any Floating Amount owed by it
                                                     to Party B on such Floating Rate Payer Payment Date.

3.   Credit Support Documents:

     Party A Credit Support Documents:               As provided in the Agreement, if any

     Party B Credit Support Documents:               As provided in the Agreement, if any

4.   Account Details:

     Payments to Party A:                            Chase Manhattan Bank, NY
                                                     ABA#:  021000021
                                                     Acct.#:  001-1-621398
                                                     Acct. Name:  WestLB-NY Derivatives
                                                     Ref: 223318N
                                                     Swift Code: WELAUS3XGDG

     Payments to Party B:                            Please Advise.

5.   Offices:

               The Office of Party A for the Transaction is New York.

               The Office of Party B for the Transaction is Santa Ana.

6.   Addresses for Notices:

               Address for notices or communications to Party A:

               Westdeutsche Landesbank Girozentrale
               1211 Avenue of the Americas, 26th Floor
               New York, NY  10036-8701
               Attn.:  Derivatives Operations
               Tel:  (212) 597-8580
               Fax: (212) 597-8592


                                     B-2-14

               Address for notices or communications to Party B:

               Wachovia Bank, National Association
               401 South Tryon Street,
               Charlotte, NC 28288
               Phone: [Please Advise]
               Fax: [Please Advise]

               With a copy to:
               Deutsche Bank National Trust Company
               1761 East St. Andrews Place
               Santa Ana, CA 92705
               Phone: 714-247-6000
               Fax: 714-247-6478

5. Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention

Schedule A:

For the period from and including:   to but excluding:    Notional Amount (USD)

June 4, 2002                         July 25, 2002            85,557,309.48
July 25, 2002                        August 25, 2002          84,815,764.50
August 25, 2002                      September 25, 2002       83,941,120.76
September 25, 2002                   October 25, 2002         82,934,851.35
October 25, 2002                     November 25, 2002        81,799,055.83
November 25, 2002                    December 25, 2002        80,536,412.57
December 25, 2002                    January 25, 2003         79,150,353.66
January 25, 2003                     February 25, 2003        77,613,876.33
February 25, 2003                    March 25, 2003           75,963,188.07
March 25, 2003                       April 25, 2003           74,203,674.39
April 25, 2003                       May 25, 2003             72,342,475.80
May 25, 2003                         June 25, 2003            70,385,921.43
June 25, 2003                        July 25, 2003            68,360,079.27
July 25, 2003                        August 25, 2003          66,266,556.29
August 25, 2003                      September 25, 2003       64,132,907.98
September 25, 2003                   October 25, 2003         61,961,477.40
October 25, 2003                     November 25, 2003        59,768,123.49
November 25, 2003                    December 25, 2003        57,757,563.06
December 25, 2003                    January 25, 2004         55,755,610.06
January 25, 2004                     February 25, 2004        53,819,233.63
February 25, 2004                    March 25, 2004           51,913,701.41
March 25, 2004                       April 25, 2004           50,067,610.46
April 25, 2004                       May 25, 2004             48,233,216.56


                                   B-2-15

May 25, 2004                         June 25, 2004            45,405,979.40
June 25, 2004                        July 25, 2004            42,753,386.09
July 25, 2004                        August 25, 2004          40,259,569.94
August 25, 2004                      September 25, 2004       37,932,636.82
September 25, 2004                   October 25, 2004         35,743,479.56
October 25, 2004                     November 25, 2004        33,714,362.93
November 25, 2004                    December 25, 2004        32,447,448.82
December 25, 2004                    January 25, 2005         31,207,579.88
January 25, 2005                     February 25, 2005        30,010,265.31
February 25, 2005                    March 25, 2005           28,835,774.18
March 25, 2005                       April 25, 2005           27,701,344.00
April 25, 2005                       May 25, 2005             26,604,007.66


                                     B-2-16

For the period from and including:   to but excluding:    Notional Amount:

Schedule B:

June 4, 2002                         July 25, 2002        412,324,383.04
July 25, 2002                        August 25, 2002      402,963,946.36
August 25, 2002                      September 25, 2002   393,716,946.49
September 25, 2002                   October 25, 2002     384,578,297.99
October 25, 2002                     November 25, 2002    375,543,584.52
November 25, 2002                    December 25, 2002    366,609,059.14
December 25, 2002                    January 25, 2003     357,771,641.47
January 25, 2003                     February 25, 2003    349,028,911.29
February 25, 2003                    March 25, 2003       340,379,098.49
March 25, 2003                       April 25, 2003       331,825,935.57
April 25, 2003                       May 25, 2003         323,368,662.04
May 25, 2003                         June 25, 2003        315,082,601.98
June 25, 2003                        July 25, 2003        307,008,030.74
July 25, 2003                        August 25, 2003      299,139,556.76
August 25, 2002                      September 25, 2003   291,471,925.92
September 25, 2003                   October 25, 2003     284,000,018.10
October 25, 2003                     November 25, 2003    276,718,843.74
November 25, 2003                    December 25, 2003    269,623,540.50
December 25, 2003                    January 25, 2004     262,709,370.00
January 25, 2004                     February 25, 2004    255,971,714.72
February 25, 2004                    March 25, 2004       249,406,074.81
March 25, 2004                       April 25, 2004       243,008,065.20
April 25, 2004                       May 25, 2004         236,773,412.57
May 25, 2004                         June 25, 2004        230,697,952.60
June 25, 2004                        July 25, 2004             0.00
July 25, 2004                        August 25, 2004           0.00
August 25, 2004                      September 25, 2004        0.00
September 25, 2004                   October 25, 2004          0.00
October 25, 2004                     November 25, 2004         0.00
November 25, 2004                    December 25, 2004         0.00
December 25, 2004                    January 25, 2005          0.00
January 25, 2005                     February 25, 2005         0.00
February 25, 2005                    March 25, 2005            0.00
Mar 25, 2005                         April 25, 2005            0.00
April 25, 2005                       May 25, 2005              0.00


                                     B-2-17

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile at
(212) 597-8592. No hard copy of this will follow. If you require hard copies, please contact Derivatives Operations, Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, 26th Floor, New York, NY 10036-8701, tel: (212) 597-8580. If you have any questions payments or resets, please contact our Business Area Control Group at (212) 597-8580.

We are happy to have completed this transaction with you.

Yours Sincerely,

WESTDEUTSCHE LANDESBANK GIROZENTRALE
NEW YORK BRANCH


By:
   ---------------------------------
   Name:
   Title:


By:
   ---------------------------------
   Name:
   Title:

Accepted and Confirmed as of
The date first above written:

LONG BEACH MORTGAGE LOAN TRUST 2002-2 ASSET-BACKED CERTIFICATES, SERIES 2002-2


By:
   ---------------------------------
   Name:
   Title:


                                     B-2-18

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

          This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated May 30, 2002, between Long Beach Securities Corp., a Delaware corporation (the "Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the "Seller").

                              Preliminary Statement

          The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool constituting the trust fund. The trust fund will be evidenced by fixed rate and adjustable rate asset backed certificates designated as Long Beach Mortgage Loan Trust Series 2002-2, Asset-Backed Certificates 2002-2 (the "Certificates"). The Certificates will consist of seventeen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2002 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Wachovia Bank, National Association, as trustee (the "Trustee"), Deutsche Bank National Trust Company as trust administrator (the "Trust Administrator"), Fannie Mae, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates (the "Guarantor"), and the Seller, as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          The parties hereto agree as follows:

          SECTION 1. Agreement to Purchase.

          The Seller agrees to sell, and the Purchaser agrees to purchase, on or before June 1, 2002 (the "Closing Date"), certain fixed-rate and adjustable-rate conventional residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on June 1, 2002 (the "Cut-off Date") of approximately $____________ after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

          SECTION 2. Mortgage Loan Schedule.

          The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

          SECTION 3. Consideration.

          In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8 hereof, (i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net sale proceeds of the Class A Certificates, the Class S1 Certificates and the Mezzanine Certificates and (ii) deliver to Long Beach Asset Holdings Corp. upon the order of the Seller the Class S2 Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates (the "Long Beach Certificates").

          The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

          Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Mortgage Loans (other than Sections 17 and 18 hereof), together with its rights under this Agreement.

          SECTION 4. Transfer of the Mortgage Loans.

          (a) Possession of Mortgage Files. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and promptly transferred to the Trustee. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered promptly to the Purchaser or as otherwise directed by the Purchaser. All amounts received by the Seller after the Cut-off Date but prior to the date hereof with respect to the Mortgage Loans, to which amounts the Seller is not entitled, will be deposited into the Collection Account within one Business Day after the Closing Date;

          (b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

               (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

               (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

               (iii) an original Assignment executed in blank;

               (iv) the original Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

               (vi) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

          The Seller shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Seller and the Purchaser), following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage, submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in clause (iii) above in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if either (x) the Trustee, the Guarantor and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Guarantor and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note, or (y) each Rating Agency shall have determined that no such opinion is required for such Rating Agency to assign the initial ratings to the Class A Certificates, the Class S1 Certificates, the Mezzanine Certificates and the NIMS Notes; provided, however, that notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller,
(iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

          If any document referred to in Section 4(b)(ii), Section 4(b)(iii) or
Section 4(b)(iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Purchaser of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Purchaser upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.

          (c) Acceptance of Mortgage Loans. The documents delivered pursuant to
Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

          (d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement (other than Sections 17 and 18 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

          (e) Examination of Mortgage Files. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans with respect to which the Seller's representations and warranties contained in this Agreement are not correct, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

          SECTION 5. Representations, Warranties and Covenants of the Seller.

          The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

               (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

               (ii) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, receivership, conservatorship, arrangement, moratorium and other similar laws relating to creditors' rights generally and (b) the general principles of equity, whether such enforcement is sought in equity or at law;

               (iii) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and does not
     (A) result in a breach of any term or provision of the charter or by-laws of the Seller, (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property or (C) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

               (iv) No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

               (v) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to
     Section 203 and Section 211 of the National Housing Act;

               (vi) No litigation or proceeding is pending or, to the best knowledge of the Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

               (vii) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any Affiliate of the Purchaser, the Guarantor or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement contains any untrue statement of a material fact, or omits a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

               (viii) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

               (ix) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

               (x) The Seller (A) is a solvent entity and is paying its debts as they become due, (B) immediately after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the Purchaser with the intent to hinder, delay or defraud any of its creditors;

               (xi) The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

               (xii) Seller currently operates or actively participates in an on-going business (A) to originate single family mortgage loans, and/or (B) to make periodic purchases of single family mortgage loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by single family mortgage loans, a portion of which loans are made to borrowers who are low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income.

          SECTION 6. Representations and Warranties of the Seller Relating to
                     the Individual Mortgage Loans.

          The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date:

               (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is complete, true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

               (ii) [RESERVED];

               (iii) [RESERVED];

               (iv) Each Mortgage is a valid and enforceable first lien or second lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

               (v) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

               (vi) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

               (vii) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (viii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xii) below;

               (ix) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is at least in average repair;

               (x) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest does not involve the violation of any such laws;

               (xi) Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect, satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto (except that a Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule);

               (xii) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the Cut-off Date, or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and Trustee does not affect the validity or enforceability of such policy and each such policy was issued by a generally acceptable title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first or second, as the case may be, priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

               (xiii) Each Mortgage Loan was originated by the Seller (or, if generated on behalf of the Seller by a Person other than the Seller, is subject to the same standards and procedures used by the Seller in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

               (xiv) With respect to each Adjustable Rate Mortgage Loan on each Adjustment Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum

     Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

               (xv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

               (xvi) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

               (xvii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

               (xviii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and each Mortgage Note and Mortgage have been duly and validly executed by such parties;

               (xix) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

               (xx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xxi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxii) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

               (xxiii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the subprime mortgage servicing business.

               (xxiv) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

               (xxv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

               (xxvi) None of the Mortgage Loans provide for primary mortgage insurance;

               (xxvii) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (xxvii) and in clause (xxviii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               (xxviii) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

               (xxix) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the Seller nor any other entity involved in originating or servicing the Mortgage Loan has waived any default, breach, violation or event of acceleration;

               (xxx) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute property other than real property under state law. Each manufactured housing constituting any portion of any Mortgaged Property is a "single family residence" as defined in Section 25(e)(10) of the Code;

               (xxxi) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

               (xxxii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

               (xxxiii) Each Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines as described in the Prospectus Supplement as applicable to its credit grade;

               (xxxiv) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Seller's underwriting guidelines, and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

               (xxxv) None of the Mortgage Loans is a graduated payment Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

               (xxxvi) With respect to each Mortgage Loan, the related Mortgagor shall not fail to make the first Monthly Payment due under the terms of the Mortgage Loan by the second succeeding Due Date after the Due Date on which such Monthly Payment was due;

               (xxxvii) Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

               (xxxviii) To the best of the Seller's knowledge no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (xxxix) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xl) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting with such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law. No Mortgage Loan has a Prepayment Charge for a term in excess of five years from the date of its origination;

               (xli) The Loan-to-Value Ratio for each Mortgage Loan was no greater than 100% at the time of origination;

               (xlii) The first date on which each Mortgagor must make a payment on the related Mortgage Note is no later than 60 days from the date of this Agreement;

               (xliii) [Reserved];

               (xliv) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

               (xlv) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               (xlvi) There is no proceeding pending, or to best of the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

               (xlvii) None of the Mortgage Loans is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law and any breach of this representation will be deemed to materially and adversely affect the value of the related loan;

               (xlviii) No proceeds from any Mortgage Loans were used to finance single-premium credit insurance policies;

               (xlix) The Seller did not select the Mortgage Loans with the intent to adversely affect the interests of the Purchaser; and

               (l) The Seller has not received any notice that any Mortgagor has field for any bankruptcy or similar legal protection.

          SECTION 7. Repurchase Obligation for Defective Documentation and for
                     Breach of Representation and Warranty.

          (a) The representations and warranties contained in Section 5 (ix) and
Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans.

          Upon discovery by the Seller, the Guarantor the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's initial certification), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser, the Guarantor or the Purchaser's assignee, transferee or designee in any Mortgage Loan, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either
(i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price (as defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans; provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge and such Prepayment Charge has been triggered pursuant to the terms of the related Mortgage Note, then in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price (as defined in the Pooling and Servicing Agreement), the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price (as defined in the Pooling and Servicing Agreement) in accordance with
Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with
Section 2.03 of the Pooling and Servicing Agreement and any remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing Agreement.

          (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

          SECTION 8. Closing; Payment for the Mortgage Loans.

          The closing of the purchase and sale of the Mortgage Loans shall be held at the Fifth Avenue, New York City office of Heller Ehrman White & McAuliffe LLP, at 10:00 am New York City time on the Closing Date.

          The Purchaser's obligation to close the transactions contemplated by this Agreement shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

          (d) All other terms and conditions of this Agreement to be complied with by Seller, shall have been complied with.

          Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds and delivery of the Long Beach Certificates to Long Beach Asset Holdings Corp.

          SECTION 9. Closing Documents.

          Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

          (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Greenwich Capital Markets, Inc., as representative of the several underwriters (the "Representative") and the Guarantor may rely and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of the State of Delaware;

          (b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the Representative and the Guarantor may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

          (c) An Opinion of Counsel of the Seller (which may be in-house counsel of the Seller), dated the Closing Date and addressed to the Purchaser, the Representative and the Guarantor;

          (d) Such opinions of counsel as the Rating Agencies, the Representative, the Trustee, or the Guarantor may reasonably request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

          (e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of Terms--Mortgage Loans," "Risk Factors," "The Mortgage Pool," and "Long Beach Mortgage Company," agrees with the records of the Seller;

          (f) The Seller shall deliver to the Purchaser for inclusion in the Prospectus Supplement under the caption "Long Beach Mortgage Company" or for inclusion in other offering materials, such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Representative may reasonably request;

          (g) Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates (as defined in the Prospectus Supplement); and

          (h) Such further information, certificates, opinions and documents as the Purchaser, the Guarantor or the Representative may reasonably request.

          SECTION 10. Costs.

          The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale and non-consolidation of the mortgage loans, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus Supplement, the Information Supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller and the fees charged by any Rating Agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

          SECTION 11. Servicing.

          The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

          SECTION 12. Mandatory Delivery; Grant of Security Interest.

          The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to (i) the Purchaser's right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to
Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price or shall not have delivered or caused to be delivered the Long Beach Certificates to Long Beach Asset Holding Corp., or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price or not to deliver or cause to be delivered the Long Beach Certificates to Long Beach Asset Holding Corp, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

          SECTION 13. Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1100 Town & Country Road, Suite 1650, Orange, California 92868,
Attention: General Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1100 Town & Country Road, Suite 1650, Orange, California 92868,
Attention: General Counsel, or to such other address as the Seller may designate in writing to the Purchaser.

          SECTION 14. Severability of Provisions.

          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15. Agreement of Parties.

          The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 16. Survival.

          The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

          SECTION 17. Indemnification, Representative.

          (a) The Seller will indemnify and hold harmless each of (i) the Purchaser and (ii) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") ((i) and
(ii) together, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities, to which the Indemnified Party may become subject, under the 1933 Act or otherwise, and will reimburse each Indemnified Party for any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, expenses, damage, liability or action insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated June 30, 2002 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Class A-2 Certificates, the Class S-2 Certificates and the Mezzanine Certificates, representing interests in the Mortgage Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Class S2 Certificates, Class C Certificates, Class P Certificates and Class R Certificates, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Terms--Mortgage Loans," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller), "The Mortgage Pool" and "Long Beach Mortgage Company" and, with respect to any Private Placement Memorandum, any information of a comparable nature,
(ii) the data files containing information with respect to the Mortgage Loans as transmitted electronically to the Purchaser by the Seller or any of its affiliates (as such transmitted information may have been amended in writing by the Seller or any of its affiliates and received by the Purchaser subsequent to transmission) specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Terms--Mortgage Loans," "Risk Factors" (but only to the extent that the information under "Risk Factors" has been furnished by the Seller) and "The Mortgage Pool" and, with respect to any Private Placement Memorandum, any information of a comparable nature or (iii) any representation, warranty or covenant made by the Seller or any affiliate of the Seller in this Agreement and the Pooling and Servicing Agreement, on which the Indemnified Party has relied ((i) through (iii) collectively "Seller Information"), provided however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based only upon matters set forth in clause (1) above. The Seller's liability under this Section 17 shall be in addition to any other liability the Seller may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Seller, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Seller's Information and will reimburse the Seller and any controlling person for any legal or other expenses reasonably incurred by such Seller and any controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to clause 17(a) and by the Seller, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the prior written consent of the indemnified party or, if (i) such settlement does not include a statement as to, or on admission of fault, culpability or failure to act by or on behalf of the indemnified party and (ii) such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the prior written consent of the indemnified party.

          (d) If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 17 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Seller on grounds of policy or otherwise, the Seller on the one hand and the Purchaser on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Seller on the one hand and the Purchaser on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other hand from the sale of the Mortgage Loans; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of [____]% of the aggregate initial principal balance of the Mortgage Loans. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Seller on the one hand and the Purchaser on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Purchaser on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Seller shall be deemed to be equal to the total net proceeds from the sale (before deducting expenses) plus the value of all Certificates retained by the Seller or one of its affiliates and benefits received by the Purchaser shall be deemed to be equal to [____]% of the aggregate initial principal balance of the Mortgage Loans. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Seller on the one hand or the Purchaser on the other hand. The Seller and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (e) the Representative shall not be required to contribute any amount in excess of the amount by which the total price at which the related Offered Certificates (as defined in the Prospectus Supplement) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Representative has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 17, each person, if any, who controls the Purchaser within the meaning of the Securities Act or the 1934 Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person, if any, who controls the Seller within the meaning of either the Securities Act or the 1934 Act and each director of the Seller shall have the same rights to contribution as the Seller, subject in each case to the applicable terms and conditions of this paragraph 17(e).

          (f) The indemnity and contribution agreements contained in this
Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Seller and their respective directors or officers or any person controlling the Seller, and
(iii) acceptance of and payment for any of the Certificates.

          SECTION 18. Indemnification, Guarantor.

          (a) [reserved]

          SECTION 19. GOVERNING LAW.

          THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND
RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 20. Miscellaneous.

          This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

          SECTION 21. Third Party Beneficiary.

          The Trustee shall be a third party beneficiary hereof (except with respect to Section 17 and Section 18) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 and
Section 18 hereof. The Representative, on behalf of the underwriters, shall be a third party beneficiary hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto. The Guarantor shall be a third party beneficiary hereof solely with respect to
Section 18 and shall be entitled to enforce the provisions of Section 18 as if it were a party hereto.

          IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                           LONG BEACH SECURITIES CORP.


                                           By:
                                              ----------------------------------
                                           Name:    Jeffery A  Sorensen
                                           Title:   Vice President


                                           LONG BEACH MORTGAGE COMPANY


                                           By:
                                              ----------------------------------
                                           Name:    Jeffery A  Sorensen
                                           Title:   First Vice President

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]

                                   EXHIBIT E-1

                               REQUEST FOR RELEASE
                      (for Trust Administrator /Custodian)

Loan Information

     Name of Mortgagor:
                           --------------------------------------------

     Master Servicer
     Loan No.:
                           --------------------------------------------

Trust Administrator /Custodian

     Name:
                           --------------------------------------------

     Address:
                           --------------------------------------------

     Trust Administrator/
     Custodian
     Mortgage File No.:
                           --------------------------------------------

Depositor

     Name:                 LONG BEACH SECURITIES CORP.

     Address:
                           --------------------------------------------

     Certificates:         Long Beach Mortgage Certificates, Series 2002-2.

     The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trust Administrator for the Holders of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2002, among the Trust Administrator, the Trustee, the Depositor, Federal National Mortgage Association and the Master Servicer (the "Pooling and Servicing Agreement").

(a) Promissory Note dated _______________, 20________, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

(b) Mortgage recorded on _____________________ as instrument no. _______________
________________ in the County Recorder's Office of the County of ______________
_________________, State of ____________ in book/reel/docket ___________________
of official records at page/image _____________.

(c) Deed of Trust recorded on ___________________ as instrument no. ____________ ________________ in the County Recorder's Office of the County of ______________
_________________, State of ____________________ in book/reel/docket ___________
_________________ of official records at page/image ______________.

(d) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f) _____________________________________________

(g) _____________________________________________

(h) _____________________________________________

(i) _____________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                              LONG BEACH MORTGAGE COMPANY


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES
                                  SERIES 2002-2

____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:                                 BORROWER'S NAME:
            ------------------                               -------------------

COUNTY:
       -----------------------

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                                      DATED:
                                                            --------------------


-----------------------------------
/ / VICE PRESIDENT


/ / ASSISTANT VICE PRESIDENT

                                   EXHIBIT F-1

               FORM OF TRUST ADMINISTRATOR'S INITIAL CERTIFICATION

                                                     [Date]

Long Beach Securities Corp.                          Long Beach Mortgage Company
1100 Town & Country Road                             1100 Town & Country Road
Orange, California 92868                             Orange, California 92868

Federal National Mortgage Association
3900 Wisconsin Avenue, NW
Washington, DC  20016

          Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Long Beach Securities Corp., Long Beach Mortgage Company, Federal National Mortgage Association, Wachovia Bank, National Association and Deutsche Bank National Trust Company, Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2

Ladies and Gentlemen:

     Pursuant to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trust Administrator on behalf of the Trustee, hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling and Servicing Agreement) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trust Administrator
                                             on behalf of the Trustee


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                   EXHIBIT F-2

                FORM OF TRUST ADMINISTRATOR'S FINAL CERTIFICATION

                                                     [Date]

Long Beach Securities Corp.                          Long Beach Mortgage Company
1100 Town & Country Road                             1100 Town & Country Road
Orange, California 92868                             Orange, California 92868

Federal National Mortgage Association
3900 Wisconsin Avenue, NW
Washington, DC  20016

          Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among Long Beach Securities Corp., Long Beach Mortgage Company, Federal National Mortgage Association, Wachovia Bank, National Association and Deutsche Bank National Trust Company, Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trust Administrator on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trust Administrator for the benefit of Wachovia Bank, National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

          (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (c) an original Assignment in blank;

          (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

          (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

     The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trust Administrator
                                             on behalf of the Trustee


                                             By:
                                                    ----------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                    ----------------------------

                                   EXHIBIT G-1

                          SPECIAL INFORMATION WORKSHEET

VII, Ch 3, Exhibit 1: Special Information Worksheet (for Military Indulgence) (09/30/96)

Check One: ________ Initial Submission _______ Supplemental Submission

Servicer's Fannie Mae Identification Number (9-digits): ________________________

Fannie Mae Loan Number (10 digits): ____________________________________________

Lender Loan Number: ____________________________________________________________

Remittance Option (Check one):
_________      Actual/Actual (A/A)
_________      Scheduled/Actual (S/A)
_________      Scheduled/Scheduled (Portfolio), also called MRS or MBS-Acquired
_________      Scheduled/Scheduled (MBS), also called MBS Swaps

Amortization Method (Check one):
_________      Standard
_________      Interest Subsidy
_________      Other (Prior Approval Required)

Temporary Interest Rate: ___________%  Temporary P&I Installment________________

Effective Start Date (MMYY): _______   Current Pass-Through Rate: _______[____]%

LPI Date (MMYY): ___________________

UPB: $______________________________

Expected End Date (MMYY): __________   Actual End Date (MMYY): _________________

Next Scheduled ARM Adjustment Date, if applicable (MMYY): _______________

Has additional forbearance been extended?   _____ Yes    _____ No

If so, describe the terms of the agreement, including when it begins and ends. [Attach Request for Military Indulgence (Form 180) if one was obtained.]
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Servicer Name & Address
________________________________________________________________________________

Signed: ________________________________________________________________________

Typed Name and Title: __________________________________________________________
Contact Phone No.: ___________________________________________

                                   EXHIBIT G-2

                         REQUEST FOR MILITARY INDULGENCE

Request For Military Indulgence
----------------------------------------------------------------------------------------------------------------------
This Form Does Not Affect Your Rights Under The Soldiers' and Sailors' Civil Relief Act
----------------------------------------------------------------------------------------------------------------------
Loan Number                                                  FHA/VA/MI Case Number

----------------------------------------------------------------------------------------------------------------------
Mortgagor (or Trustee)

----------------------------------------------------------------------------------------------------------------------
Address of Property

----------------------------------------------------------------------------------------------------------------------
                                                         and
--------------------------------------------------------     ---------------------------------------------------------
mortgagors, trustors or present owners, hereinafter referred to as "Mortgagor," make the following statement:

1.   Name of Person in Military Service _____________________________ Date of Birth ____________

2.   If the person in Military Service is not the Mortgagor, what is his or her relationship to the Mortgagor?

3.   Date of Induction Order or Entry into       4.   Service Number     5.  Approximate Years of any Previous
     Military Service                                                        Military Service
                                                                             From                   To
                                                                             From                   To
----------------------------------------------------------------------------------------------------------------------
6.   Present Military Address                         7.  Rank and Branch Service   8.  Pay Grade

----------------------------------------------------------------------------------------------------------------------
9.   Present Address of Mortgagor's Family                                 10.  Relationship and Age of Each
                                                                           Dependent

----------------------------------------------------------------------------------------------------------------------
11.  Name and Address of Employer immediately prior to Military Service.   12.  Total Monthly Earnings and Income of
                                                                                Mortgagor immediately prior to
                                                                                Military Service.

----------------------------------------------------------------------------------------------------------------------
13.  Total Monthly Earnings and Income of Mortgagor (Including Spouse, Other
     Members of Household, Other Persons Liable for Payment of Mortgage
     Indebtedness) After Entry into Military Service:

a.   Base Service Pay                b.   Contribution to Family Allotment          c.   Net Pay ("a" minus "b")

----------------------------------------------------------------------------------------------------------------------
d.   Family Allotment (same as "b"   e.   Government Allowance for Dependent        f.   Subtotal ("d" minus "e")
     above

----------------------------------------------------------------------------------------------------------------------
g.   Other Income, including Allowance for Quarters and Subsistence, and Income of Members
     of Household                                                                                   $___________

h.   Total Income ("c" plus "f" plus "g")                                                           $___________

----------------------------------------------------------------------------------------------------------------------
14.  Describe other obligations and state Monthly Payments Required and what modifications will be made.

----------------------------------------------------------------------------------------------------------------------
15.  Present Occupants of Property and Relationship to       16.  If Property is Rented, Monthly Rental.
     Mortgagor.

----------------------------------------------------------------------------------------------------------------------
17.  Effect of Military Service on Family Income is as Follows:

----------------------------------------------------------------------------------------------------------------------
18.  Present mortgage installment

     $____________ Deposit, $______________ Interest, $______________ Principal, $_______________ Total

----------------------------------------------------------------------------------------------------------------------

By reason of the foregoing, the Mortgagor represents to the Federal National Mortgage Association (hereinafter referred to as the "Mortgagee"), that he or she is unable to meet the regular monthly installments or other obligations, if any, now due on the mortgage to the Mortgagee, or to become due during the period of military service (as defined by the Soldiers' and Sailors' Civil Relief Act, as amended,) and requests indulgence to the extent of being permitted during such period, unless previously notified to the contrary by the Mortgagee or the servicer of the Mortgage, to make monthly payments of $_______________ commencing on _____________________ to apply on such mortgage indebtedness, inclusive of any sums required to be paid to the Tax and Insurance Account.

The Mortgagor will (1) promptly notify the servicer of the Mortgage of any increase in his or her income from the property or from any other source, or any increase in the income of members of his or her household, or of other persons liable for the payment of the Mortgage, and pay a commensurate portion of such increases toward the reduction of the balance due upon the Mortgage; (2) increase the monthly payments proposed hereby to the extent that the Mortgagee or said servicer may hereafter determine to be necessary to cover any increase of taxes, assessments, insurance and other similar items; and (3) promptly notify said servicer, in writing, of the data of termination of such period of military service.

It is clearly understood that by the submission of the "Request for Military Indulgence", the Mortgagor does not waive any rights or benefits under the provision of the Soldiers' & Sailors' Civil Relief Act of 1940, as amended.


                                              ----------------------------------
                                                   Mortgagor


                                              ----------------------------------
                                                   Mortgagor

Dated
      -------------------------------------

Approved for Federal National Mortgage Association


By:
    ---------------------------------------
     (Servicer's Authorized Representative)


    ---------------------------------------
     (Servicer's Name)


    ---------------------------------------
     (Servicer's Address)


    ---------------------------------------

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

     Personally appeared before me the undersigned authority to administer oaths,________________________ who first being duly sworn deposes and says:
Deponent is_______________________________ of_________________ , successor by merger to________________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On ________________________, ________________________ did execute and deliver a promissory note in the principal amount of $___________________________.

     That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

     Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as Trust Administrator on behalf of Long Beach Mortgage Loan Trust 2002-2, to accept the transfer of the above described loan from Seller.

     Seller agrees to indemnify Deutsche Bank National Trust Company, Wachovia Bank, National Association, Long Beach Securities Corp. and Long Beach Mortgage Corporation harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.


By:
     ----------------------------------

     ----------------------------------
STATE OF                                   )
                                           )   SS:
COUNTY OF                                  )

     On this ______ day of ______________, 20__, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

     Witness my hand and Notarial Seal this _________ day of 20__.

------------------------------------

------------------------------------

My commission expires                                 .
                      -------------------------------

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Long Beach Mortgage Company
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Wachovia Bank, National Association
401 South Tryon Street, NC1179, 12th Floor
Charlotte, NC  28288-1179

Federal National Mortgage Association
3900 Wisconsin Avenue, NW
Washington, D.C.  20016

               Re:  Long Beach Mortgage Loan Trust 2002-2,
                    Asset-Backed Certificates, Series 2002-2

Ladies and Gentlemen:

     ___________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of the Class [____] Certificate of Long Beach Mortgage Loan Trust 2002-2, Asset-Backed Certificates, Series 2002-2, (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Wachovia Bank, National Association, as trustee (the "Trustee") and Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trust Administrator, the Trustee, Federal National Mortgage Association and the Master Servicer that the following statements in either (1) or (2) are accurate:

     _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. Section. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. Section. 2510.3-101; or

     _____ (2) The Transferee will provide an Opinion of Counsel to the Depositor, the Trustee, the Trust Administrator and the Master Servicer which establishes to the satisfaction of the Depositor, the Trust Administrator, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trust Administrator, the Master Servicer, the Trustee, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement.

     IN WITNESS WHEREOF, the Transferee executed this certificate.


                                    --------------------------------------------
                                    [Transferee]


                                    By:
                                        ----------------------------------------

                                    Name:
                                          --------------------------------------

                                    Title:
                                           -------------------------------------

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Wachovia Bank, National Association
401 South Tryon Street, NC1179, 12th Floor
Charlotte, NC  28288-1179

               Re:  Long Beach Mortgage Loan Trust 2002-2,
                    Asset-Backed Certificates Series 2002-2

Ladies and Gentlemen:

     In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Wachovia Bank, National Association, as trustee (the "Trustee") and Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

                                    Very truly yours,

                                    [NAME OF TRANSFEREE]


                                    By:
                                        ----------------------------------------
                                                Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Wachovia Bank, National Association
401 South Tryon Street, NC1179, 12th Floor
Charlotte, NC  28288-1179

               Re:  Long Beach Mortgage Loan Trust 2002-2,
                    Asset-Backed Certificates Series 2002-2

Ladies and Gentlemen:

     In connection with our acquisition of $______ Initial Certificate Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan Trust 2002-2 Asset-Backed Certificates, Series 2002-2 (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Wachovia Bank, National Association, as trustee (the "Trustee") and Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                    Very truly yours,

                                    [NAME OF TRANSFEREE]


                                    By:
                                        ----------------------------------------
                                                Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     _____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     _____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     _____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     _____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     _____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     _____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

     _____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
     Section 301(c) or (d) of the Small Business Investment Act of 1958.

     _____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                    --------------------------------------------
                                                Print Name of Buyer


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Date:
                                         ---------------------------------------

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     _____ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           -------------------------------------
                                           Print Name of Buyer or Adviser


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           IF AN ADVISER:


                                           -------------------------------------
                                                     Print Name of Buyer

                                           Date:
                                                 -------------------------------

                                    EXHIBIT K

                        TRANSFER AFFIDAVIT AND AGREEMENT

                     LONG BEACH MORTGAGE LOAN TRUST 2002-2,
                    ASSET-BACKED CERTIFICATES, SERIES 2002-2

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in the Class [___] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and Class I-S1 Certificates, Wachovia Bank, National Association, as trustee (the "Trustee") and Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is _____________.

     9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

     10. The Transferee is aware that the Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificate. The Transferee intends to pay taxes associated with holding the Certificate as they become due.

     11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its Vice President, attested by its Assistant Secretary, this ___ day of June, 2002.

                                           [TRANSFEREE NAME]


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

[Corporate Seal]

ATTEST:


---------------------
[Assistant] Secretary

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of June, 2002.


                                           -------------------------------------
                                                        NOTARY PUBLIC

                                           My Commission expires the __ day
                                           of ____, 20__.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

Wachovia Bank, National Association
401 South Tryon Street, NC1179, 12th Floor
Charlotte, NC  28288-1179

          Re:  Long Beach Mortgage Loan Trust 2002-2,
               Asset-Backed Certificates Series 2002-2

Ladies and Gentlemen:

     In connection with our disposition of the Class [__] Certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2002 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer (the "Master Servicer"), Federal National Mortgage Association, as guarantor with respect to the Class I-A Certificates and the Class I-S1 Certificates, Wachovia Bank, National Association, as trustee (the "Trustee") and Deutsche Bank National Trust Company, as trust administrator (the "Trust Administrator") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of the Class [__] Certificate, we have no knowledge that the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of the Class [__] Certificate is to impede the assessment or collection of tax.

                                           Very truly yours,

                                           TRANSFEROR


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             AVAILABLE UPON REQUEST

                                   SCHEDULE II

                              CAP PREMIUM SCHEDULES

     Group I Cap Premium for any Distribution Date equals the product of (i) 0.82%, (ii) the Group I Cap Premium Scheduled Notional Amount for such Distribution Date and (iii) the fraction the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360.

     Group II Cap Premium for any Distribution Date equals the product of (i) 0.82%, (ii) the Group II Cap Premium Scheduled Notional Amount for such Distribution Date and (iii) the fraction the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360.

                                         Group I             Group II
                                      Cap Premium          Cap Premium
                                   Scheduled Notional   Scheduled Notional
Distribution Date                        Amount                Amount
--------------------------------   ------------------   ------------------
July 2002.......................      121,942,691           85,557,309
August 2002.....................      120,916,368           84,815,765
September 2002..................      119,702,534           83,941,121
October 2002....................      118,303,157           82,934,851
November 2002...................      116,721,085           81,799,056
December 2002...................      114,959,942           80,536,413
January 2003....................      113,024,440           79,150,354
February 2003...................      110,871,320           77,613,876
March 2003......................      108,556,564           75,963,188
April 2003......................      106,087,620           74,203,674
May 2003........................      103,472,641           72,342,476
June 2003.......................      100,720,452           70,385,921
July 2003.......................       97,866,317           68,360,079
August 2003.....................       94,894,395           66,266,556
September 2003..................       91,838,949           64,132,908
October 2003....................       88,709,563           61,961,477
November 2003...................       85,516,454           59,768,123
December 2003...................       82,620,169           57,757,563
January 2004....................       79,720,597           55,755,610
February 2004...................       76,916,528           53,819,234
March 2004......................       74,202,127           51,913,701
April 2004......................       71,568,467           50,067,610
May 2004........................       69,021,569           48,233,217
June 2004.......................       64,795,199           45,405,979
July 2004.......................       60,837,092           42,753,386
August 2004.....................       57,121,425           40,259,570
September 2004..................       53,632,941           37,932,637
October 2004....................       50,357,358           35,743,480
November 2004...................       47,281,306           33,714,363
December 2004...................       45,461,744           32,447,449
January 2005....................       43,681,062           31,207,580
February 2005...................       41,962,267           30,010,265
March 2005......................       40,279,059           28,835,774
April 2005......................       38,653,583           27,701,344
May 2005........................       37,084,698           26,604,008

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                           PMI MORTGAGE LOAN SCHEDULE

                                 NOT APPLICABLE